UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 7)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-12

                               CBC HOLDING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     5)   Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:
                                     $470.80
--------------------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:
                                 SCHEDULE 13E-3
--------------------------------------------------------------------------------
     3)   Filing Party:
                               CBC HOLDING COMPANY
--------------------------------------------------------------------------------
     4)   Date Filed:
                               SEPTEMBER 26, 2005
--------------------------------------------------------------------------------

                               CBC HOLDING COMPANY
                             102 West Roanoke Drive
                           Fitzgerald, Georgia  31750
                                 (229) 423-4321

                              [____________], 2007

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders, which will be held at the Charles Harris Learning Center at East Central Technical College, located at 667 Perry House Road, Fitzgerald, Georgia 31750, on [__________, ____________], 2007, at [__:__] p.m. I hope that you will be able to attend the meeting, and I look forward to seeing you.

     At the meeting, shareholders will vote on two proposed amendments to CBC Holding Company's articles of incorporation (collectively, the "Articles of Amendment") and elect directors to serve for a one-year term. The Articles of Amendment will modify Article 4 of CBC Holding Company's articles of incorporation by authorizing us to issue up to 2,000,000 shares of preferred stock and will add a new Article 12 to CBC Holding Company's articles of incorporation that will provide for the reclassification of shares (the "Reclassification") of our common stock held by shareholders who are the record holders of fewer than 560 shares of common stock into shares of Series A Preferred Stock, on the basis of one share of Series A Preferred Stock for each share of common stock held by such shareholders. Shareholders receiving Series A Preferred Stock in the Reclassification will receive no additional consideration for their common shares. All other shares of common stock will remain outstanding and will be unaffected by the Reclassification.

     Generally, the Series A Preferred Stock pays dividends in an amount not less than 110% of that paid to common shareholders prior to the receipt of dividends by the holders of common stock, has a liquidation preference compared to our common stock, and participates equally and votes with the common stock in a sale or change in control of CBC Holding Company; however, the Series A Preferred Stock will not have voting rights with respect to any other matter subject to a vote of shareholders. Further, shareholders receiving shares of Series A Preferred Stock will receive no additional compensation, will receive securities that are less liquid than those they currently own and will lose the benefits of holding securities registered under Section 12 of the Securities Exchange Act, and the limited trading market for the Series A Preferred Stock may make it difficult or impossible to sell in a timely manner or at all. A more thorough discussion of the advantages and disadvantages of the Series A Preferred Stock can be found under the heading "Special Factors - Effects of Reclassification on Shareholders Generally - Shares Exchanged For Series A Preferred Stock" on page 24.

     The primary effect of the Reclassification will be to reduce our total number of record holders of common stock to below 300. As a result, we will terminate the registration of our common stock under federal securities laws. This transaction is known as a Rule 13e-3 going-private transaction under the Securities Exchange Act of 1934 (the "Securities Exchange Act"). The Reclassification will allow us to realize significant cost savings because we will no longer have reporting obligations under the Securities Exchange Act and will avoid annual costs relating to compliance with Section 404 of the Sarbanes-Oxley Act beginning in fiscal 2007. The Reclassification plan is likely to decrease the administrative expense incurred in servicing a large number of shareholders who own relatively small numbers of shares. We expect that the effective time of the Reclassification will be on or before [__________], 2007, but it cannot occur until we receive shareholder approval of the Articles of Amendment.

     Our principal reasons for effecting the Reclassification are the estimated direct and indirect cost savings of approximately $74,000 per year, plus an additional $66,000 in annual costs relating to compliance with Section 404 of the Sarbanes-Oxley Act beginning in fiscal 2007, that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act. We also believe that while our shareholders will lose the benefits of holding registered stock, resulting in the reduction in the amount of publicly available information about CBC Holding Company and the elimination of certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, these benefits are outweighed by the costs relating to the registration of our common stock. These costs and benefits are described in more detail in the enclosed proxy statement.

     We plan to effect the Reclassification by filing the Articles of Amendment as soon as possible after we obtain shareholder approval to do so. The date on which we file the Articles of Amendment will also serve as the record date for determining the ownership of shares for purposes of the Reclassification.

     In order to avoid receiving shares of Series A Preferred Stock in the Reclassification, a shareholder of record who holds fewer than 560 shares of common stock may place his or her shares into "street name" with a broker holding at least 559 shares of our common stock in such accounts and thereby avoid reclassification of his or her shares. See "Summary Term Sheet - Avoiding Reclassification by Consolidation or "Street Name" Ownership" on page 9 for more information.

     The board of directors has established [__________], 2007 as the record date for determining shareholders who are entitled to notice of, and to vote at, the annual meeting. We enclose the following materials relating to the annual meeting:

     -    Official notice of the meeting;
     -    Proxy statement describing the matters to be voted on at the meeting;
          and
     -    Proxy card for voting at the meeting.

     The Reclassification cannot be completed unless the Articles of Amendment are approved by the holders of a majority of the outstanding shares of CBC Holding Company. The directors and executive officers of CBC Holding Company, directly or indirectly, own 34.2% of the outstanding shares and they have committed to vote these shares in favor of the Reclassification. Each director and executive officer of CBC Holding Company will retain his shares of common stock in the Reclassification.

     Each of CBC Holding Company's shareholders, whether or not he or she will receive Series A Preferred Stock in the Reclassification, is entitled to statutory dissenters' rights. If the shareholders of CBC Holding Company approve the Reclassification, shareholders who elect to dissent are entitled to receive the "fair value" of their shares of common stock if they comply with the provisions of Article 13 of the Georgia Business Corporation Code regarding the rights of dissenting shareholders. We have attached a copy of Article 13 of the Georgia Business Corporation Code as Appendix B to the accompanying proxy
                                     ----------
statement.

     Whether or not you plan to attend the annual meeting, please complete, sign and date the proxy card and return it to CBC Holding Company in the envelope provided on or before [____________], 2007. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card.

     PLEASE DIRECT ANY QUESTIONS YOU HAVE REGARDING THE RECLASSIFICATION TO BUCK ANDERSON OR ME AT (229) 423-4321. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE RECLASSIFICATION.

                                     Sincerely,



                                     George M. Ray
                                     President, Chief Executive Officer,
                                     and Chief Financial Officer

                              CBC HOLDING COMPANY
                             102 West Roanoke Drive
                            Fitzgerald, Georgia 31750
                                 (229) 423-4321

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD [____________], 2007

     The annual meeting of shareholders of CBC Holding Company will be held on [__________, ____________], 2007 at [_____] p.m. at the Charles Harris Learning
Center at East Central Technical College, located at 667 Perry House Road, Fitzgerald, Georgia 31750, for the following purposes:

     (1) to vote on an amendment to our articles of incorporation creating a new class of capital stock to be entitled "Series A Preferred Stock," with the terms described in Appendix A to the enclosed proxy
                                      ----------
          statement;

     (2) to vote on an amendment to our articles of incorporation providing for a stock reclassification pursuant to which shareholders with fewer than 560 shares of common stock will receive one share of Series A Preferred Stock for each share of common stock held by such shareholder;

     (3) to elect twelve (12) persons to serve as directors of CBC Holding Company;

     (4) to vote on the adjournment of the annual meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies or attendance at the meeting; and

     (5) to transact any other business as may properly come before the meeting or any adjournment of the meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ABOVE PROPOSALS.

     Each of CBC Holding Company's shareholders, regardless of the number of shares he or she owns, is entitled to statutory dissenters' rights. If the shareholders of CBC Holding Company approve the amendment effecting the reclassification of a portion of our outstanding common stock, shareholders who elect to dissent are entitled to receive the "fair value" of their shares of common stock if they comply with the provisions of Article 13 of the Georgia Business Corporation Code regarding the rights of dissenting shareholders. We have attached a copy of Article 13 of the Georgia Business Corporation Code as Appendix B to the accompanying proxy statement.
----------

     The board of directors has set the close of business on [____________], 2007, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed form of proxy as soon as possible. Promptly returning your form of proxy will help ensure the greatest number of shareholders are present whether in person or by proxy.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

                                   By Order of the Board of Directors,


                                   George M. Ray
[____________], 2007               President, Chief Executive Officer,
                                   and Chief Financial Officer

                               CBC HOLDING COMPANY
                             102 West Roanoke Drive
                           Fitzgerald, Georgia  31750
                                 (229) 423-4321

--------------------------------------------------------------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON [____________], 2007

--------------------------------------------------------------------------------


     The board of directors of CBC Holding Company is furnishing this proxy statement in connection with its solicitation of proxies for use at its annual meeting of shareholders. At the annual meeting, shareholders will be asked to vote on two proposed amendments to CBC Holding Company's articles of incorporation (collectively, the "Articles of Amendment") providing for the creation of a new class of preferred stock entitled "Series A Preferred Stock" and the reclassification of certain shares of CBC Holding Company common stock into Series A Preferred Stock and to elect directors to serve a one-year term. Because each proposed amendment will be effected only if both amendments are approved, we are referring to the transactions contemplated by each of the amendments collectively as the "Reclassification." Because Securities and Exchange Commission ("SEC") rules classify the reclassification as a "Rule 13e-3 transaction," we will sometimes use that term in referring to this transaction.

     The Reclassification is designed to reduce the number of CBC Holding Company common shareholders of record to below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended. The board of directors has determined that it is in the best interests of CBC Holding Company and its shareholders to effect the Reclassification because CBC Holding Company will realize significant cost savings as a result of the termination of its reporting obligations under the Securities Exchange Act, including avoiding annual costs relating to compliance with Section 404 of the Sarbanes-Oxley Act beginning in fiscal 2007. The board of directors believes these cost savings and the other benefits of deregistration described in this proxy statement outweigh the loss of the benefits of registration to our shareholders including a reduction in publicly available information about CBC Holding Company and the elimination of certain corporate governance safeguards resulting from the Sarbanes-Oxley Act.
Following the Reclassification, CBC Holding Company will not attempt to control transfers of its common stock or the Series A Preferred Stock; therefore, it is possible that in the future CBC Holding Company would again have 300 holders of its common stock, requiring re-registration with the Securities and Exchange Commission.

     In the Reclassification, shareholders who are the record holders of fewer than 560 shares of CBC Holding Company common stock will receive one share of CBC Holding Company Series A Preferred Stock for each share of common stock they own on the date we file the Articles of Amendment with the Georgia Secretary of State, which we anticipate will be shortly after the annual meeting. We will refer to this filing date as the "effective date of the Reclassification." No cash will be paid to shareholders as consideration for their shares - only Series A Preferred Stock will be issued. All other shares of common stock will remain outstanding and will be unaffected by the Reclassification.

     The Series A Preferred Stock has limited voting rights, dividend and liquidation rights and preferences generally equal to or in excess of similar rights and preferences of our common stock, and participates equally with the common stock on a sale or change in control of CBC Holding Company. See "Terms of the Series A Preferred Stock to be Issued in the Reclassification" for a detailed description of these features.

     As a result of the Reclassification, shareholders receiving shares of Series A Preferred Stock will receive no additional compensation, will lose their ability to vote on any matter other than a transaction which would result in a change in control of CBC Holding Company, will receive securities that are less liquid than those they currently own and will lose the benefits of holding securities registered under Section 12 of the Securities Exchange Act.

     This proxy statement provides you with detailed information about the proposed reclassification. We encourage you to read this entire document carefully.

     The board of directors has determined that the Rule 13e-3 transaction is fair to our unaffiliated shareholders and has approved the Articles of Amendment. The transaction cannot be completed, however, unless the proposed amendment is approved by a majority of the votes entitled to be cast on the proposal. Our current directors and executive officers beneficially own approximately 34.2% of our outstanding shares of common stock and have indicated that they intend to vote their shares in favor of the Reclassification.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE RECLASSIFICATION OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HAS DETERMINED IF THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THE RECLASSIFICATION OR THE TRANSACTIONS CONTEMPLATED THEREBY, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE DATE OF THIS PROXY STATEMENT IS [____________], 2007.

      WE FIRST MAILED THIS PROXY STATEMENT TO OUR SHAREHOLDERS ON OR ABOUT
                              [____________], 2007.

                                IMPORTANT NOTICES

     Our common stock is not a deposit or bank account and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement. You should not rely on any other information. The information contained in this proxy statement is correct only as of the date of this proxy statement, regardless of the date it is delivered or when the Reclassification is effected.

     We will update this proxy statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

     We make forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or our performance after the Reclassification is accomplished. When we use words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include:

     (1) changes in economic conditions, both nationally and in our primary market area;

     (2) changes in governmental monetary and fiscal policies, as well as legislative and regulatory changes;

     (3) the effect of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements;

     (4) the effects of competition from other financial service providers operating in our primary market area and elsewhere; and

     (5) the failure of assumptions underlying the establishment of reserves for possible loan losses and estimations of values of collateral and various financial assets and liabilities.

     The words "we," "our," and "us" as used in this proxy statement, refer to CBC Holding Company and its wholly-owned subsidiaries, collectively, unless the context indicates otherwise.

     You should not construe the contents of this proxy statement or any communication from CBC Holding Company, whether written or oral, as legal, tax, accounting or other expert advice. You should consult with your own counsel, accountant or other professional advisor as to all matters concerning an investment in shares of CBC Holding Company common stock.

                                 TABLE OF CONTENTS


                                                                               PAGE
INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS. . . . . . . . . . .     3
  TIME AND PLACE OF MEETING . . . . . . . . . . . . . . . . . . . . . . . . .     3
  RECORD DATE AND MAILING DATE. . . . . . . . . . . . . . . . . . . . . . . .     3
  NUMBER OF SHARES OUTSTANDING. . . . . . . . . . . . . . . . . . . . . . . .     3
  PURPOSE OF THE ANNUAL MEETING . . . . . . . . . . . . . . . . . . . . . . .     3
  ANNUAL REPORT AND OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . .     3
  PROPOSALS TO BE CONSIDERED. . . . . . . . . . . . . . . . . . . . . . . . .     4
  VOTING AT THE ANNUAL MEETING. . . . . . . . . . . . . . . . . . . . . . . .     4
  DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  PROCEDURES FOR VOTING BY PROXY. . . . . . . . . . . . . . . . . . . . . . .     5
  REQUIREMENTS FOR SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . . . . .     5
  SOLICITATION OF PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . .     6

SUMMARY TERM SHEET. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

QUESTIONS AND ANSWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

SPECIAL FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
  PURPOSE OF THE RECLASSIFICATION . . . . . . . . . . . . . . . . . . . . . .    17
  ALTERNATIVES CONSIDERED BY THE BOARD OF DIRECTORS . . . . . . . . . . . . .    17
  BACKGROUND OF THE RECLASSIFICATION. . . . . . . . . . . . . . . . . . . . .    18
  REASONS FOR THE RECLASSIFICATION. . . . . . . . . . . . . . . . . . . . . .    20
  POTENTIAL DISADVANTAGES OF THE RECLASSIFICATION . . . . . . . . . . . . . .    21
  EFFECTS OF THE RECLASSIFICATION ON CBC HOLDING COMPANY. . . . . . . . . . .    22
  EFFECTS OF THE RECLASSIFICATION ON SHAREHOLDERS GENERALLY . . . . . . . . .    24
  EFFECTS OF THE RECLASSIFICATION ON UNAFFILIATED SHAREHOLDERS. . . . . . . .    26
  EFFECTS OF THE RECLASSIFICATION ON AFFILIATES . . . . . . . . . . . . . . .    27
  BENEFITS OF CBC HOLDING COMPANY TO THE COMMUNITY. . . . . . . . . . . . . .    28
  FEDERAL INCOME TAX CONSEQUENCES OF THE RECLASSIFICATION . . . . . . . . . .    28
  PRO FORMA EFFECT OF THE RECLASSIFICATION. . . . . . . . . . . . . . . . . .    31
  SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA (UNAUDITED). . . . . . . . .    31
  RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE RECLASSIFICATION.    32
  DETERMINATION OF FAIRNESS BY CBC HOLDING COMPANY AFFILIATES . . . . . . . .    38
  SOURCE OF FUNDS AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . . .    38

PROPOSAL 1:  APPROVAL OF THE SERIES A PREFERRED STOCK . . . . . . . . . . . .    39
  TERMS OF THE SERIES A PREFERRED STOCK TO BE ISSUED IN THE RECLASSIFICATION.    39

PROPOSAL 2:  APPROVAL OF THE RECLASSIFICATION OF SHARES . . . . . . . . . . .    40

DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42

INFORMATION ABOUT CBC HOLDING COMPANY AND ITS AFFILIATES. . . . . . . . . . .    46
  DIRECTORS AND EXECUTIVE OFFICERS. . . . . . . . . . . . . . . . . . . . . .    46
  STOCK OWNERSHIP BY AFFILIATES . . . . . . . . . . . . . . . . . . . . . . .    47
  RECENT AFFILIATE TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . .    49
  MARKET FOR COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . .    49
  DESCRIPTION OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . .    49
  TERMS OF THE SERIES A PREFERRED STOCK TO BE ISSUED IN THE RECLASSIFICATION.    50
  DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
  LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
  ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .    52

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA . . . . . . . . . . . . . . .    53

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION. . . . . . . . . . . . . . . . .    54

NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS. . . . . . . . . . . . .    57

PROPOSAL 3:  ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . .    59

                                        i

***

APPENDIX A  TERMS OF THE SERIES A PREFERRED STOCK . . . . . . . . . . . . . .   A-1

APPENDIX B  EXCERPTS FROM THE GEORGIA BUSINESS CORPORATION CODE . . . . . . .   B-1

APPENDIX C  FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND
            ANALYSIS FOR THE YEAR ENDED DECEMBER 31, 2006 . . . . . . . . . .   C-1

                            INFORMATION REGARDING THE
                         ANNUAL MEETING OF SHAREHOLDERS


TIME AND PLACE OF MEETING

     We are soliciting proxies through this proxy statement for use at the annual meeting of CBC Holding Company shareholders. The annual meeting will be held at [__:__] p.m. on [__________, ___________], 2007 at the Charles Harris
Learning Center at East Central Technical College, 667 Perry House Road, Fitzgerald, Georgia 31750.

RECORD DATE AND MAILING DATE

     The close of business on [____________], 2007 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed the proxy statement and the accompanying form of proxy to shareholders on or about [____________], 2007.

NUMBER OF SHARES OUTSTANDING

     At the close of business on the record date, CBC Holding Company had 10,000,000 shares of common stock, $1.00 par value, authorized, of which 731,904 shares were issued and outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

PURPOSE OF THE ANNUAL MEETING

     The purpose of the meeting is for shareholders to vote on the Articles of Amendment which provide for the reclassification of each share of CBC Holding Company common stock held by record holders of fewer than 560 shares into one share of Series A Preferred Stock and to elect directors to serve a one-year term. After the effective time of the Reclassification, we will terminate the registration of our common stock under the Securities Exchange Act. Shareholders will also vote on the election of directors and on a proposal to allow the annual meeting to be adjourned to another time and date in the event such action is necessary for the board of directors to solicit additional proxies or attendance at the meeting.

ANNUAL REPORT AND OTHER MATTERS

     The 2006 Annual Report to Shareholders, which is included with this proxy statement, contains financial and other information about our activities, but is not incorporated into this proxy statement and is not to be considered as part of these proxy soliciting materials. The information contained in the "Audit Committee Report" below shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 17 of the Securities and Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Act of 1934.

     We will provide upon written request, without charge, to each shareholder of record as of the record date, a copy of our annual report on Form 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission. Any exhibits listed in the Form 10-KSB report also will be furnished upon written request at the actual expenses we incur in furnishing such exhibits. Any such requests should be directed to George M. Ray, our chief executive officer, at the address set forth at the beginning of this proxy statement.

PROPOSALS TO BE CONSIDERED

     Shareholders will be asked to vote on the following proposals:

     - an amendment to our articles of incorporation creating a new class of capital stock to be entitled "Series A Preferred Stock," with the terms described in Appendix A;
                             ----------

     - an amendment to our articles of incorporation providing for a stock reclassification pursuant to which shareholders with fewer than 560 shares of common stock will receive one share of Series A Preferred Stock for each share of common stock held by such shareholder;

     - the election of twelve (12) persons to serve as directors of CBC Holding Company for a one-year term;

     - the adjournment of the annual meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies or attendance at the meeting; and

     - any other business as may properly come before the meeting or any adjournment of the meeting.

     The Articles of Amendment are attached as Appendix A.
                                               ----------

VOTING AT THE ANNUAL MEETING

     The Articles of Amendment must be approved by the affirmative vote of a majority of the outstanding shares of CBC Holding Company entitled to vote on the Articles of Amendment. As of the record date, CBC Holding Company's directors and executive officers owned, directly or indirectly, 250,569 shares, or 34.2%, of the 731,904 outstanding shares. Each of the directors and executive officers has indicated that he intends to vote his shares in favor of the Reclassification. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
                                                                ---
THE RECLASSIFICATION.

     To be elected, a director nominee must receive more votes for than against his or her election as a director. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                                                                             ---
APPROVAL OF EACH DIRECTOR NOMINEE.

     The adjournment of the annual meeting must be approved by a majority of the shares represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                                                                             ---
APPROVAL OF THE POTENTIAL ADJOURNMENT.

DISSENTERS' RIGHTS

     All shareholders of CBC Holding Company, whether or not they will receive Series A Preferred Stock in the Reclassification, are entitled to dissent from the amendment effecting the reclassification of a portion of our outstanding common stock. If you dissent from the reclassification amendment, you are entitled to the statutory rights and remedies of dissenting shareholders provided in Article 13 of the Georgia Business Corporation Code as long as you comply with the procedures of Article 13. Article 13 provides that a dissenting shareholder is entitled to receive cash in an amount equal to the "fair value" of his or her shares. We have included a copy of Article 13 of the Georgia Business Corporation Code in Appendix B to this proxy statement and a summary of
                             ----------
Article 13 under "Dissenters' Rights" beginning on page 42.

     TO PERFECT DISSENTERS' RIGHTS, YOU MUST COMPLY WITH ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE, WHICH REQUIRES, AMONG OTHER THINGS, THAT YOU GIVE CBC HOLDING COMPANY NOTICE OF YOUR INTENT TO DISSENT FROM THE AMENDMENT RECLASSIFYING A PORTION OF OUR OUTSTANDING COMMON STOCK PRIOR TO THE VOTE OF THE SHAREHOLDERS AT THE MEETING AND THAT YOU NOT VOTE YOUR SHARES IN FAVOR OF THE RECLASSIFICATION AMENDMENT. NOTICE OF INTENT TO DISSENT FROM THE RECLASSIFICATION AMENDMENT SHOULD BE SENT TO: CBC HOLDING COMPANY, 102 WEST ROANOKE DRIVE, FITZGERALD, GEORGIA 31750, ATTN: GEORGE M. RAY. ANY SHAREHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH HIS OR HER SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE RECLASSIFICATION AMENDMENT AND WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS. FAILURE TO VOTE AGAINST THE RECLASSIFICATION AMENDMENT WILL NOT RESULT IN A WAIVER OF YOUR RIGHT TO DISSENT. FURTHERMORE, VOTING AGAINST THE RECLASSIFICATION AMENDMENT WILL NOT SATISFY THE REQUIREMENT THAT YOU PROVIDE CBC HOLDING COMPANY NOTICE OF YOUR INTENT TO DISSENT FROM THE RECLASSIFICATION AMENDMENT.

PROCEDURES FOR VOTING BY PROXY

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the approval of the Reclassification, FOR the election of the nominated directors, FOR the adjournment proposal and, in the best judgment of the persons appointed as proxies, on all other matters properly brought before the meeting.

     You can revoke your proxy at any time before it is voted by delivering to George Ray, President, Chief Executive Officer and Chief Financial Officer of CBC Holding Company, at the main office of CBC Holding Company, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the meeting and voting in person.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

     A quorum will be present at the meeting if a majority of the outstanding shares of CBC Holding Company common stock are represented in person or by valid proxy. Based on the 731,904 shares outstanding as of the record date, a quorum will consist of 365,953 shares represented either in person or by proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

     Approval of the proposed amendments to the articles of incorporation requires the affirmative vote of a majority of the outstanding shares entitled to be cast on the proposals. CBC Holding Company's directors and executive officers have the power to vote 250,569 shares, representing approximately 34.2% of the 731,904 outstanding. Every director and executive officer has indicated that he intends to vote his shares in favor of each of the proposed amendments to the articles of incorporation.

     To be elected, a director nominee must receive more votes for than against his or her election as a director. As a result, if you withhold your vote as to one or more nominees, it will have the effect of a vote against the election of the withheld nominee(s). Approval of the adjournment proposal and any other matter that may properly be brought before the annual meeting requires the affirmative vote of a majority of the outstanding shares represented at the meeting.

     ABSTENTIONS. Although abstentions do not count as votes in favor of or against a proposal, a shareholder who is present in person or by proxy at the annual meeting but abstains from voting on any or all proposals will be included in the number of shareholders counted for the purpose of determining the presence of a quorum.

     BROKER NON-VOTES. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposal but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

     Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

SOLICITATION OF PROXIES

     Proxies are being solicited by CBC Holding Company, and CBC Holding Company pays all costs for such solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone or fax. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process. CBC Holding Company will file with the Securities and Exchange Commission all written soliciting materials, including scripts and outlines used to solicit proxies by telephone.

                               SUMMARY TERM SHEET


     The following is a summary of the material terms of the Reclassification. We urge you, however, to review the entire proxy statement and accompanying materials carefully.

     - STRUCTURE OF THE RECLASSIFICATION. The Articles of Amendment provide for the reclassification of shares of CBC Holding Company common stock into shares of Series A Preferred Stock. In the Reclassification, shareholders who are the record holders of fewer than 560 shares of CBC Holding Company common stock on the effective date of the Reclassification will receive one share of Series A Preferred Stock for each share of CBC Holding Company common stock they own on the effective date of the Reclassification. All other shares of CBC Holding Company common stock will remain outstanding and will be unaffected by the Reclassification. No cash will be paid to shareholders as consideration for their shares - only shares of Series A Preferred Stock will be issued.

          We selected this structure, as opposed to a transaction in which some of our shareholders would receive cash for their shares, principally because it presented a means by which all of our shareholders could retain an equity interest in CBC Holding Company while enabling us to reduce our common shareholder base to the extent necessary to permit us to terminate our registered status with the SEC.

     - SHAREHOLDER APPROVAL IS REQUIRED: The Reclassification cannot be completed unless the proposed amendments to our articles of incorporation are approved by the holders of a majority of the outstanding shares of CBC Holding Company. The directors and executive officers of CBC Holding Company, directly or indirectly, own 34.2% of the outstanding shares and they have committed to vote these shares in favor of the Reclassification. See "SPECIAL FACTORS-Recommendation of the Board of Directors; Fairness of the Reclassification."

     - TERMS OF THE SERIES A PREFERRED STOCK TO BE ISSUED IN THE RECLASSIFICATION. Upon approval of the Articles of Amendment, our articles of incorporation will designate two million shares of our authorized stock as Series A Preferred Stock. The terms of the Series A Preferred Stock are set forth in Appendix A and principally provide
                                             ----------
          as follows:

          - Rank: The Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of CBC Holding Company. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of stock and equity securities designated by the board of directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by CBC Holding Company, including notes and debentures. The Series A Preferred Stock will not be junior to any indebtedness or other issuances of stock at the time it is issued.

          - Voting Rights: Unlike the common stock, the Series A Preferred Stock will not have voting rights except under very limited circumstances. Except as provided by law, holders of Series A Preferred Stock are entitled to vote only upon proposals for a consolidation or merger of CBC Holding Company, a share exchange, or a sale, lease, exchange or transfer of all or substantially all of CBC Holding Company's assets (a "Change in Control") and upon which holders of our common stock are entitled to vote. For those matters on which holders of Series A Preferred Stock are entitled to vote, such holders have the right to one vote for each share held, and are entitled to receive notice of any shareholders' meeting held to act upon such matters in accordance with the bylaws of CBC Holding Company. When voting on a proposed Change in Control, the holders of Series A Preferred Stock vote together with the holders of common stock and not as a separate class.

          - Dividend Rights: Holders of Series A Preferred Stock are entitled to a 10% preference in the distribution of dividends (whether in the form of cash or stock), when and if declared and paid by CBC Holding Company, so that holders of the Series A Preferred Stock are entitled to receive dividends in an amount not less than 110% of that paid to common shareholders prior to the receipt of dividends by the holders of common stock. Although CBC Holding Company has historically paid dividends and intends to continue to do so in the future, it is not required to do so and has the right to waive the declaration or payment of dividends. During the past two years, CBC Holding Company paid dividends in the amount of $0.10 per share in 2004, $0.17 per share in 2005 and $0.10 per share in 2006. Any dividends waived will not accumulate to future periods and will not represent a contingent liability of CBC Holding Company.

          - Conversion Rights: The shares of Series A Preferred Stock automatically convert to shares of common stock immediately prior to a Change in Control, with each share of Series A Preferred Stock being convertible into one share of common stock, subject to antidilution adjustment.

          - Liquidation Rights: Holders of Series A Preferred Stock are entitled to a preference in the distribution of assets of CBC Holding Company in the event of any liquidation, dissolution or winding-up of CBC Holding Company, whether voluntary or involuntary, equal to the greater of the book value per share, the amount per share to be paid to common shareholders, or $15.26 per share.

          - Perpetual Stock: The Series A Preferred Stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

          - Preemptive Rights: Holders of Series A Preferred Stock do not have any preemptive rights to purchase any additional shares of Series A Preferred Stock or shares of any other class of capital stock of CBC Holding Company that may be issued in the future.

          - Antidilution Adjustments: If the number of our outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of CBC Holding Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares, or stock dividend, an appropriate adjustment shall be made by the board of directors in the number and relative terms of the Series A Preferred Stock.

          - Redemption Rights and Ability to be Called: Holders of Series A Preferred Stock have no right to require that CBC Holding Company redeem their shares. Further, the Series A Preferred Stock is not callable by the Company.

     See page 39 for more information regarding the terms of the Series A Preferred Stock.

     - SERIES A PREFERRED STOCK ISSUED IN RELIANCE ON EXEMPTION FROM REGISTRATION. We are issuing the shares of Series A Preferred Stock without registration under the Securities Act of 1933 in reliance on an exemption under Section 3(a)(9) of the Securities Act for the exchange by a company of any security with its existing shareholders exclusively, where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange. We believe that exemption is available to the Reclassification because we are only issuing the Series A Preferred Stock to our holders of common stock, and to no other persons or entities. Further, we are not paying any commission or other remuneration for soliciting the exchange.

     - DETERMINATION OF SHARES "HELD OF RECORD." Because SEC rules require that we count "record holders" for purposes of determining our reporting obligations, the Reclassification is based on shares held of record without regard to the ultimate control of the shares. A shareholder "of record" is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates individually; as a joint tenant with someone else; as trustee; and in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Shares held by a broker in "street name" on a shareholder's behalf are held of record by the broker even if the share certificates are issued in the name of Cede & Co. as custodian for those shares.

     - AVOIDING RECLASSIFICATION BY CONSOLIDATION OR "STREET NAME" OWNERSHIP. In view of the SEC's shareholder-counting rules described above, a single shareholder with 560 or more shares held in various accounts could receive Series A Preferred Stock in the Reclassification for all of his or her shares if those accounts individually hold fewer than 560 shares on the effective date of the Reclassification. To avoid this, the shareholder may either consolidate his or her ownership into a single form of ownership representing 560 or more shares or acquire additional shares in the market prior to the effective date of the Reclassification. Alternatively, a shareholder of record who holds fewer than 560 shares of common stock may place his or her shares into "street name" with a broker holding at least 559 shares of our common stock in such accounts and thereby avoid reclassification of his or her shares. Edward Jones, Citigroup Global Markets, Banc of America, Bear Stearns, First Clearing Corp., Linsco/Private Ledger Corp., Pershing LLC and Raymond James are brokers that currently hold at least 559 shares of our common stock. To ensure that the record ownership of the shares will be reflected appropriately on our transfer agent's records on the effective date of the Reclassification, shareholders should initiate any transfers of their shares at least three business days prior to the annual meeting, as we intend to effect the Reclassification promptly thereafter and it will take into account only those transfers that have settled by the effective date.

     -    EFFECTS OF THE RECLASSIFICATION. As a result of the Reclassification:

          - Our number of common shareholders of record, measured as of December 31, 2006, will be reduced from approximately 624 to approximately 187, and the number of outstanding shares of our common stock will decrease from 731,904 to approximately 625,299, resulting in a decrease in the number of shares of our common stock that will be available for purchase and sale in the market. See page 21.

          - We estimate that approximately 106,605 shares of Series A Preferred Stock will be issued to approximately 437 shareholders of record in connection with the Reclassification. See page 21.

          - We will be entitled to terminate the registration of our common stock under the Securities Exchange Act, which will mean that we will no longer be required to file reports with the SEC or be classified as a public company. This will greatly reduce the amount of information that is publicly available about CBC Holding Company and will eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirement for an audited report of our internal controls and disclosure requirements relating to our audit committee composition, code of ethics and director nomination process. See page 22.

          - Additionally, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of
               Section 16, and information about their compensation and stock ownership will not be publicly available. See page 25.

          - We will eliminate the direct and indirect costs and expenses associated with our registration under the Securities Exchange Act, which we estimate will be approximately $210,000 the first year, plus an additional $140,000 each subsequent year as a result of the deregistration of our common stock under the Securities Exchange Act and the anticipated decrease in expenses related to servicing a relatively large number of shareholders holding small positions in our common stock. See page 19.

          - We estimate that professional fees and other expenses related to the Reclassification will be approximately $103,600, which we intend to pay with existing working capital.

          - Our actual earnings will not change, but the presentation of earnings will change based on accounting treatment of the Reclassification. Basic earnings per share on a pro forma basis will decrease from $1.34 per share to $1.32 per share for the year ended December 31, 2006. Basic earnings per share of the Series A Preferred Stock would be $1.45 for the year ended December 31, 2006 due to the dividend preference of the Series A Preferred Stock. Pro forma diluted earnings per share would be the same as basic earnings per share because the Series A Preferred Stock is not considered contingently issuable under Statement of Financial Accounting Standards No. 128 ("SFAS 128") and no other dilutive securities exist.

          - Our actual book value will not change, but the presentation of book value will change based on accounting treatment of the Reclassification. Book value per common equivalent share, which includes the Series A Preferred Stock, will decrease on a pro forma basis from $15.61 to $15.47 as of December 31, 2006.

          - The percentage ownership of CBC Holding Company common stock beneficially owned by our executive officers and directors as a group will increase from approximately 34.2% to 40.1%. We do not anticipate that any of our executive officers or directors will receive Series A Preferred Stock in the Reclassification. See page 46.

          - The decrease in the number of shares of common stock outstanding, and the relatively small number of shares of Series A Preferred Stock that will be outstanding after the Reclassification, will further reduce the already limited liquidity of our common stock.

          - As a result of the Reclassification, shareholders receiving shares of Series A Preferred Stock will receive no additional compensation, will lose their ability to vote on any matter other than a transaction which would result in a change in control of CBC Holding Company, will receive securities that are less liquid than those they currently own, and will lose the benefits of holding securities registered under Section 12 of the Securities Exchange Act. The limited trading market for the Series A Preferred Stock may make it difficult or impossible to sell the shares in a timely manner or at all.

     A more detailed description of these effects and the effects of the Reclassification on our affiliates and shareholders generally, including those receiving Series A Preferred Stock and those retaining common stock, begins on page 23.

     - REASONS FOR RECLASSIFICATION. Our principal reasons for effecting the Reclassification are:

          - The direct and indirect cost savings of approximately $210,000 the first year, and $140,000 each subsequent year in annual costs relating to compliance with Section 404 of the Sarbanes-Oxley Act beginning in fiscal 2007, that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act, together with the anticipated decrease in expenses relating to servicing a relatively large number of shareholders holding small positions in our common stock;

          - Our belief that our shareholders have not benefited proportionately from the costs relating to the registration of our common stock, principally as a result of the thin trading market for our stock; and

          - We have structured this Rule 13e-3 transaction as a reclassification because unlike a cash-out merger or reverse stock split, a reclassification (1) will allow all shareholders to maintain an equity interest in CBC Holding Company, (2) will not require CBC Holding Company to finance the purchase of any shares, and (3) will not require the approval of the FDIC or the Georgia Department of Banking and Finance. In order to create two separate classes of stock under the Securities Exchange Act, our board of directors determined that the Series A Preferred Stock would not have voting rights other than with respect to a transaction that would result in a change in control of CBC Holding Company.

          -    See page 16 for more detailed information.

     - FAIRNESS OF THE RECLASSIFICATION. Each of the "filing persons" for CBC Holding Company - Sidney S. (Buck) Anderson, James Thomas Casper III, Charles A. (Pete) Clarke Sr., John T. Croley Jr., A.B.C. Dorminy III, John S. Dunn, Lee Phillip Liles, Steven L. Mitchell, James A. Parrott II, George M. Ray, Hulin Reeves Jr., Robert E. Sherrell, John Edward Smith III, and Wyndall L. Walters - believe the Rule 13e-3 transaction is fair to all of CBC Holding Company's shareholders, including unaffiliated shareholders who will receive shares of Series A Preferred Stock in the transaction and unaffiliated shareholders whose shares of CBC Holding Company common stock will remain outstanding after the transaction.

          Because of the positions held by the filing persons within CBC Holding Company, each is deemed to be engaged in the Rule 13e-3 transaction and has a conflict of interest with respect to the transaction because he or she is in a position to structure it in a way that benefits his or her interests differently from the interests of unaffiliated shareholders. At present, each of our directors is a record holder of more than 560 shares of common stock, and we anticipate that they will retain the shares of common stock they beneficially own in the transaction. After the transaction, we anticipate that our directors and executive officers, in the aggregate, will beneficially own approximately 40.1% of our outstanding common shares. See "-Stock Ownership by Affiliates" on page 46 for more information regarding stock owned by our affiliates.

          In the course of determining that the Rule 13e-3 transaction is fair to and in the best interests of our unaffiliated shareholders, including both unaffiliated shareholders who will continue to hold shares of common stock as well as those shareholders whose shares of common stock will be reclassified into shares of Series A Preferred Stock, the board of directors and each of our affiliates considered a number of positive and negative factors affecting these groups of shareholders in making their determinations. In connection with its fairness determination, the board of directors did not obtain any appraisal, independent valuation or fairness opinion of the Series A Preferred Stock or common stock because the board believes that the value of an individual share of Series A Preferred Stock is equivalent to the value of an individual share of common stock such that the actual cash value of the shares in each class is immaterial to the determination of the fairness of the Reclassification, from a financial point of view, because those values would be the same. The factors considered by the board included:

          POSITIVE FACTORS
          ----------------

          - All shareholders will continue to hold an equity interest in CBC Holding Company, and no shareholder will be forced to involuntarily liquidate his or her equity interest in CBC Holding Company;

          - Certain shareholders have the opportunity to retain their common stock or receive Series A Preferred Stock by transferring or consolidating their shares or placing them in (or removing them from) "street name" accounts as described above in "Avoiding Reclassification by Consolidation or 'Street Name' Ownership";

          - The board's belief that although the Series A Preferred Stock has substantially different rights and preferences from our common stock, the value of the Series A Preferred Stock is equivalent to our common stock. Although the Series A Preferred Stock is generally nonvoting, it will enjoy a preference on dividends, which CBC Holding Company has historically paid and plans to continue to pay in the future. The board determined subjectively and in its business judgment based on its discretionary view of the matter, that the decrease in value based on the nonvoting nature of the Series A Preferred Stock is balanced by an increase in value attributable to the increased dividend flow, particularly in view of the right of the Series A Preferred Stock to vote on a change in control of CBC Holding Company, which the board viewed as a mitigating factor with respect to the loss of voting power;

          - Because shareholders receiving Series A Preferred Stock and shareholders retaining common stock will each lose the benefits of owning securities registered under Section 12 of the Securities Exchange Act and the protections thereunder, the board does not believe that these factors will impact the relative values of the Series A Preferred Stock and the common stock;

          - The Reclassification should not be a taxable event for any shareholder.

          NEGATIVE FACTORS
          ----------------

          - Holders of Series A Preferred Stock will be entitled to vote only upon a change in control of CBC Holding Company, which generally is a business combination resulting in the transfer of a majority of the outstanding common stock, or the acquisition of all or substantially all of the CBC Holding Company's assets. Holders of Series A Preferred Stock will not be entitled to vote on the election of directors following the Reclassification;

          - Book value per common equivalent share will decrease 0.92% from $15.61 on a historical basis to $15.47 on a pro forma basis as of December 31, 2006; and

          - Basic earnings per share on a pro forma basis will decrease from $1.34 per share to $1.32 per share for the year ended December 31, 2006.

          A more detailed description of the factors considered by our board of directors when assessing the fairness of the Reclassification begins on page 17, and the effects of the Reclassification on our affiliates and shareholders generally, including those receiving Series A Preferred Stock and those retaining common stock, begins on page 21.

- CONTINUED FDIC REPORTING REQUIREMENTS. After the Reclassification, we will continue to provide quarterly detailed financial data about CBC Holding Company and Community Banking Company of Fitzgerald to the FDIC, and such information will continue to be publicly available from the FDIC.

     - EFFECTIVENESS OF THE RECLASSIFICATION. The Reclassification will not be effected unless the Articles of Amendment are approved by a majority of the votes entitled to be cast. Assuming this occurs, as shortly thereafter as is practicable, we will file the Articles of Amendment with the Georgia Secretary of State and thereby effect the Reclassification. However, notwithstanding shareholder approval, at any time prior to the effective date of the Reclassification, the board of directors may abandon the Reclassification without any further shareholder action. If at any time prior to the effective date of the Reclassification the board determines that (1) the estimated legal expenses makes the Reclassification inadvisable or (2) the number of negative votes on the Reclassification reflects a material negative reaction among a significant portion of the shareholders, the board may elect to abandon the Reclassification.

          We anticipate that the Reclassification will be effected in the [_____] quarter of 2007. We will issue a press release and file a current report on Form 8-K with the SEC in the event that the board of directors decides not to go forward with the Reclassification. See page 40 for more detailed information.

     - CONDITION AND REGULATORY APPROVALS. Aside from shareholder approval of the Articles of Amendment, the Reclassification is not subject to any conditions or regulatory approvals.

     - DISSENTERS' RIGHTS. All shareholders are entitled to dissenters' rights in connection with the proposed amendment effecting the reclassification of a portion of our common stock. If the shareholders of CBC Holding Company approve the reclassification amendment, those shareholders who elect to dissent are entitled to receive the "fair value" of their shares of common stock. To perfect dissenters' rights, you must comply with Article 13 of the Georgia Business Corporation Code, which requires, among other things, that you give CBC Holding Company notice of your intent to dissent prior to the vote of the shareholders at the meeting and that you not vote your shares in favor of the reclassification amendment. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of the reclassification amendment and will not be entitled to assert dissenters' rights. Failure to vote against the reclassification amendment will not result in a waiver of your right to dissent. Furthermore, voting against the reclassification amendment will not satisfy the requirement that you provide CBC Holding Company notice of your intent to dissent from the reclassification amendment. We have included a copy of Article 13 of the Georgia Business Corporation Code at Appendix B to this proxy statement and a summary
                              ----------
          of Article 13 under "Dissenters' Rights" beginning on page 42.

                              QUESTIONS AND ANSWERS

Q:   WHY DID YOU SEND ME THIS PROXY STATEMENT?


A: We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at the annual meeting of shareholders.

     This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We first sent this proxy statement, notice of the annual meeting and the enclosed proxy card on or about [__________], 2007 to all shareholders entitled to vote. The record date for those entitled to vote is [__________], 2007. On that date, there were 731,904 shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:   WHAT IS THE TIME AND PLACE OF THE ANNUAL MEETING?

A: The annual meeting will be held on [_________], 2007, at the Charles Harris Learning Center at East Central Technical College located at 667 Perry House Road, Fitzgerald, Georgia 31750, at [___] p.m. Eastern Time.

Q:   WHO MAY BE PRESENT AT THE ANNUAL MEETING AND WHO MAY VOTE?

A: All holders of our common stock may attend the annual meeting in person. However, only holders of our common stock of record as of [_________], 2007 may cast their votes in person or by proxy at the meeting.

Q:   WHAT IS THE VOTE REQUIRED?

A: The proposed Articles of Amendment must receive the affirmative vote of the holders of a majority of the votes entitled to be cast. If you do not vote your shares, either in person or by proxy, or if you abstain from voting on the proposal, it has the same effect as if you voted against the proposals to approve the Articles of Amendment. In addition, if your shares are held in a brokerage account and you do not instruct your broker on how to vote on the proposals, your broker will not be able to vote for you. This will have the same effect as a vote against the proposals to approve the Articles of Amendment.

     To be elected, a director nominee must receive more votes for than against his or her election as a director. As a result, if you withhold your vote as to one or more nominees, it will have the effect of a vote against the election of the withheld nominee(s). Approval of the potential adjournment and any other matter that may properly be brought before the annual meeting requires the affirmative vote of a majority of the outstanding shares represented at the meeting.

Q:   WHAT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS REGARDING THE
     PROPOSALS?

A: Our board of directors has determined that the Rule 13e-3 transaction is fair to our unaffiliated shareholders, both those retaining their common stock and those receiving Series A Preferred Stock, and that approval of the proposed amendments to our articles of incorporation is advisable and in the best interests of CBC Holding Company and each of these constituent groups. Our board of directors has therefore approved the Reclassification and recommends that you vote "FOR" approval of the proposed Articles of Amendment.

     In addition, the board of directors recommends that you vote "FOR" approval of the director nominees and "FOR" approval of the potential adjournment.

Q:   WHAT DO I NEED TO DO NOW?

A: Please sign, date, and complete your proxy card and promptly return it in the enclosed, self- addressed, prepaid envelope so that your shares can be represented at the meeting.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send by mail a written revocation or a new, later-dated, completed and signed proxy card before the meeting or attend the meeting and vote in person. You may not change your vote by facsimile or telephone.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, HOW WILL MY SHARES BE VOTED?

A: Following the directions that your broker will mail to you, you may instruct your broker how to vote your shares. If you do not provide any instructions to your broker, your shares will not be voted on the proposals to approve the Articles of Amendment.

Q: WILL MY SHARES HELD IN "STREET NAME" OR ANOTHER FORM OF RECORD OWNERSHIP BE COMBINED FOR VOTING PURPOSES WITH SHARES I HOLD OF RECORD?

A: No. Because any shares you may hold in street name will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity, and shares held in an IRA must be voted under the rules governing the account.

Q: IF I AM RECEIVING SERIES A PREFERRED STOCK IN THE RECLASSIFICATION, WHEN WILL I GET MY STOCK?

A: After the annual meeting and the closing of the transaction, we will mail you instructions on how to exchange your CBC Holding Company common stock certificate(s) for Series A Preferred Stock. After you sign the forms provided at that time and return your stock certificate(s), we will send you your Series A Preferred Stock.

Q: I DO NOT KNOW WHERE MY STOCK CERTIFICATE IS. HOW WILL I GET MY SERIES A PREFERRED STOCK?

A: The materials we will send you will include an affidavit that you will need to sign attesting to the loss of your certificate. We will require that you provide a bond to cover any potential loss to CBC Holding Company.

Q:   WILL I HAVE DISSENTERS' RIGHTS IN CONNECTION WITH THE RECLASSIFICATION?


A: Yes. Please see page 42 and Appendix B for a discussion of dissenters' rights in connection with the amendment effecting the reclassification of a portion of our common stock.

Q:   WHAT IF I HAVE QUESTIONS ABOUT THE RECLASSIFICATION OR THE VOTING PROCESS?

A: Please direct any questions about the Reclassification or the voting process to our President, Chief Executive Officer and Chief Financial Officer, George M. Ray, at our main office located at 102 Roanoke Drive, Fitzgerald, Georgia 31750, telephone (229) 423-4321.

Q: WILL THE AMOUNT OF PUBLICLY AVAILABLE INFORMATION REGARDING CBC HOLDING COMPANY BE REDUCED AS A RESULT OF THE RECLASSIFICATION?

A: Yes. In particular, as a private company, we will no longer be required to file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB or proxy statements with the SEC. The Form 10-KSB and proxy statement rules require detailed disclosures regarding executive compensation, corporate governance and management stock ownership, which are not required in our financial reports to the FDIC or our audited financial statements. Additionally, we will no longer be required to include management's discussion and analysis of our financial results in annual reports to shareholders or financial reports to the FDIC.

                                SPECIAL FACTORS


PURPOSE OF THE RECLASSIFICATION

     The primary purpose of the Reclassification is to enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act. Although we intend to keep our common and preferred shareholders informed as to our business and financial status after the Reclassification as described below, we anticipate that deregistration will enable us to save significant legal, accounting and administrative expenses relating to our public disclosure and reporting requirements under the Securities Exchange Act. As a secondary matter, the Reclassification is likely to decrease the administrative expense we incur in connection with soliciting proxies for routine annual meetings of shareholders since the Series A Preferred Stock will have limited voting rights.

     CBC Holding Company currently has approximately 624 shareholders of record, but approximately 70% of the outstanding shares are held by fewer than 241 beneficial owners. As a result, there is a limited market for CBC Holding Company's shares and the board of directors believes there is little likelihood a more active market will develop. However, since we have more than 300 shareholders of record and are registered under Section 12(g) of the Securities Exchange Act, we are required to comply with the disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act.
These requirements include preparing and filing current and periodic reports with the SEC regarding our business, financial condition, board of directors and management team, having these reports reviewed by outside counsel and independent auditors, and documenting our internal controls in preparation for an audit to be filed with the SEC. The cost of complying with these requirements is substantial, and in light of the limited trading market for CBC Holding Company's common stock, the board of directors believes CBC Holding Company receives little benefit from being registered under the Securities Exchange Act.

     Moreover, our business operations are primarily conducted through our banking subsidiary, Community Banking Company of Fitzgerald, which is required to file quarterly financial reports with the FDIC. These reports are available online at www.fdic.gov.

ALTERNATIVES CONSIDERED BY THE BOARD OF DIRECTORS

     The board of directors routinely reviews and discusses with senior management CBC Holding Company's capital levels, capital utilization and returns to shareholders. In making its determination to adopt the Articles of Amendment, the board considered other material alternatives. These alternatives were rejected because the board believed the Reclassification would be the most cost-effective manner in which to achieve its goals of improving capital utilization and shareholder value while also continuing to serve the financial needs of the communities in which it operates. The following is a description of the alternatives considered:

     ISSUER TENDER OFFER. The board of directors considered an issuer tender offer to repurchase shares of its outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. The board was uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to permit CBC Holding Company to deregister from Section 12(g), to reduce its administrative costs related to servicing shareholders who own a relatively small number of shares, and to terminate its disclosure and reporting requirements under the Securities Exchange Act. As a result, the board rejected this alternative.

     REVERSE STOCK SPLIT. The board of directors considered declaring a reverse stock split at a ratio of 1-for-551, with cash payments for resulting fractional shares. This alternative would also have the effect of reducing the number of shareholders, but would require us either to account for outstanding fractional shares after the transaction, engage in a forward stock split at the reverse split ratio, or pay cash to shareholders holding any resulting fractional shares. A reverse stock split would not have offered all shareholders an opportunity to retain an equity interest in CBC Holding Company. As a result, a reverse stock split was rejected.

     MAINTAINING STATUS QUO. The board considered maintaining the status quo. In that case, CBC Holding Company would continue to incur the significant expenses of being an SEC-reporting company without the expected commensurate benefits. Thus, the board considered maintaining the status quo not to be in the best interests of CBC Holding Company or its unaffiliated shareholders.

     The board is aware of two inquiries into purchasing or merging with Community Banking Company, but neither inquiry resulted in an offer being made to CBC Holding Company. In both instances, the conversations were preliminary in nature and did not involve discussion of any financial details. Both inquiries were reported to the executive committee of CBC Holding Company, but the committee took no action on either inquiry due to its determination that selling Community Banking Company at that time was not in the best interest of CBC Holding Company's shareholders.

BACKGROUND OF THE RECLASSIFICATION

     CBC Holding Company has filed reports under the Securities Exchange Act since 1996. These reports include annual, quarterly and current reports presenting and analyzing CBC Holding Company's business, financial condition, results of operations and management structure; ongoing reports regarding insiders' stock transactions and potential short-swing profit liability; and proxy statements disclosing information about our directors and executive officers, their compensation and our corporate governance process. Although our public reporting obligations have existed for several years, the Sarbanes-Oxley Act has added several additional reporting and procedural requirements that have become effective at various points during the past two years. As a result of the Sarbanes-Oxley Act, we have become subject to heightened compliance and documentation requirements in a variety of areas, including disclosure and internal controls, internal and external audit relationships, and the duties and qualifications of our board committees. As a result of these new requirements, our cost of compliance has increased, particularly relative to our limited personnel resources and market capitalization. We anticipate further increases resulting from the upcoming requirement under Section 404 of the Sarbanes-Oxley Act that we document, test and assess our internal control structure and that our external auditors report on management's assessment of our internal control structure. See "-Reasons for the Reclassification" for additional information about cost increases.

     As a result of the expanding requirements, the executive committee of CBC Holding Company began discussing the various strategic alternatives for improving shareholder returns and capital utilization in the second quarter of 2003. During 2003, the board determined that the costs associated with its registration with the SEC outweighed the benefit afforded by the public registration of its stock. Additionally, the board determined that the administrative costs associated with the maintenance of its large stockholder base, relative to the size of the institution, was greater than the benefit received. The executive committee discussed various methods of reducing the number of shareholders, as described above under the heading "Alternatives Considered by the Board of Directors," as well as the expenses associated with registration with the SEC at its regular monthly meetings in each of June, September, November and December of 2003. During this time CBC Holding Company consulted with legal counsel regarding these various methods of reducing its shareholder base, including a reverse stock split and a reorganization of CBC Holding Company, but the board determined not to take any action at that time.

     At a meeting of the board of directors in February 2004, the board discussed the then-recent change in regulations concerning Subchapter "S" corporations that increased the shareholder limit to 100 family groups. Representatives of Powell Goldstein LLP and Thigpen, Jones, Seaton & Co., P.C. were present at this meeting. At that meeting, the board considered a reorganization which would reduce the shareholder base, save the expenses of SEC registration requirements and administration of a large shareholder base, and enable CBC Holding Company to obtain Subchapter "S" taxation status, all of which would reduce costs and enhance the potential returns of the remaining shareholders, all the while considering the fair treatment of those shareholders which would not remain shareholders after such actions would be taken.

     During the remainder of 2004, the board gave great consideration to whether it was in the best interests of its shareholders to maintain its status quo. However, the board determined that due to the market conditions in the area and the size of the shareholder base relative to the size of CBC Holding Company, it was in the best interest of the shareholders of CBC Holding Company to seek a course of action which would provide a satisfactory return on investment to the smaller shareholders while preserving the opportunity for the larger shareholders to realize satisfactory returns on their investments as well. During 2004, CBC Holding Company began working with legal counsel to create a plan of reorganization that would accomplish each of its goals and that would be fair to all shareholders of CBC Holding Company.

     To this end, in April 2005, the board of directors authorized CBC Holding Company's president and chief executive officer to select an independent financial advisor, knowledgeable in valuing financial services companies, to provide an opinion regarding the value of CBC Holding Company's common stock. Accordingly, Southard Financial was retained to provide an opinion regarding the fair value of CBC Holding Company's common stock.

     On August 3, 2005, after considering Southard Financial's opinion, the effects of the reorganization, the tax consequences, and the pro forma effect of the reorganization, the board of directors, including those directors who are not employees of CBC Holding Company, unanimously adopted an agreement and plan of reorganization whereby shareholders who were not eligible to continue as shareholders of a Subchapter S corporation or who were not members of a qualifying family group of shareholders would receive cash for their shares in the amount of $17.80 per share. However, after several months of preparing and filing a proxy statement with the SEC for a meeting of shareholders to vote on the plan of reorganization and responding to numerous comments and requests from the SEC, our board of directors decided that it would not be practical to deregister CBC Holding Company's common stock while simultaneously reorganizing into a subchapter S corporation. Therefore, the board decided to pursue an alternative transaction which would release CBC Holding Company from its SEC reporting obligations without converting to a Subchapter S corporation.

     After reconsidering each of the alternatives mentioned above, the board of directors determined that a stock reclassification was a better alternative because it (1) would allow all shareholders to maintain an equity interest in CBC Holding Company, (2) would not require CBC Holding Company to finance the purchase of any shares, and (3) would not require approval of the Georgia Department of Banking and Finance. Accordingly, by a unanimous vote, the board approved pursuing a stock reclassification.

     At the December 20, 2006 board meeting, the board of directors unanimously approved amendments to CBC Holdings Company's articles of incorporation that, subject to shareholder approval, will authorize us to issue up to 2,000,000 shares of preferred stock with the terms described in Appendix A. These
                                                      ----------
amendments also provide for the reclassification of each share of CBC Holding Company common stock held by a shareholder who is the record holder of fewer than 560 shares into a share of the

CBC Holding Company's Series A Preferred Stock. Finally, the board approved the terms of the Series A Preferred Stock, which are described under "-Terms of the Series A Preferred Stock to be Issued in the Reclassification" on page 38, and authorized the executive officers of CBC Holding Company to file articles of amendment to our articles of incorporation to establish such series of preferred stock, if our shareholders approve of the articles of amendment authorizing preferred stock.

     Also at the December 20, 2006 board meeting, the board considered each of the factors described under "-Recommendation of the Board of Directors; Fairness of the Reclassification" on page 31. After a thorough discussion of these factors, the board, including those directors who are not employees of CBC Holding Company, determined that the Reclassification was fair, from a substantive and procedural point of view, to both our unaffiliated shareholders receiving Series A Preferred Stock in the transaction and to those retaining their shares of common stock. In reaching this conclusion, the board considered the potential benefit of liquidity to unaffiliated shareholders receiving cash for their shares in a cash-out merger, but determined that the benefit of liquidity would be diminished due to the taxable nature of a cash-out merger for shareholders receiving cash.

REASONS FOR THE RECLASSIFICATION

     As described above in "-Purpose of the Reclassification," the Reclassification will allow us to save the administrative, accounting and legal expenses incurred in complying with the disclosure and reporting requirements under the Securities Exchange Act and, secondarily, to eliminate the costs associated with servicing shareholders who own relatively small numbers of shares. We estimate that we will save over $200,000 per year in the following areas as a result of the reduction in the number of shareholders and the elimination of the registration of our common stock under the Securities Exchange Act. (This estimate includes anticipated costs related to compliance with Section 404 of the Sarbanes-Oxley Act, which would be effective for our fiscal year ending December 31, 2007.)

     We expect to save the following fees and expenses related to the preparation, review and filing of periodic reports on Form 10-KSB and Form 10-QSB and annual proxy statements:

     Legal Fees                                      $30,000
     Independent Auditor Fees                          7,000
     Edgar Conversion Costs                            5,000
     Proxy Solicitation, Printing and Mailing Costs   10,000
     Indirect Management and Staff Time               22,000
                                                     -------
                                                     $74,000

     We expect to save the following fees and expenses related to compliance with the requirements under Section 404 of the Sarbanes-Oxley Act:

                                    Initial Year of
                                       Compliance     Subsequent Years
                                    ----------------  -----------------
Consulting Fees                     $         60,000  $          20,000
Legal Fees                                    10,000             10,000
Independent Auditor Fees                      18,000              8,000
Indirect Management and Staff Time            48,000             28,000
                                    ----------------  -----------------

                                    $        136,000  $          66,000
                                    ----------------  -----------------

Total Estimated Annual Savings      $        210,000  $         140,000
                                    ================  =================

     As is noted above, we incur substantial indirect costs in management time spent in securities compliance activities. Although it is impossible to quantify these costs specifically, we estimate that our management and staff spend an average of approximately 14% of their time (equating to approximately nine days per quarter) on activities directly related to compliance with federal securities laws, such as preparing and reviewing SEC-compliant financial statements and periodic reports, maintaining and overseeing CBC Holding Company's disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders' stock ownership, and consulting with external auditors and counsel on compliance issues.

     Eliminating the registration of our common stock under the Securities Exchange Act will also:

          - significantly reduce CBC Holding Company's legal, accounting, and other compliance costs relating to the requirements of the Sarbanes-Oxley Act and the Securities Exchange Act described above; and

          - eliminate the information CBC Holding Company is required to furnish to the SEC and the public.

     In addition, there is no established trading market for CBC Holding Company common stock. Our common stock is not listed on an exchange and has historically been very thinly traded. Any trading activity, as it occurs, takes place in privately negotiated transactions. To our knowledge, our stock has traded at prices ranging from $10.00 to $13.50 per share during the past two years. We do not enjoy sufficient market liquidity to enable our shareholders to trade their shares easily. We also do not have sufficient liquidity in our common stock to enable us to use it as potential acquisition currency. As a result, we do not believe that the registration of our common stock under the Securities Exchange Act has benefited our shareholders in proportion to the costs we have incurred as a result of this registration. Please see "Description of CBC Holding Company- Market for Common Stock" on page 48 for additional information.

     We believe that even though the one-time capital cost we will incur to reclassify shares in the Reclassification represents a significant cost compared to our currently anticipated annual expense savings, we cannot predict that our compliance costs or obligations will remain stable in future years. After considering the increasing and unpredictable nature of these costs, the relative difficulty of controlling them in the face of dynamic and challenging legal requirements, and the absence of a meaningful corresponding benefit, the board determined that the capital cost of the Reclassification would serve CBC Holding Company's long-term best interests.

POTENTIAL DISADVANTAGES OF THE RECLASSIFICATION

     No organized trading market currently exists for CBC Holding Company's common stock. The market liquidity for shares of CBC Holding Company's common stock after the Reclassification will be even less than it is now because the number of shares of CBC Holding Company common stock available to be traded will decrease. A further decrease in the market liquidity for the shares of CBC Holding Company common stock may cause a decrease in the value of the shares. Conversely, however, the more limited supply of CBC Holding Company common stock could also prompt a corresponding increase in its market price assuming stable or increased demand for the stock.

     CBC Holding Company will no longer be required to file public reports of its financial condition and other aspects of its business with the SEC after the Reclassification. As a result, shareholders will have less legally mandated access to information about CBC Holding Company's business and results of operations than they had prior to the transaction. Following completion of the Reclassification, as required under Georgia law, we will deliver annual audited financial statements upon written request of a shareholder and will make such financial statements available for inspection by shareholders at CBC Holding Company's corporate office.

     In addition, the Reclassification will reduce CBC Holding Company's capital. We believe, however, that CBC Holding Company will continue to be "well capitalized" for regulatory purposes and that it will have sufficient capital to support anticipated growth.

EFFECTS OF THE RECLASSIFICATION ON CBC HOLDING COMPANY

     REDUCTION IN THE NUMBER OF SHAREHOLDERS OF RECORD AND THE NUMBER OF OUTSTANDING SHARES. Based on information as of December 20, 2006, we believe that the Reclassification will reduce our number of record shareholders from 624 to approximately 187. We estimate that approximately 106,605 shares held by approximately 437 shareholders of record will be exchanged for Series A Preferred Stock in the Reclassification. The number of outstanding shares of common stock as of [__________], 2007 will decrease from 731,904 to approximately 625,299. Accordingly, the already minimal liquidity of shares of CBC Holding Company common stock will be further reduced.

     ELIMINATION OF SECURITIES EXCHANGE ACT REGISTRATION. Our common stock is currently registered under the Securities Exchange Act. After the Reclassification, our common stock will not be registered under the Securities Exchange Act, nor will we be subject to any public reporting requirements under the Securities Exchange Act. As a result, we expect to eliminate direct and indirect costs and expenses associated with Securities Exchange Act registration, which we estimate to be over $74,000 on an annual basis.

     DECREASE IN BOOK VALUE PER COMMON EQUIVALENT SHARE. As a result of the Reclassification, our book value per common equivalent share, which includes the Series A Preferred Stock, as of December 31, 2006 will be reduced by 0.92%, from $15.61 per share on a historical basis to approximately $15.47 per share on a pro forma basis.

     REDUCED BASIC EARNINGS PER SHARE. Basic earnings per common share on a pro forma basis will decrease from $1.34 per share to $1.32 per share for the year ended December 31, 2006. Basic earnings per share of Series A Preferred Stock would be $1.45 for the year ended December 31, 2006 due to the dividend preference of the Series A Preferred Stock.

     FINANCIAL EFFECTS OF THE RECLASSIFICATION. We estimate that professional fees and other expenses related to the transaction will total approximately $103,600. We estimate these expenses will be as follows:

     SEC filing fees       $    500
     Legal fees              75,000
     Accounting fees         20,000
     Appraisal fees           2,500
     Printing costs           5,600

         Total             $103,600
                           ========

     We plan to pay these fees and expenses out of our existing working capital and do not expect that the payment of these expenses will have a material adverse effect on our capital adequacy, liquidity, results of operations, or cash flow.

     EFFECT ON MARKET FOR SHARES. Our common stock is not listed on an exchange, nor will it be listed after the Reclassification. The failure to be listed on an exchange, together with the reduction in public information concerning CBC Holding Company as a result of its not being required to file reports under the Securities Exchange Act, will adversely affect the already minimal liquidity of our common stock.

     In addition to the effects the Reclassification will have on shareholders generally, which are described in the next section, the transaction will have some additional specific effects on our executive officers and directors, each of whom may, as a result of his position, be deemed to be an affiliate of CBC Holding Company. As used in this proxy statement, the term "affiliated shareholder" means any person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with CBC Holding Company. A person "controls" CBC Holding Company if he or she has the power to direct or cause the direction of the management and policies of CBC Holding Company. The term "unaffiliated shareholder" means any shareholder of CBC Holding Company other than an affiliated shareholder.

     All of our directors and executive officers are deemed by the SEC to be "filing persons" engaged in this transaction. Each of our directors and executive officers participated in the board discussions regarding pursuing a transaction designed to allow CBC Holding Company to deregister its common stock. Each of our affiliates has a potential conflict of interest with respect to the Reclassification because he or she is in a position to structure the transaction in a way that benefits the interests of the affiliates differently than the interests of the unaffiliated shareholders.

     REDUCTION IN BOOK VALUE AND EARNINGS PER SHARE. Assuming the Reclassification had been completed as of December 31, 2006, our affiliated shareholders would experience the same reduction in book value and earnings per share as our unaffiliated shareholders who will be retaining their common shares: (i) a 0.92% decrease in book value per share from $15.61 on a historical basis to $15.47 on a pro forma basis; and (ii) a 1.44% decrease in earnings per share for the year ended December 31, 2006 from $1.34 on a historical basis to $1.32 on a pro forma basis. See "Stock Ownership by Affiliates" on page 46 for information about the number of shares of CBC Holding Company common stock held by our directors, executive officers and significant shareholders

     NO FURTHER REPORTING OBLIGATIONS UNDER THE SECURITIES EXCHANGE ACT. After the Reclassification, CBC Holding Company's common stock will no longer be registered under the Securities Exchange Act. As a result, the executive officers, directors and other affiliates of CBC Holding Company will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and stock ownership will not be publicly available.

     CONSOLIDATION OF MANAGEMENT OWNERSHIP.  As a result of the
Reclassification, we expect that the percentage of beneficial ownership of CBC Holding Company common stock held by our executive officers and directors as a group will increase from approximately 34.2% to approximately 40.1%.

     RULE 144 NOT AVAILABLE. Because CBC Holding Company's common stock will not be registered under the Securities Exchange Act after the Reclassification, executive officers and directors of CBC Holding Company may be deprived of the ability to dispose of their shares of CBC Holding Company common stock under Rule 144 under the Securities Act of 1933 which provides a "safe harbor" for resales of stock by affiliates of an issuer.

     CONDUCT OF BUSINESS AFTER THE RECLASSIFICATION. We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

     RAISING ADDITIONAL CAPITAL AND OBTAINING FINANCING AFTER THE RECLASSIFICATION. In light of the limited market for our common stock and the availability of capital from sources other than public markets, we believe the termination of our status as an SEC-registered company will not have a significant impact on any future efforts to raise additional capital. If we need to raise additional capital to support growth in the future, we have several financing alternatives that will not be affected by our status as a private company, including raising additional equity through private offerings, issuing trust preferred securities or borrowing funds from a correspondent bank.

     PLANS OR PROPOSALS. Other than as described in this proxy statement, we do not have any current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation; to sell or transfer any material amount of our assets; to change our board of directors or management; to change materially our indebtedness or capitalization; or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Reclassification and becoming a non-reporting company. Although management has neither the intention at present to enter into any of the transactions described above nor is involved with negotiations relating to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares, or any other arrangement or transaction we may deem appropriate. We will disclose the terms of such a transaction at the appropriate time upon advice of counsel if such a transaction were to occur.

EFFECTS OF THE RECLASSIFICATION ON SHAREHOLDERS GENERALLY

     The Reclassification will have the following effects on shareholders regardless of whether they are affiliated or unaffiliated shareholders. We expect, however, that no shares held by our affiliates will be reclassified to Series A Preferred Stock because none of our affiliates will likely hold fewer than 560 shares of common stock of record at the effective time of the Reclassification. The effects will vary depending on whether the shareholder receives Series A Preferred Stock for some or all of his or her shares of CBC Holding Company common stock or does not receive Series A Preferred Stock for any of his or her shares and continues to hold the same number of shares following the Reclassification. Because a shareholder may own shares in more than one capacity (for example, individually and through an individual retirement account), a shareholder may receive Series A Preferred Stock for some of his or her shares of common stock while retaining ownership of other shares of common stock following the Reclassification.

     The following sections describe the material effects that we expect to result from the Reclassification with respect to shares that are exchanged for Series A Preferred Stock and shares that are unaffected by the Reclassification. You may experience a combination of these effects if you receive Series A Preferred Stock for some of your shares while retaining ownership of other shares of common stock. The effects described below assume that 106,605 shares are exchanged for Series A Preferred Stock in the Reclassification.

     SHARES EXCHANGED FOR SERIES A PREFERRED STOCK. As to shares of our common stock that are exchanged in the Reclassification for Series A Preferred Stock, shareholders will experience the following effects:

     POSITIVE EFFECTS:
     ----------------

     - Shareholders receiving Series A Preferred Stock will be entitled to receive dividends in an amount not less than 110% of that paid to common shareholders prior to the receipt of dividends by the holders of common stock. Although we have historically paid cash dividends and anticipate that we will continue to do so, there is no guarantee that we will declare or pay such dividends in the future. Our board of directors, which will be elected by the holders of the common stock after the Reclassification, has the authority to declare future dividends on our common stock and Series A Preferred Stock. See "Dividend Policy" on page 51 for more information regarding our dividend policies.

     - Holders of the Series A Preferred Stock will have a preference to holders of common stock upon any liquidation of CBC Holding Company in an amount equal to the greater of the net book value of the Series A Preferred Stock, the amount to be paid to the common shareholders, or $15.26 (the book value per share of our common stock as of September 30, 2006) for each share of Series A Preferred Stock.

     NEUTRAL EFFECTS:
     ---------------

     - The Series A Preferred Stock will automatically convert into shares of common stock immediately prior to a change in control of CBC Holding Company, on the basis of one share of common stock for each share of Series A Preferred Stock (subject to antidilution protection), and thus holders of the Series A Preferred Stock will participate equally with the holders of common stock in any sale of CBC Holding Company. The board views this as a neutral effect of the Reclassification, given that all shareholders, regardless of the class of stock they hold, will be able to realize the same value upon a change in control regardless of whether the Reclassification is effected.

     - Pro forma diluted earnings per share would be the same as basic earnings per share because the Series A Preferred Stock is not considered contingently issuable under SFAS 128 and no other dilutive securities exist.

     NEGATIVE EFFECTS:
     ----------------

     - The Series A Preferred Stock will not be traded on an exchange or automated quotation system, and fewer shares will be available to its holders for trading after the Reclassification than were available when CBC Holding Company had only a single class of stock. This represents a reduction in liquidity for the Series A Preferred Stock, which may have an adverse effect on its market value.

     - Holders of Series A Preferred Stock will be entitled to vote only upon a change in control of CBC Holding Company, which generally is a business combination resulting in the transfer of a majority of the outstanding common stock, or the acquisition of all or substantially all of the CBC Holding Company's assets. Holders of Series A Preferred Stock will not be entitled to vote on the election of directors.

     - Book value per common equivalent share, which includes the Series A Preferred Stock, will decrease 0.92% from $15.61 on a historical basis to $15.47 on a pro forma basis as of December 31, 2006.

     - Although we do not believe the issuance of the Series A Preferred Stock will be taxable to recipients, the IRS may not agree and could challenge our characterization. See "-Federal Income Tax Consequences of the Reclassification" on page 27 for more information.

     - As a result of the Reclassification, shareholders receiving preferred shares will receive no additional compensation, will lose their ability to vote on any matter other than a transaction which would result in a change in control of CBC Holding Company, will receive securities that are less liquid than those they currently own, and will lose the benefits of holding securities registered under Section 12 of the Securities Exchange Act.

     REMAINING COMMON SHAREHOLDERS. As to shares of our common stock that are not exchanged for Series A Preferred Stock in the Reclassification, shareholders will experience the following positive and negative effects:

     POSITIVE EFFECTS:
     ----------------

     - Common shareholders will continue to exercise sole voting control over CBC Holding Company, except with respect to a change in control.

     - Shareholders continuing to hold common stock after the Reclassification will have relatively increased voting control over CBC Holding Company because the number of outstanding shares of common stock will be reduced.

     NEGATIVE EFFECTS:
     ----------------

     - Our common stock will rank junior in priority to the Series A Preferred Stock because holders of Series A Preferred Stock will be entitled to receive dividends in an amount not less than 110% of that paid to common shareholders prior to the receipt of dividends by the holders of common stock and will have a preference upon any liquidation of CBC Holding Company.

     - Fewer shares will be available than before the Reclassification, when CBC Holding Company had only a single class of stock. This represents a reduction in liquidity for common stock, which may cause a decrease in the market value of our common stock. See "-Effect on Market for Shares" on page 21 for more information.

EFFECTS OF THE RECLASSIFICATION ON UNAFFILIATED SHAREHOLDERS

     In addition to the effects the Reclassification will have on shareholders generally, which are described above, the Reclassification will also have the following negative effects on our unaffiliated shareholders:

     - REDUCTION IN PUBLICLY AVAILABLE INFORMATION. CBC Holding Company will no longer be required to file public reports of its financial condition and other aspects of its business with the SEC after the Reclassification. Specifically, we will no longer be required to make public disclosures regarding executive compensation, corporate governance matters, or management stock ownership. As a result, unaffiliated shareholders will have less legally-mandated access to information about our business and results of operations than they had prior to the Reclassification. Our affiliated shareholders, however, because of their positions as directors and/or executive officers of CBC Holding Company, will continue to have continuous access to all information regarding our financial condition and other aspects of our business.

     - ELIMINATION OF PROTECTIONS UNDER SECTION 18 OF THE SECURITIES EXCHANGE ACT. Because CBC Holding Company will no longer be required to file any reports under the Securities Exchange Act, our unaffiliated shareholders will no longer be afforded the protections under Section 18 with respect to false or misleading statements in such reports. Currently, if CBC Holding Company or any of its affiliates makes a false or misleading statement with respect to any material fact in any of our filings under the Securities Exchange Act, in light of the circumstances at the time the statement was made, CBC Holding Company or the affiliate may be liable under Section 18 of the Securities Exchange Act to any person who purchases or sells a security at a price that is affected by the statement.

EFFECTS OF THE RECLASSIFICATION ON AFFILIATES

     In addition to the effects the Reclassification will have on shareholders generally, which are described above, the Reclassification will have some additional positive and negative effects specifically on our executive officers and directors, each of whom may, as a result of his or her position, be deemed an affiliate of CBC Holding Company.

     POSITIVE EFFECTS:
     ----------------

     - NO FURTHER REPORTING OBLIGATIONS OR RESTRICTIONS UNDER SECTION 16 OF THE SECURITIES EXCHANGE ACT. After the Reclassification, our common stock will not be registered under the Securities Exchange Act. As a result, beginning 90 days after the effective date of the Reclassification, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section
          16. After that time, our affiliates may realize "short-swing" profits on purchases and sales of CBC Holding Company's securities that occur within a six-month period. Currently, under Section 16 of the Securities Exchange Act, CBC Holding Company would be entitled to receive any such short-swing profits from the affiliate.

     - NO FURTHER DISCLOSURE OBLIGATIONS UNDER THE SECURITIES EXCHANGE ACT. After the Reclassification, CBC Holding Company will no longer be subject to the periodic reporting requirements or the proxy rules under the Securities Exchange Act. As a result, information about our affiliates' compensation and stock ownership will no longer be publicly available.

     - CONSOLIDATION OF MANAGEMENT OWNERSHIP. As a result of the Reclassification, we expect that the percentage of beneficial ownership of CBC Holding Company common stock held by our directors and executive officers as a group will increase from approximately 32.4% before the Reclassification to approximately 40.1% after the transaction. See "Information About CBC Holding Company and Its Affiliates-Stock Ownership by Affiliates" on page 46 for information about the number of shares of common stock held by our directors, executive officers and significant shareholders.

     - ELIMINATION OF LIABILITY UNDER SECTION 18 OF THE SECURITIES EXCHANGE ACT. Because CBC Holding Company will no longer be required to file any reports under the Securities Exchange Act, our affiliates will no longer be subject to liability under Section 18 with respect to such reports. Currently, if any of our affiliates make a statement in any of CBC Holding Company's filings under the Securities Exchange Act that, in light of the circumstances at the time the statement is made, is false or misleading with respect to any material fact, the affiliate may be liable under Section 18 of the Securities Exchange Act to any person that purchases or sells a security at a price that is affected by the statement.

     NEGATIVE EFFECTS:
     ----------------

     - DECREASED BOOK VALUE PER SHARE. Because each of our affiliates will retain his or her common stock in the Reclassification, his or her book value per common equivalent share, which includes the Series A Preferred Stock, will decrease 0.92% from $15.61 on a historical basis to $15.47 on a pro forma basis as of December 31, 2006.

     - DECREASED BASIC EARNINGS PER SHARE. Basic earnings per common share on a pro forma basis will decrease from $1.34 per share to $1.32 per share for the year ended December 31, 2006. Basic earnings per share of Series A Preferred Stock would be $1.45 for the year ended December 31, 2006 due to the dividend preference of the Series A Preferred Stock.

     - RULE 144 NOT AVAILABLE. Because our common stock will not be registered under the Securities Exchange Act after the Reclassification, executive officers and directors of CBC Holding Company will be deprived of the ability to dispose of their shares of CBC Holding Company common stock under Rule 144 of the Securities Act of 1933, which provides a "safe harbor" for resales of stock by affiliates of an issuer. As a result, they will need to resell their shares in a private transaction, which can result in reduced liquidity for the recipient and a lower purchaser price for the shares.

BENEFITS OF CBC HOLDING COMPANY TO THE COMMUNITY

     In reaching the conclusion to recommend the Reclassification, the board of directors has given long and serious attention to the fact that our shareholders, including those who will receive Series A Preferred Stock in the Reclassification and those who will remain after the Reclassification, have been loyal and supportive of CBC Holding Company. The board also recognized that the Reclassification will result in a large number of shareholders receiving Series A Preferred Stock, in some cases against the wishes of those shareholders.
While the board was mindful of these issues, the board ultimately concluded that given the vital role played by CBC Holding Company in its communities - as an employer, as a source of credit for capital and business growth, and as a community resource - and the continued viability of CBC Holding Company as an independent financial institution was of significant benefit to its communities.

FEDERAL INCOME TAX CONSEQUENCES OF THE RECLASSIFICATION

     Presented below are what management believes to be the material federal income tax consequences of the Reclassification to: (1) shareholders (including any affiliated shareholders) who will receive Series A Preferred Stock in the Reclassification, (2) shareholders (including any affiliated shareholders) who will retain shares of CBC Holding Company common stock after the Reclassification, and (3) CBC Holding Company itself.

     The discussion does not address all U.S. federal income tax considerations that may be relevant to certain shareholders in light of their particular circumstances. The discussion assumes that the CBC Holding Company shareholders hold their shares of common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state or local income tax consequences of the Reclassification. The following summary does not address all U.S. federal income tax considerations applicable to certain classes of shareholders, including:

     -    financial institutions;

     -    insurance companies;

     -    tax-exempt organizations;

     -    dealers in securities or currencies;

     -    traders in securities that elect to mark-to-market;

     - persons that hold CBC Holding Company common stock as part of a hedge, straddle or conversion transaction;

     - persons who are considered foreign persons for U.S. federal income tax purposes;

     - persons who acquired or acquire shares of CBC Holding Company common stock pursuant to the exercise of employee stock options or otherwise as compensation; and

     - persons who do not hold their shares of CBC Holding Company common stock as a capital asset.

     No ruling has been or will be obtained from the IRS as to the tax consequences of the Reclassification. In addition, the IRS is not obligated to follow the tax consequences as described herein and may conclude that different tax consequences apply to a shareholder with respect to the exchange of his or her stock in the Reclassification.

     ACCORDINGLY, WE RECOMMEND THAT SHAREHOLDERS CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE RECLASSIFICATION, INCLUDING APPLICABLE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES TO THEM OF THE RECLASSIFICATION IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

     FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS RECEIVING SERIES A
PREFERRED STOCK IN THE RECLASSIFICATION.   The Reclassification will be treated
as a "recapitalization," which is considered a "tax-free" reorganization for federal income tax purposes. Accordingly, a shareholder who receives Series A Preferred Stock in the Reclassification should not recognize any gain or loss. Further, the shareholder's basis in the Series A Preferred Stock should be the same as such shareholder's basis in his or her common stock surrendered in the Reclassification and the period such shareholder is considered to have held the Series A Preferred Stock should include the period the shareholder held his CBC Holding Company common stock surrendered in the Reclassification.

     Although the Reclassification will be treated as a "tax-free" reorganization and the exchange of Series A Preferred Stock for common stock should not result in the recognition of gain or loss, no assurance can be given that the IRS will agree and/or will not challenge such characterization for
federal income tax purposes.   While ordinarily the receipt of stock, such as
the Series A Preferred Stock, in a transaction such as the Reclassification would not result in a taxable transaction for federal income tax purposes, certain types of stock, such as "nonqualified preferred stock" may not be exchanged "tax-free" in a reorganization.

     The term "nonqualified preferred stock" is preferred stock in which (1) the holder of such stock has the right to require the issuer (or a related person) to redeem or purchase the stock within 20 years of the date of issue of such stock; (2) the issuer (or a related person) is required to redeem or purchase such stock within 20 years of the date of issue of such stock; (3) the issuer (or a related person) has the right to redeem or purchase the stock within 20 years of the date of issue of such stock and, as of the issue date of such stock, it is more likely than not that such right will be exercised; or (4) the dividend rate on such stock varies in whole or in part (directly or indirectly) with reference to interest rates, commodity prices or similar indices. Further, "preferred stock" means stock which is limited and preferred as to dividends and does not participate in corporate growth to any significant extent. Stock shall not be treated as participating in corporate growth to any significant extent unless there is a real and meaningful likelihood of the shareholder actually participating in the earnings and growth of the corporation.

     The Series A Preferred Stock should not be considered "preferred stock" for federal income tax purposes (and therefore should not be considered "nonqualified preferred stock") because the Series A Preferred Stock is not limited as to dividends vis-a-vis the common stock and is able to participate in corporate growth to the same extent as the common due to the fact that:

     - the amount distributed with respect to a share of the Series A Preferred Stock in the event of a liquidation cannot be less than the amount distributed with respect to one share of CBC Holding Company common stock; and

     - the Series A Preferred Stock automatically will convert on a share-for-share basis in the event of a transaction that results in a change in control of CBC Holding Company.

Nevertheless, if the IRS were to successfully contend that the Series A Preferred Stock should be treated as "nonqualified preferred stock" for federal income tax purposes, the receipt of the Series A Preferred Stock would be treated the same as the receipt of cash in the Reclassification.

     FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS WHO DO NOT RECEIVE SERIES A
                                                            ---
PREFERRED STOCK IN THE RECLASSIFICATION. Affiliated and unaffiliated shareholders who remain common shareholders following the Reclassification will not recognize gain or loss as a result of the Reclassification. The Reclassification will not affect the adjusted tax basis or holding period of any shares of CBC Holding Company common stock that a shareholder continues to own after the Reclassification.

     FEDERAL INCOME TAX CONSEQUENCES TO CBC HOLDING COMPANY AND COMMUNITY BANKING COMPANY OF FITZGERALD. Neither CBC Holding Company nor Community Banking Company of Fitzgerald will recognize gain or loss for U.S. federal income tax purposes as a result of the Reclassification.

     BACKUP WITHHOLDING. Non-corporate shareholders of CBC Holding Company may be subject to backup withholding at a rate of 28% on cash payments received in the Reclassification. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal; (2) provides a certificate of foreign status on an appropriate Form W-8; or (3) is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the IRS.

     THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE RECLASSIFICATION. THUS, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THEIR SPECIFIC TAX CONSEQUENCES OF THE RECLASSIFICATION, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

PRO FORMA EFFECT OF THE RECLASSIFICATION

     The following selected pro forma financial data illustrate the pro forma effect of the transactions contemplated by the Reclassification on CBC Holding Company's financial statements for the year ended December 31, 2006. Management has prepared this information based on its estimate that 106,605 shares of CBC Holdings Company common stock will be reclassified into the same number of shares of Series A Preferred Stock in the Reclassification and that the transaction expenses related to the Reclassification will be $103,600. The 106,605 figure is based on the assumption that all shares of common stock held by each shareholder who owns less than 560 shares as of [________], 2007 will be reclassified into Series A Preferred Stock, and the actual number of shares reclassified may vary depending on the number of common shares held by shareholders of record on the effective date of the Reclassification. If more than 106,605 common shares are reclassified, there will be fewer common shares outstanding and, as a result, the Company's earnings per share may increase and the earnings per share of Series A Preferred Stock may decrease. Similarly, if fewer than 106,605 shares of common stock are reclassified into Series A Preferred Stock, more shares of common stock would be outstanding and, as a result, the Company's earnings per share may decrease and the earnings per share of Series A Preferred Stock may increase. Please see "Pro Forma Consolidated Financial Information" for the complete pro forma financial information relating to this transaction.


SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                                As of and for the   As of and for the
                                                    year ended          year ended
                                                December 31, 2006   December 31, 2005
(in thousands except per share data)
Net interest income                             $            3,549               3,367
Provision for loan losses                                      180                 240
Other income                                                   725                 653
Other expense                                                2,707               2,464
Income tax expense                                             410                 432
                                                ------------------  ------------------
Net earnings                                    $              978                 884
                                                ==================  ==================

PER COMMON SHARE
Basic earnings per share                        $             1.32  $             1.19
Diluted earnings per share                      $             1.32  $             1.19
Book value                                      $            15.47  $            14.20

AT PERIOD END
Assets                                          $           92,955  $           87,113
Shareholders' equity                            $           11,322  $           10,390
Common shares outstanding                                  625,299             625,299
Series A Preferred shares outstanding                      106,605             106,605

Weighted average common shares
outstanding                                                625,299             625,299
Weighted average preferred shares
outstanding                                                106,605             106,605

RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE RECLASSIFICATION

     The board believes that the Rule 13e-3 transaction, taken as a whole, is substantively and procedurally fair to, and in the best interests of, CBC Holding Company and all of its shareholders, including unaffiliated shareholders who will receive Series A Preferred Stock in the Rule 13e-3 transaction and whose shares of CBC Holding Company common stock will remain outstanding after the Rule 13e-3 transaction. The board of directors of CBC Holding Company, including those directors who are not employees of CBC Holding Company, have unanimously approved the Articles of Amendment to the articles of incorporation, which collectively reflect the terms of the Rule 13e-3 transaction. The board unanimously recommends that the shareholders vote for approval and adoption of the Articles of Amendment. Each director of CBC Holding Company participated in the vote and each director voted in favor of the Articles of Amendment. All of CBC Holding Company's directors, including those who are not employees, will continue to be shareholders of CBC Holding Company after the Rule 13e-3 transaction. The effects of the Reclassification that are particular to our affiliates are set forth under the heading "Effects of the Reclassification on Affiliates" on page 25.

     Each director and executive officer is deemed a "filing person" in connection with this transaction. As filing persons, they have each determined in their individual capacity that the Rule 13e-3 transaction is substantively and procedurally fair to our unaffiliated shareholders in each of the constituencies described above. No individual filing person, however, is making any recommendation to shareholders as to how to vote. See "-Determination of Fairness by CBC Holding Company Affiliates" on page 38 for information regarding the filing person's fairness determination.

     All of CBC Holding Company's directors and executive officers have indicated that they intend to vote their shares of common stock (and any shares with respect to which they have or over which they share voting power) in favor of adoption of the Reclassification and the adjournment proposal. The directors and executive officers of CBC Holding Company, directly or indirectly, own 34.2% of the shares outstanding and have committed to vote these shares in favor of the Reclassification. Although the board as a whole recommends that the shareholders vote in favor of the Reclassification for the reasons set forth in "Reasons for the Reclassification" on page 20, no director or executive officer is making any recommendation to the shareholders in his or her individual capacity regarding the shareholders' vote on the Reclassification.

     We considered a number of factors in determining to approve the Reclassification, including the effects described under "-Effects of the Reclassification on CBC Holding Company," "-Effects of the Reclassification on Affiliates" and the relative advantages and disadvantages described under "-Reasons for the Reclassification" and "-Effect of the Reclassification on Shareholders Generally." The board also reviewed the tax and pro forma financial effects of the Reclassification on CBC Holding Company and its shareholders.

     After the Reclassification CBC Holding Company common stock will not be registered under the Securities Exchange Act. The board considered the views of management regarding the cost savings to be achieved by eliminating the reporting and disclosure requirements related to the registration of the common stock under the Securities Exchange Act, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the common stock under the Securities Exchange Act. Similarly, the board also considered the decrease in the expenses related to servicing CBC Holding Company's large number of shareholders holding small positions in CBC Holding Company's stock that would result from the Reclassification. CBC Holding Company's management determined that the Reclassification would result in cost savings of approximately $200,000 per year.

     Additionally, the board considered the effect that terminating the registration of the common stock would have on the market for the common stock and the ability of shareholders to buy and sell shares. However, the board determined that, even as an SEC-reporting corporation, there is no active trading market for the shares of CBC Holding Company's common stock, especially for sales of large blocks of shares, and that CBC Holding Company's shareholders derive little benefit from CBC Holding Company's status as an SEC-reporting corporation. The board determined that the cost savings and reduced management time to be achieved by terminating registration of the common stock under the Securities Exchange Act outweighed any potential detriment from eliminating the registration.

     The board considered alternative transactions to accomplish deregistration but ultimately approved the Reclassification. Please read the discussion under "-Alternatives Considered by the Board of Directors" on page 16 for a description of the alternatives considered by the board.

     SUBSTANTIVE FAIRNESS. The board considered numerous factors, discussed below, in reaching its conclusion as to the substantive fairness of the Rule 13e-3 transaction to all shareholders, including unaffiliated shareholders who will receive Series A Preferred Stock for their shares and unaffiliated shareholders who will retain their shares. The board did not assign any specific weight to the factors listed below, and individual directors may have given differing weight to different factors. Each of the factors described below supported the conclusion of the board of directors that the Reclassification is substantively fair to the shareholders of CBC Holding Company. The board of directors determined that the transaction was fair to the shareholders of CBC Holding Company at a meeting on December 20, 2006.

     -    Equity Interest in CBC Holding Company. All shareholders will continue
          --------------------------------------
          to hold an equity interest in CBC Holding Company and will continue to have the opportunity to participate in any future growth and earnings, including any future sale or change in control of CBC Holding Company. The board viewed this factor as supporting its determination of fairness because no shareholders will be forced to involuntarily liquidate their equity interest in CBC Holding Company, as would be the case in a cash-out merger or a reverse stock split.

     -    Historical and Current Market Prices of CBC Holding Company's Common
          --------------------------------------------------------------------
          Stock. There is only a limited trading market for CBC Holding
          -----
          Company's common stock. To management's knowledge, CBC Holding Company common stock has traded at prices ranging from $10.00 to $16.72 over the past two years.

     -    Book Value Per Common Equivalent Share. Book value per common
          --------------------------------------
          equivalent share, which includes the Series A Preferred Stock, will decrease 0.92% from $15.61 on a historical basis to $15.47 on a pro forma basis as of December 31, 2006. The decrease in book value per common equivalent share is due to transaction costs of approximately $103,600. The board viewed the 0.92% decrease as nominal and believes the effect on book value supports its determination of fairness, especially because the decrease in book value affects both the shareholders receiving Series A Preferred Stock and those retaining common stock.

     -    Tax Consequences. The board noted that the Reclassification should not
          ----------------
          result in a taxable event for shareholders receiving Series A Preferred Stock and would not result in a taxable event for shareholders retaining their shares of common stock. These tax consequences contributed to the board's recommendation and conclusion as to the fairness of the Reclassification to unaffiliated shareholders who will receive Series A Preferred Stock and those who will retain their shares of common stock following the Reclassification. The board noted that if the transaction had been structured as a cash-out merger or a reverse stock split, it would have been a taxable event for those shareholders receiving cash. See "-Federal Income Tax Consequences of the Reclassification" for more information regarding the tax consequences of the Reclassification.

     -    Loss of Benefits of SEC Registration of Our Stock. After the
          -------------------------------------------------
          Reclassification, neither our common stock nor our Series A Preferred Stock will be registered under the Securities Exchange Act. This will greatly reduce the amount of information that is publicly available about CBC Holding Company, including detailed analyses by management of our financial results, current reports of significant corporate events, copies of material contracts involving CBC Holding Company, and information as to executive and director compensation and stock ownership. It will also eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirement for an audited report on our internal controls and disclosure requirements relating to our audit committee, code of ethics and director nominations process. Additionally, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the provisions of Section 16, which allow CBC Holding Company to recover profits realized by its insiders as a result of their trading in CBC Holding Company securities under certain circumstances. The board noted that while the loss of the benefits of SEC registration was, standing alone, a negative factor in its fairness determination, the fact that detailed financial data about CBC Holding Company and Community Banking Company of Fitzgerald would continue to be publicly available from the FDIC after the Reclassification and that CBC Holding Company would continue to provide its audited financial statements to shareholders provided offsetting benefits.

     SHAREHOLDERS RECEIVING SERIES A PREFERRED STOCK
     -----------------------------------------------

     In making its determination that the Rule 13e-3 transaction was fair to shareholders receiving Series A Preferred Stock, the board considered the relative advantage and disadvantages of the following terms of the Series A Preferred Stock:

     -    Liquidation Preference. In the event of the liquidation or dissolution
          ----------------------
          of CBC Holding Company, before any payment is made to the holders of the common stock, the holders of the Series A Preferred Stock will be entitled to be paid in full (on a per-share basis) an amount equal to the greater of the net book value of the Series A Preferred Stock, the amount to be paid to the common holders, or $15.26 per share. As a result, upon the liquidation or dissolution of CBC Holding Company, the holders of the Series A Preferred Stock will be paid before any payment is made to the common shareholders. Although the board acknowledged that the liquidation preference is not likely to affect shareholders in the near term, it nevertheless viewed it as a benefit to the shareholders receiving Series A Preferred Stock.

     -    Dividend Preference. The holders of the Series A Preferred Stock will
          -------------------
          be entitled to a 10% preference in the distributions of dividends (whether in the form of cash or stock) prior to the payment of any dividends to the holders of common stock. This dividend preference means that holders of Series A Preferred Stock will be entitled to receive a full payment of 110% of any dividend declared to the holders of common stock before the common shareholders are entitled to payment. For example, based on our most recent $0.10 per share dividend payment, holders of Series A Preferred Stock would receive a dividend of $0.11 per share before common shareholders could receive any dividend payment. The board viewed the dividend preference as a benefit to the shareholders receiving Series A Preferred Stock.

     -    Conversion to Common Stock on a Change in Control. Immediately prior
          -------------------------------------------------
          to a change in control of CBC Holding Company, the Series A Preferred Stock will convert automatically into shares of common stock. As a result, holders of the Series A Preferred Stock will participate in any value received as a result of any future sale of CBC Holding Company at the same value per share as the holders of the common stock. The board viewed the conversion provision as having a neutral effect on the shareholders receiving Series A Preferred Stock, given that all shareholders will be able to realize the same value upon a change in control, regardless of whether the Reclassification takes place or of the class of stock they hold.

     -    Limited Voting Rights. The holders of the Series A Preferred Stock
          ---------------------
          will be entitled to vote only upon a proposed change in control of CBC Holding Company. The holders of the Series A Preferred Stock will not be entitled to vote on the election of directors and will therefore have no influence on the future composition of the board of directors or senior management team of CBC Holding Company. Furthermore, a change in control of CBC Holding Company is not presently contemplated and may never occur. The board noted, however, that the shareholders receiving Series A Preferred Stock currently have limited influence on shareholder votes, because those shareholders only hold an aggregate of approximately 14.6% of our outstanding common stock as of December 31, 2006. The board viewed the limited voting rights as a negative factor for the shareholders receiving Series A Preferred Stock.

     While the board viewed the limited voting rights as a negative factor for the shareholders receiving Series A Preferred Stock, the board concluded that the overall terms of Series A Preferred Stock were fair to the shareholders receiving this stock because the Series A Preferred Stock includes a liquidation preference and a 10% dividend preference to the common stock and a conversion provision and voting rights in the event of a proposed change of control of CBC Holding Company. Finally, both the common and Series A Preferred shareholders will continue to have an opportunity to participate in any future growth and earnings of CBC Holding Company.

     SHAREHOLDERS RETAINING COMMON STOCK:
     -----------------------------------

     -    Voting Rights. Holders of our common stock are entitled to one vote
          -------------
          per share on all matters on which the holders of common stock are entitled to vote, including but not limited to a proposed change in control of CBC Holding Company and the election of directors. The board viewed these voting rights as a benefit to the shareholders retaining common stock.

     -    Junior in Priority to Series A Preferred Stock. The Series A Preferred
          ----------------------------------------------
          Stock will rank senior in priority to the common stock with respect to dividend rights and rights related to the liquidation or dissolution of CBC Holding Company. In the event of the liquidation or dissolution of CBC Holding Company, before any payment is made to the holders of common stock, the holders of the Series A Preferred Stock will be entitled to be paid in full (on a per-share basis) an amount equal to the greater of the net book value of the Series A Preferred Stock, the amount to be paid to the common holders, or $15.26 per share. As a result, upon the liquidation or dissolution of CBC Holding Company, the holders of Series A Preferred Stock will be entitled to payment before any payment is made to the holders of common stock. Additionally, the holders of Series A Preferred Stock will be entitled to a 10% preference in the distribution of dividends prior to the payment of any dividends to the holders of common stock. The board viewed the liquidation and dividend preference of the Series A Preferred Stock as a disadvantage to the shareholders retaining common stock. The board believes the subordination of the common stock to the Series A Preferred Stock is fair to the shareholders retaining common stock because the common shareholders will continue to have unlimited voting rights.

     DETERMINATION OF EXCHANGE RATIO
     -------------------------------

     While the Series A Preferred Stock has limited voting rights, the board determined that the value of the Series A Preferred Stock is equivalent to the value of the common stock because the Series A Preferred Stock converts to common stock immediately prior to a change in control and contains a dividend and liquidation preference to the common stock. This determination was made based on the board's review of the relative rights and preferences of Series A Preferred Stock as compared to the common stock, and no quantitative analysis of the value of Series A Preferred Stock or common stock was considered. Specifically, the board weighed subjectively the collective advantages of the Series A Preferred Stock-the existence and amounts of the dividend and, to a lesser extent, liquidation preferences-against the relative advantages of the common stock, such as unlimited voting rights and the resulting right to select CBC Holding Company's board of directors and thereby determine its strategic direction, and determined that those rights were in balance. It also weighed subjectively the relative disadvantages of the two classes-the general lack of voting power, as mitigated by the right to vote on a proposed change of control, in the case of the Series A Preferred Stock and the subordination in terms of rank, dividends and liquidation preference in the case of the common stock, and determined that the relative drawbacks were also in balance. Finally, it considered the benefits that would be shared by the classes, such as the voting and consideration payable upon a change in control, the ability to benefit from the expense savings of the Reclassification and share in future growth of CBC Holding Company, and determined that these represented factors that would have the same immediate and long-term effect on the value of each class. As a result of these analyses, the board determined that the advantages and disadvantages of the terms of the Series A Preferred Stock were in balance compared to those of our common stock and that a one-for-one exchange ratio was therefore appropriate.

     Although the Series A Preferred Stock has substantially different rights and preferences from our common stock, the board believes that the value of the Series A Preferred Stock is equivalent to our common stock. Although the Series A Preferred Stock is generally nonvoting, it will enjoy a preference on dividends, which CBC Holding Company has historically paid and plans to continue to pay in the future. The board determined subjectively and in its business judgment based on its discretionary view of the matter, that the decrease in value based on the nonvoting nature of the Series A Preferred Stock is balanced by an increase in value attributable to the increased dividend flow, particularly in view of the right of the Series A Preferred Stock to vote on a change in control of CBC Holding Company, which the board viewed as a mitigating factor with respect to the loss of voting power. The liquidation preference, while an advantage for the Series A Preferred Stock, is not as significant in the banking industry as it is in others, and the board therefore gave it less weight than the other factors it considered in determining the relative balance of the value of the two classes of stock. Because the board believes the value of the Series A Preferred Stock is equivalent to the value of the common stock, the actual cash value of the Shares in each class is immaterial to the determination of the fairness of the Reclassification because those values would be the same. Additionally, an appraisal of the Series A Preferred Stock was not necessary for tax purposes because CBC Holding Company determined that the Reclassification should not be taxable to shareholders receiving Series A Preferred Stock or to shareholders retaining common stock. As a result, the board decided not to seek an independent valuation or appraisal of the Series A Preferred Stock from a financial advisor and did not consider the independent evaluation it received of the common stock.

     In reaching its conclusion that the Rule 13e-3 transaction is substantively fair to our unaffiliated shareholders who will receive Series A Preferred Stock and who will retain their shares of common stock, the board did not consider the current or historical market price of our common stock, our net book value ($15.26 per share at September 30, 2006), our going concern value, or the liquidation value of our assets to be material because shareholders are not being "cashed out" in connection with the Reclassification. Shareholders receiving Series A Preferred Stock will continue to hold an equity interest in CBC Holding Company and will participate equally with the holders of common stock on the sale or a change in control of CBC Holding Company. Additionally, the board determined that the overall terms of the Series A Preferred Stock were fair to all of our unaffiliated shareholders. In the board's opinion, the qualitative advantages and disadvantages of the terms of the Series A Preferred Stock are balanced as compared to the rights related to our common stock. Therefore, the board determined no quantitative analysis, such as a review of the current, historical or repurchase prices of our common stock, our net book value or going concern value, or the liquidation value of our assets, was necessary and did not undertake a quantitative analysis. For the same reasons, the board also did not request or receive any reports, opinions or appraisals from any outside party relating to the value of the Series A Preferred Stock.

     The board is not aware of any material contracts, negotiations or transactions, other than as described in "-Background of the Reclassification" on page 17, during the preceding two years for (1) the merger or consolidation of CBC Holding Company into or with another person or entity; (2) the sale or other transfer of all or any substantial part of the assets of CBC Holding Company; (3) a tender offer for any outstanding shares of CBC Holding Company common stock; or (4) the election of directors to our board.

     PROCEDURAL FAIRNESS. The Georgia Business Corporation Code requires shareholder approval of the transactions contemplated by the Reclassification. The vote of a majority of the outstanding shares of CBC Holding Company common stock entitled to vote on the Articles of Amendment to our articles of incorporation will be required to approve the Reclassification. Approval by a majority of unaffiliated shareholders is not required. The board determined that any such voting requirement would usurp the power of the holders of greater than a majority of CBC Holding Company's shares, including the affiliates of CBC Holding Company, to consider and approve the Reclassification as provided under Georgia law and the terms of the Reclassification. The board also considered such a provision unnecessary in view of the right of shareholders, whether affiliated or unaffiliated, to dissent from the Reclassification and receive the "fair value" of their shares.

     Additionally, no unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the Reclassification or preparing a report covering the fairness of the Reclassification was retained by CBC Holding Company or by a majority of directors who are not employees of CBC Holding Company. CBC Holding Company has not made any provision in connection with the Reclassification to grant unaffiliated shareholders access to CBC Holding Company's corporate files, except as provided under the Georgia Business Corporation Code, or to obtain legal counsel or appraisal services at CBC Holding Company's expense. With respect to unaffiliated shareholders' access to CBC Holding Company's corporate files, the board determined that this proxy statement, together with CBC Holding Company's other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the Reclassification. The board also considered the fact that under the Georgia Business Corporation Code, and subject to specified conditions set forth under Georgia law, shareholders have the right to review CBC Holding Company's relevant books and records in its fairness determination. As for obtaining legal counsel or appraisal services for unaffiliated shareholders at CBC Holding Company's expense, the board did not consider these procedures necessary or customary. In deciding not to adopt these additional procedures, the board also took into account factors such as the size and financial capacity of CBC Holding Company, the cost of such procedures, and that most of CBC Holding Company's shareholders live in Ben Hill County, Georgia, and are familiar with CBC Holding Company's operations and management.

     After consideration of the factors described above, the board of directors believes that the Rule 13e-3 transaction is procedurally fair to both unaffiliated shareholders whose shares will convert to Series A Preferred Stock and to those who will retain their shares, notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative and the provision of legal counsel or appraisal services at the expense of CBC Holding Company. The Articles of Amendment to our articles of incorporation were unanimously adopted by the directors of CBC Holding Company, including the directors who are not employees of CBC Holding Company. All of CBC Holding Company's directors, including those who are not employees, will continue to be shareholders of CBC Holding Company after the Reclassification. The effects of the Reclassification that are particular to our affiliates are set forth under the heading "Effects of the Reclassification on Affiliates" on page 25.

DETERMINATION OF FAIRNESS BY CBC HOLDING COMPANY AFFILIATES

     Affiliates of CBC Holding Company who engaged in the Reclassification include its directors and executive officers, namely: Sidney S. (Buck) Anderson Jr., James Thomas Casper III, Charles A. (Pete) Clark Sr., John T. Croley Jr., A.B.C. (Chip) Dorminy III, John S. Dunn, Lee Phillip Liles, Steven L. Mitchell, James A. Parrott II, George M. Ray, Hulin Reeves Jr., Robert E. Sherrell, John Edward Smith III and Wyndall L. Walters.

     Each CBC Holding Company affiliate believes that the Rule 13e-3 transaction is substantively and procedurally fair to, and in the best interests of, all CBC Holding Company shareholders, including unaffiliated shareholders and shareholders who will receive Series A Preferred Stock and shareholders who will retain their shares of CBC Holding Company common stock. In reaching this conclusion, the affiliates relied upon the factors considered by and the analyses and conclusions of the board of directors of CBC Holding Company and adopted such factors, analyses, and conclusions as their own. See "SPECIAL FACTORS-Recommendation of the Board of Directors; Fairness of the Reclassification" on page 32.

SOURCE OF FUNDS AND EXPENSES

     CBC Holding Company will pay all of the expenses related to the Reclassification from existing working capital. We estimate that the expenses of the transaction will be as follows:

     SEC filing fees       $    500
     Legal fees              75,000
     Accounting fees         20,000
     Appraisal fees           2,500
     Printing costs           5,600

         Total             $103,600
                           ========

              PROPOSAL 1: APPROVAL OF THE SERIES A PREFERRED STOCK

     Proposal 1 contains a proposed amendment to our articles of incorporation that would authorize 2,000,000 shares of Series A Preferred Stock with the following relative rights and privileges. Proposal 1 will not be effected unless Proposal 2 is also approved. The board recommends that you vote FOR Proposal 1.

TERMS OF THE SERIES A PREFERRED STOCK TO BE ISSUED IN THE RECLASSIFICATION

     GENERAL. The shares of Series A Preferred Stock to be issued in the Reclassification will be fully paid and nonassessable shares of stock.

     RANK. The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, ranks senior to the common stock and to all other classes and series of equity securities of the Company, other than any classes or series of equity securities that the Company subsequently issues ranking on a parity with, or senior to the Series A Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding-up of the Company. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of stock and equity securities designated by the board of directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

     DIVIDEND RIGHTS. Holders of Series A Preferred Stock are entitled to a 10% preference in the distribution of dividends (whether in the form of cash or stock), when and if declared and paid by CBC Holding Company, so that holders of the Series A Preferred shares are entitled to receive dividends in an amount not less than 110% of that paid on common shares prior to the receipt of dividends by the holders of common stock. For example, if CBC Holding Company declared a dividend of $0.10 per share payable to the holders of its common stock, the holders of the Series A Preferred Stock would be entitled to receive a dividend of $0.11 per share before any dividends were paid to the holders of the common stock. CBC Holding Company is not required to pay any dividends on the Series A Preferred Stock unless it pays a dividend on the common stock, and has the right to waive the declaration or payment of dividends. Any dividends waived by CBC Holding Company will not accumulate to future periods and will not represent a contingent liability of CBC Holding Company.

     PERPETUAL STOCK. The Series A Preferred Stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

     VOTING RIGHTS. Unlike the common stock, the Series A Preferred Stock will not having voting rights except under very limited circumstances. Except as otherwise provided by law, holders of Series A Preferred Stock are entitled to vote with the common shareholders only upon proposals for (i) a merger, share exchange, consolidation or other business combination of the corporation with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, share exchange, consolidation or business combination that would result in the outstanding common stock of the corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (ii) an agreement for the sale or disposition by the corporation of all or substantially all of the corporation's assets (a "Change in Control"). For those matters on which holders of Series A Preferred Stock are entitled to vote, such holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders' meeting held to act upon such matters in accordance with CBC Holding Company's bylaws. When voting on a proposed Change in Control, the holders of Series A Preferred Stock will vote together with the holders of common stock and not as a separate class.

     CONVERSION RIGHTS. The shares of Series A Preferred Stock convert automatically to shares of common stock immediately prior to the consummation of a Change in Control, with each share of Series A Preferred Stock convertible into one share of common stock, subject to antidilution adjustment as described below.

     LIQUIDATION RIGHTS. Holders of Series A Preferred Stock are entitled to a preference in the distribution of assets of CBC Holding Company in the event of any liquidation, dissolution or winding-up of CBC Holding Company, whether voluntary or involuntary, equal to the greater of the book value per share, the amount per share to be paid to common shareholders, or $15.26 per share.

     PREEMPTIVE RIGHTS. Holders of Series A Preferred Stock do not have any preemptive rights to purchase any additional shares of Series A Preferred Stock or shares of any other class of capital stock of CBC Holding Company that may be issued in the future.

     ANTIDILUTION ADJUSTMENTS. If the number of our outstanding shares of common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares or stock dividend, an appropriate adjustment shall be made by the board of directors in the number and relative terms of the Series A Preferred Stock. For example, should the Company declare a 50% stock dividend with respect to the common stock, holders of Series A Preferred Stock would receive a 55% stock dividend due to the 10% dividend preference of the Series A Preferred Stock. As another example, should the Company declare a 3-for-2 stock split with respect to its common stock, holders of Series A Preferred Stock would receive one additional share of Series A Preferred Stock for every two shares held. In this example, the 10% dividend preference of the Series A Preferred Stock would not apply because the 10% dividend preference only applies where the Company issues a dividend, whether in the form of cash or newly-created shares. In contrast, the stock split is accomplished by adjusting the number of shares held by the shareholder without issuing newly-created additional shares or shares purchased in the market to the shareholder.

     REDEMPTION RIGHTS AND ABILITY TO BE CALLED. Holders of Series A Preferred Stock have no right to require that CBC Holding Company redeem their shares. Further, the Series A Preferred Stock is not callable by the Company.


             PROPOSAL 2:  APPROVAL OF THE RECLASSIFICATION OF SHARES

     Proposal 2 contains a proposed amendment to our articles of incorporation that will effect a reclassification of our capital stock through an exchange of shares of common stock for shares of Series A Preferred Stock as described more fully below. Proposal 2 will not be effected unless Proposal 1 is also approved. The board recommends that you vote FOR Proposal 2.

     STRUCTURE. Proposal 2 provides for the reclassification of CBC Holding Company common stock into shares of Series A Preferred Stock. Shareholders owning fewer than 560 shares of CBC Holding Company common stock will receive one share of Series A Preferred Stock for each share of common stock they own on the effective date of the Reclassification, which is the date on which articles of amendment containing the proposed amendments to our articles of incorporation are filed with the Georgia Secretary of State. All other shares of common stock will remain outstanding.

     DETERMINATION OF SHARES "HELD OF RECORD." Shareholders who are the record holders of fewer than 560 shares of CBC Holding Company common stock will receive one share of Series A Preferred Stock for each share of CBC Holding Company common stock they own on the effective date of the Reclassification. A record holder of 560 or more shares will be unaffected. Because SEC rules require that we count "record holders" for purposes of determining our reporting obligations, Proposal 2 is based on the number of shares held of record without regard to the ultimate control of the shares.

     A shareholder "of record" is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds four separate certificates (individually, as a joint tenant with someone else, as trustee, and in an IRA), those certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in "street name" on a shareholder's behalf are held of record by the broker even if the share certificates are issued in the name of Cede & Co. as custodian for those shares.

     As a result, a single shareholder with 560 or more shares held in various accounts could receive Series A Preferred Stock in the Reclassification for all of his or her shares if those accounts individually hold fewer than 560 shares. To avoid this, the shareholder could either consolidate his or her ownership into a single form of ownership representing 560 or more shares, or acquire additional shares in the market prior to the effective date of the Reclassification, or place all of the shares into a "street name" account with a holder holding at least 559 shares.

     LEGAL EFFECTIVENESS. As soon as practicable after shareholder approval, we will file articles of amendment to our articles of incorporation with the Georgia Secretary of State and will send a Letter of Transmittal to all record holders of CBC Holding Company common stock who are entitled to receive Series A Preferred Stock in the Reclassification directing them to submit their common stock certificates for exchange. The Reclassification will be effective upon the filing of the Articles of Amendment with the Georgia Secretary of State. We anticipate that this will occur in the [_____] quarter of 2007.

     On the effective date of the Reclassification, each shareholder who owns fewer than 560 shares of record immediately prior to the Reclassification will not have any rights as a CBC Holding Company common shareholder and will instead have the rights of a Series A Preferred shareholder.

     EXCHANGE OF STOCK CERTIFICATES FOR SERIES A PREFERRED STOCK. The Letter of Transmittal will provide the means by which shareholders will surrender their CBC Holding Company common stock certificates and obtain the Series A Preferred Stock certificates to which they are entitled. If certificates evidencing CBC Holding Company common stock have been lost or destroyed, CBC Holding Company may, in its sole discretion, accept a duly executed affidavit and indemnity agreement of loss or destruction in a form satisfactory to CBC Holding Company in lieu of the lost or destroyed certificate. If a certificate is lost or destroyed, the shareholder will be required to submit, in addition to other documents, a bond or other security, satisfactory to the board, indemnifying CBC Holding Company and all other persons against any losses incurred as a consequence of the issuance of a new stock certificate. Shareholders whose certificates have been lost or destroyed should contact CBC Holding Company as soon as possible. Additional instructions regarding lost or destroyed stock certificates will be included in the Letter of Transmittal that will be sent to shareholders after the Reclassification becomes effective.

     Except as described above with respect to lost stock certificates, there will be no service charges or costs payable by shareholders in connection with the exchange of their common stock certificates for

Series A Preferred Stock certificates in the Reclassification. CBC Holding Company will bear these costs.

     THE LETTER OF TRANSMITTAL WILL BE SENT TO SHAREHOLDERS PROMPTLY AFTER THE EFFECTIVE DATE OF THE RECLASSIFICATION. DO NOT SEND IN YOUR COMMON STOCK CERTIFICATES UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL. ASSUMING YOU SUBMIT YOUR COMMON STOCK CERTIFICATES PROMPTLY THEREAFTER, WE EXPECT THAT YOU WILL RECEIVE YOUR SERIES A PREFERRED STOCK CERTIFICATES APPROXIMATELY FOUR WEEKS AFTER THE EFFECTIVE DATE OF THE RECLASSIFICATION.


                               DISSENTERS' RIGHTS

     Pursuant to the provisions of the Georgia Business Corporation Code, each CBC Holding Company shareholder, whether or not he or she is eligible to remain a shareholder of CBC Holding Company after the Reclassification, has the right to dissent from Proposal 2, the amendment effecting the reclassification of a portion of our outstanding common stock, and to receive the fair value of his shares in cash. Holders of CBC Holding Company common stock who fulfill the requirements described below will be entitled to assert dissenters' rights.

     PRELIMINARY PROCEDURAL STEPS. Pursuant to the provisions of Article 13 of the Georgia Business Corporation Code, if the Reclassification is consummated, you must:

     - give to CBC Holding Company, prior to the vote at the meeting with respect to the approval of the Reclassification, written notice of your intent to demand payment for your shares of CBC Holding Company common stock (hereinafter referred to as "shares");

     -    not vote in favor of Proposal 2; and

     - comply with the statutory requirements summarized below. If you perfect your dissenters' rights, you will receive the fair value of your shares as of the effective time of the Reclassification.

     You may assert dissenters' rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify CBC Holding Company in writing of the name and address of each person on whose behalf you are asserting dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder's other shares were registered in the names of different shareholders.

     WRITTEN DISSENT DEMAND. Voting against Proposal 2 will not satisfy the written demand requirement. In addition to not voting in favor of Proposal 2, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the Reclassification is effected. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of Proposal 2 and will not be entitled to assert dissenters' rights.

     Any written objection to Proposal 2 satisfying the requirements discussed above should be addressed to CBC Holding Company, 102 West Roanoke Drive, Fitzgerald, Georgia 31750, Attention: George M. Ray, President, Chief Executive Officer and Chief Executive Officer.

     If the shareholders of CBC Holding Company approve the Reclassification at the meeting, CBC Holding Company must deliver a written dissenters' notice (the "Dissenters' Notice") to all of its shareholders who satisfy the foregoing requirements. The Dissenters' Notice must be sent within ten (10) days after the effective time of the Reclassification and must:

     - state where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;

     - inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received;

     - set a date by which CBC Holding Company must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered); and

     - be accompanied by a copy of Article 13 of the Georgia Business Corporation Code.

     A record shareholder who receives the Dissenters' Notice must demand payment and deposit his or her certificates with CBC Holding Company in accordance with the Dissenters' Notice. Dissenting shareholders will retain all of the rights of a shareholder until those rights are cancelled or modified by the consummation of the Reclassification. A record shareholder who does not demand payment or deposit his or her share certificates as required, each by the date set in the Dissenters' Notice, is not entitled to payment for his or her shares under Article 13 of the Georgia Business Corporation Code.

     Except as described below, CBC Holding Company must, within 10 days of the later of the effective time of the Reclassification or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount CBC Holding Company estimates to be the fair value of the shares, plus accrued interest from the effective time of the Reclassification. CBC Holding Company's offer of payment must be accompanied by:

     - recent financial statements of CBC Holding Company; CBC Holding Company's estimate of the fair value of the shares;

     -    an explanation of how the interest was calculated;

     - a statement of the dissenter's right to demand payment under Section 14-2-1327 of the Georgia Business Corporation Code; and

     -    a copy of Article 13 of the Georgia Business Corporate Code.

     If the dissenting shareholder accepts CBC Holding Company's offer by written notice to CBC Holding Company within 30 days after CBC Holding Company's offer, CBC Holding Company must pay for the shares within 60 days after the later of the making of the offer or the effective time of the Reclassification.

     If the Reclassification is not consummated within 60 days after the date set forth demanding payment and depositing share certificates, CBC Holding Company must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. CBC Holding Company must send a new Dissenters' Notice if the Reclassification is consummated after the return of certificates and repeat the payment demand procedure described above.

     Section 14-2-1327 of the Georgia Business Corporation Code provides that a dissenting shareholder may notify CBC Holding Company in writing of his or her own estimate of the fair value of such holder's shares and the interest due, and may demand payment of such holder's estimate, if:

     - he or she believes that the amount offered by CBC Holding Company is less than the fair value of his or her shares or that CBC Holding Company has calculated incorrectly the interest due; or

     - CBC Holding Company, having failed to consummate the Reclassification, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     A dissenting shareholder waives his or her right to demand payment under
Section 14-2-1327 unless he or she notifies CBC Holding Company of his or her demand in writing within 30 days after CBC Holding Company makes or offers payment for the dissenting shareholder's shares. If CBC Holding Company does not offer payment within 10 days of the later of the Reclassification's effective time or receipt of a payment demand, then the shareholder may demand the financial statements and other information required to accompany CBC Holding Company's payment offer, and CBC Holding Company must provide such information within 10 days after receipt of the written demand. The shareholder may notify CBC Holding Company of his or her own estimate of the fair value of the shares and the amount of interest due, and may demand payment of that estimate.

     LITIGATION. If a demand for payment under Section 14-2-1327 remains unsettled, CBC Holding Company must commence a nonjury equity valuation proceeding in the Superior Court of Ben Hill County, Georgia, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest. If CBC Holding Company does not commence the proceeding within those 60 days, the Georgia Business Corporation Code requires CBC Holding Company to pay each dissenting shareholder whose demand remains unsettled the amount demanded. CBC Holding Company is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder's shares plus interest to the date of judgment.

     The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against CBC Holding Company, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against CBC Holding Company if the court finds CBC Holding Company did not substantially comply with the requirements of specified provisions of Article 13 of the Georgia Business Corporate Code, or against either CBC Holding Company or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the Georgia Business Corporate Code.

     If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against CBC Holding Company, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters' rights may be brought more than three years after the effective time of the Reclassification, regardless of whether notice of the Reclassification and of the right to dissent were given by CBC Holding Company in compliance with the Dissenters' Notice and payment offer requirements.

     This is a summary of the material rights of a dissenting shareholder and is qualified in its entirety by reference to Article 13 of the Georgia Business Corporate Code, included as Appendix B to this proxy statement. If you intend
                            ----------
to dissent from approval of the Reclassification, you should review carefully the text of Appendix B and should also consult with your attorney. We will not
            ----------
give you any further notice of the events giving rise to dissenters' rights or any steps associated with perfecting dissenters' rights, except as indicated above or otherwise required by law.

     We have not made any provision to grant you access to any of the corporate files of CBC Holding Company, except as may be required by the Georgia Business Corporation Code, or to obtain legal counsel or appraisal services at the expense of CBC Holding Company.

     Any dissenting shareholder who perfects his or her right to be paid the "fair value" of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "Federal Income Tax Consequences of the Reclassification."

                                INFORMATION ABOUT
                     CBC HOLDING COMPANY AND ITS AFFILIATES


     CBC Holding Company was incorporated as a Georgia corporation on October 15, 1996, for the purpose of becoming a bank holding company. CBC Holding Company became a bank holding company within the meaning of the federal Bank Holding Company Act and the Georgia Bank Holding Company Act upon its acquisition of all of the common stock of Community Banking Company of Fitzgerald, Fitzgerald, Georgia, on October 25, 1996. The principal executive office of CBC Holding Company is located at 102 West Roanoke Drive, Fitzgerald, Georgia 31750, and the telephone number is (229) 423-4321.

     Community Banking Company of Fitzgerald's principal sources of income are interest and fees collected on loans, interest and dividends collected on investments, gains on the sale of loans, and service fees on deposit accounts. Its principal expenses are interest paid on savings, time, NOW and money market deposits, loan loss provision, employee compensation, office expenses, and other overhead expenses.

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of CBC Holding Company after completion of the Reclassification will be the same as the directors and executive officers of CBC Holding Company immediately prior to the transaction, except that Mr. Anderson and Mr. Sherrell will retire upon the expiration of their current terms at the 2007 annual meeting. The board of directors consists of 14 members elected annually by the shareholders. Following the Reclassification, each director will continue to serve his existing term which expires this year.

     For each director and executive officer of CBC Holding Company, the following table sets forth the person's name; age at December 31, 2006; position with CBC Holding Company; principal occupation for the past five years; and the year the person first became a director or executive officer.

                                   Director   Positions with CBC Holding Company and
Name and Age                       Since(1)   Business Experience for Last Five Years
---------------------------------  ---------  -----------------------------------------------------------------------
Sidney S. (Buck) Anderson Jr., 71    1996     Chairman of the Board - CBC Holding Company and Community
                                              Banking Company of Fitzgerald; President and General Manager - Dixie
                                              Peanut Company

James Thomas Casper, III, 51         1996     Certified public accountant - Worthington Casper & Stone, CPA, PC

Charles A. (Pete) Clark, Sr. 60      1998     Chief Executive Officer and Owner - C&S Aircraft Service, Inc.; Chief
                                              Executive Officer and Owner - Ewing Dusting Services, Inc.

John T. Croley, Jr., 57              1996     Secretary and Vice Chairman - CBC Holding Company and Community
                                              Banking Company of Fitzgerald; Attorney - sole practitioner

A.B.C. (Chip) Dorminy, III, 58       1996     President - ABCD Farms, Inc.; CEO - Farmers Quality Peanut Co. and
                                              D&F Grain Co.

John S. Dunn, 62                     1996     Owner - Shep Dunn Construction

Lee Phillip Liles, 57                1996     Agency Manager - Georgia Farm Bureau Mutual Insurance Co.


                                       46

                                   Director   Positions with CBC Holding Company and
Name and Age                       Since(1)   Business Experience for Last Five Years
---------------------------------  ---------  -----------------------------------------------------------------------

Steven L. Mitchell, 49               1996     Tree Farmer and Co-owner - Irwin Timber Company

James A. Parrott, II, 67             1996     Owner - Standard Supply Co. & Building Materials, Inc.

George M. Ray, 60                    1996     President and Chief Executive Officer - CBC Holding Company and
                                              Community Banking Company of Fitzgerald; Chief Financial Officer -
                                              CBC Holding Company

Hulin Reeves, Jr., 56                1999     Farmer

Robert E. Sherrell, 70               1996     Attorney - Jay, Sherrell, Smith & Braddy, P.C.

John Edward Smith, III, 58           1996     Attorney - Jay, Sherrell, Smith & Braddy, P.C.

Wyndall L. Walters, 59               1998     President - Irwin County Motors (d/b/a Fitzgerald Ford Lincoln Mercury)

---------------------
(1) CBC Holding Company was incorporated in October 1996. Each of these individuals also serves on the board of directors of Community Banking Company of Fitzgerald.

     During the past five years, none of the above-named persons has been convicted in a criminal proceeding or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the above-named persons is a citizen of the United States, and the business address and telephone number for each of the above-named persons is 102 West Roanoke Drive, Fitzgerald, Georgia 31750, telephone (229) 423-4321.

STOCK OWNERSHIP BY AFFILIATES

     The following table sets forth the number and the percentage ownership of shares of CBC Holding Company common stock directly and indirectly owned by each director and executive officer of CBC Holding Company, and by all directors and executive officers as a group, as of December 31, 2006. The address for each person named in the table is 102 West Roanoke Drive, Fitzgerald, Georgia 31750. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which is the power to vote or to direct the voting of such security, or "investment power" which is the power to dispose or to direct the disposition of such security. The number of shares indirectly owned also includes any shares the person has the right to acquire within the next 60 days. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

                                 NUMBER    % OF CLASS    % OF CLASS
                                   OF        BEFORE        AFTER
NAME                             SHARES   TRANSACTION   TRANSACTION       NATURE OF BENEFICIAL OWNERSHIP(1)
-------------------------------  -------  ------------  ------------  -----------------------------------------
Sidney S. (Buck) Anderson, Jr.   106,501        14.55%        17.03%

James Thomas Casper, III          11,230         1.52%         1.78%  105 shares are held by Mr. Casper's
                                                                      daughter.


                                       47

                                 NUMBER    % OF CLASS    % OF CLASS
                                   OF        BEFORE        AFTER
NAME                             SHARES   TRANSACTION   TRANSACTION       NATURE OF BENEFICIAL OWNERSHIP(1)
-------------------------------  -------  ------------  ------------  -----------------------------------------

Charles A. (Pete) Clark, Sr.      11,355         1.55%         1.82%  551 shares are held jointly by Mr.
                                                                      Clark and his son.

John T. Croley, Jr.               27,562         3.42%         4.41%  1,281 shares are held by Mr. Croley
                                                                      for the benefit of his son; 1,281 shares
                                                                      are held by Mr. Croley for the benefit
                                                                      of his grandchildren.

A.B.C. (Chip) Dorminy, III        34,286         4.68%         5.48%  11,025 shares are held by ABCD
                                                                      Farms, Inc. of which Mr. Dorminy is
                                                                      President; 10,473 are held by Mr.
                                                                      Dorminy's wife; 4,410 shares are held
                                                                      in the Emma Myrtice Dorminy Trust.

John S. Dunn                       5,512         0.75%         0.88%

Lee Phillip Liles                  5,925         0.81%         0.95%

Steven L. Mitchell                 7,626         1.04%         1.22%  1,717 shares are held by Mr. Mitchell
                                                                      as custodian for his daughter; 2,602
                                                                      shares are held by Mr. Mitchell as
                                                                      custodian for his son.

James A. Parrott, II               8,378         1.14%         1.34%  110 shares are held by Mr. Parrott's
                                                                      spouse.

George M. Ray(2)                   6,063         0.83%         0.97%

Hulin Reeves, Jr.                  6,756         0.92%         1.08%  771 shares are held by the Estate of
                                                                      Joy Reeves.

Robert E. Sherrell                13,450         1.84%         2.15%

John Edward Smith, III             2,756         0.38%         0.44%

Wyndall L. Walters                 3,169         0.43%         0.51%

ALL DIRECTORS AND EXECUTIVE
OFFICERS, AS A GROUP             250,569         34.2%        40.06%

--------------------------
(1) This column separately describes only those shares of common stock "beneficially owned" which are not held by the reporting person directly or jointly with his spouse.

(2)  Mr. Ray is also an executive officer of CBC Holding Company.

     The percentage of shares beneficially owned by the directors and executive officers of CBC Holding Company after the Reclassification takes effect will depend on the actual number of shares converted to Series A Preferred Stock in the Reclassification. Assuming an aggregate of 106,605 shares are converted to Series A Preferred Stock in the Reclassification, the directors and executive officers will directly or indirectly own an aggregate of approximately 250,569 shares, or approximately 40.1%, of CBC Holding Company's outstanding common stock after the Reclassification.

RECENT AFFILIATE TRANSACTIONS

     During the past two years the following director of CBC Holding Company has purchased or sold shares of CBC Holding Company as set forth below:

                          Number
                        of Shares      Purchase/Sales
Name                 Purchased/(Sold)       Price       Date Purchased
-------------------  ----------------  ---------------  --------------

A.B.C. Dorminy, III        110         $         13.50     12/31/04

MARKET FOR COMMON STOCK

     There is only a limited trading market for CBC Holding Company's common stock, and we expect that the trading market for CBC Holding Company common stock will remain limited after the Reclassification. Any trading activity, as it occurs, takes place in privately negotiated transactions. To our knowledge, our stock has traded at prices ranging from $10.00 to $16.72 per share during
the past two years.   Additionally, we will not take any steps to cause the
shares of CBC Holding Company common stock to become eligible for trading on an automated quotation system operated by a national securities association. CBC Holding Company will not be required to file reports under Section 15(d) of the Securities Exchange Act, and its common stock will not be registered under
Section 12(g) of the Securities Exchange Act.

DESCRIPTION OF COMMON STOCK

     CBC Holding Company's articles of incorporation provide for 10,000,000 authorized shares of common stock, $1.00 par value. As of the record date, 731,904 shares of CBC Holding Company common stock were issued and outstanding. We estimate that the number of shares of CBC Holding Company common stock outstanding after the Reclassification will be approximately 625,299. The exact change in the number of outstanding shares will depend on the number of shares that are converted into Series A Preferred Stock.

     The rights of CBC Holding Company shareholders will be governed by the Georgia Business Corporation Code and CBC Holding Company's articles of incorporation and bylaws. Neither CBC Holding Company's articles of incorporation nor its bylaws provide specific approval requirements for business combinations or reorganizations. As a result, these transactions will be governed by the Georgia Business Corporation Code, which generally requires approval by the holders of a majority of the outstanding shares.

     Generally, we may issue additional shares of CBC Holding Company common stock without regulatory or shareholder approval, and common stock may be issued for cash or other property. CBC Holding Company common stock will not be subject to liability for further calls or assessments by CBC Holding Company and will not be subject to any redemption, sinking fund or conversion provisions.

     The holders of shares of CBC Holding Company common stock will be entitled to dividends and other distributions as and when declared by the board of directors out of legally available assets. CBC Holding Company may pay dividends in cash, property or shares of common stock, unless CBC Holding Company is insolvent or the dividend payment would render it insolvent.

     Holders of CBC Holding Company common stock will be entitled to one vote per share on all matters requiring a vote of shareholders, including the election of directors.

     CBC Holding Company's articles of incorporation contain indemnification provisions that require it to indemnify under specified circumstances persons who are parties to any civil, criminal, administrative or investigative action, suit or proceeding, by reason of the fact that the person was or is a director or officer of CBC Holding Company. Except as noted below, these persons would be indemnified against expenses (including, but not limited to, attorneys' fees and court costs) and judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them. These persons may also be entitled to have CBC Holding Company advance funds for expenses prior to the final disposition of the proceeding, upon their undertaking to repay CBC Holding Company if it is ultimately determined that they are not entitled to indemnification. In general, CBC Holding Company will indemnify a director or officer if the board of directors determines the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of CBC Holding Company and, in the case of a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

     CBC Holding Company's articles of incorporation, subject to exceptions, also eliminate the potential personal liability of a director for monetary damages to the shareholders of CBC Holding Company for breach of a duty as a director. There is no elimination of liability for:

     - A breach of duty involving appropriation of a business opportunity of CBC Holding Company;

     - An act or omission not in good faith or involving intentional misconduct or a knowing violation of law;

     - A transaction from which the director derives an improper material tangible personal benefit; or

     - As to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code.

These provisions of the articles of incorporation do not eliminate or limit the right of a shareholder to seek injunctive or other equitable relief not involving monetary damages.

TERMS OF THE SERIES A PREFERRED STOCK TO BE ISSUED IN THE RECLASSIFICATION

     GENERAL. The shares of Series A Preferred Stock to be issued in the Reclassification will be fully paid and nonassessable shares of stock.

     RANK. The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of CBC Holding Company, ranks senior to the common stock and to all other classes and series of equity securities of CBC Holding Company, other than any classes or series of equity securities that CBC Holding Company subsequently issues ranking on a parity with, or senior to the Series A Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding-up of CBC Holding Company. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of stock and equity securities designated by the board of directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by CBC Holding Company, including notes and debentures.

     DIVIDEND RIGHTS. Holders of Series A Preferred Stock are entitled to a 10% preference in the distribution of dividends (whether in the form of cash or stock), when and if declared and paid by CBC Holding Company, so that holders of the Series A Preferred shares are entitled to receive dividends in an amount not less than 110% of that paid on common shares prior to the receipt of dividends by the holders of common stock. For example, based on our most recent $0.10 per share dividend payment, holders of Series A Preferred Stock would receive a dividend of $0.11 per share before common shareholders could receive any dividend payment. CBC Holding Company is not required to pay any dividends on the Series A Preferred Stock unless it pays a dividend on the common stock, and has the right to waive the declaration or payment of dividends. Any dividends waived by CBC Holding Company will not accumulate to future periods and will not represent a contingent liability of CBC Holding Company.

     PERPETUAL STOCK. The Series A Preferred Stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

     VOTING RIGHTS. Unlike the common stock, the Series A Preferred Stock will not having voting rights except under very limited circumstances. Except as otherwise provided by law, holders of Series A Preferred Stock are entitled to vote with the common shareholders only upon proposals for (i) a merger, share exchange, consolidation or other business combination of the corporation with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, share exchange, consolidation or business combination that would result in the outstanding common stock of the corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (ii) an agreement for the sale or disposition by the corporation of all or substantially all of the corporation's assets (a "Change in Control"). For those matters on which holders of Series A Preferred Stock are entitled to vote, such holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders' meeting held to act upon such matters in accordance with CBC Holding Company's bylaws. When voting on a proposed Change in Control, the holders of Series A Preferred Stock will vote together with the holders of common stock and not as a separate class.

     CONVERSION RIGHTS. The shares of Series A Preferred Stock convert automatically to shares of common stock immediately prior to the consummation of a Change in Control, with each share of Series A Preferred Stock convertible into one share of common stock, subject to antidilution adjustment as described below.

     LIQUIDATION RIGHTS. Holders of Series A Preferred Stock are entitled to a preference in the distribution of assets of CBC Holding Company in the event of any liquidation, dissolution or winding-up of CBC Holding Company, whether voluntary or involuntary, equal to the greater of the book value per share, the amount per share to be paid to common shareholders, or $15.26 per share.

     PREEMPTIVE RIGHTS. Holders of Series A Preferred Stock do not have any preemptive rights to purchase any additional shares of Series A Preferred Stock or shares of any other class of capital stock of CBC Holding Company that may be issued in the future.

     ANTIDILUTION ADJUSTMENTS. If the number of our outstanding shares of common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of CBC Holding Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares or stock dividend, an appropriate adjustment shall be made by the board of directors in the number and relative terms of the Series A Preferred Stock.

     REDEMPTION RIGHTS AND ABILITY TO BE CALLED. Holders of Series A Preferred Stock have no right to require that CBC Holding Company redeem their shares. Further, the Series A Preferred Stock is not callable by the Company.

DIVIDEND POLICY

     The holders of shares of CBC Holding Company common stock and Series A Preferred Stock will be entitled to dividends and other distributions as and when declared by the board of directors out of assets legally available therefor. Dividends may be paid in cash, property or shares of common stock unless CBC Holding Company is insolvent or the dividend payment would render it insolvent. CBC Holding Company paid dividends in the amount of $0.10 per share in 2004; $0.17 per share in 2005; and $0.10 per share in 2006.

     Our ability to pay cash dividends and other distributions is influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends and other distributions, if any, will depend upon, among other things, future earnings, the financial condition of Community Banking Company of Fitzgerald and CBC Holding Company, the amount of cash on hand at the holding company level, outstanding debt obligations and limitations on the payment of dividends on any debt obligations, and the requirements imposed by regulatory authorities.

LEGAL PROCEEDINGS

     There are no material pending proceedings to which CBC Holding Company is a party or to which any of its properties are subject; nor are there material proceedings known to CBC Holding Company to be contemplated by any governmental authority; nor are there material proceedings known to CBC Holding Company, pending or contemplated, in which any director, officer or affiliate or any principal shareholder of CBC Holding Company, or any associate of the foregoing, is a party or has an interest adverse to CBC Holding Company.

ADDITIONAL INFORMATION

     CBC Holding Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference facility located in Room 1580, 100 F Street, N.E., Washington, D.C. 20549, telephone (202) 551-8090. Copies of these reports and other information can also be obtained by mail from the SEC at the address above, via telephone at 1-800-SEC-0330, or via the SEC's website at http://www.sec.gov.

     You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This proxy statement is dated [____________], 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the issuance of CBC Holding Company common stock in the Reclassification creates any implication to the contrary.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following historical financial data is derived from, and qualified by reference to, CBC Holding Company's Consolidated Financial Statements and the Notes thereto included in its Annual Report on Form 10-KSB for the year ended December 31, 2006. You should read the selected financial data set forth below in conjunction with the foregoing financial statements and notes and in the context of "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the annual report listed above. The portions of our annual report described above are attached as Appendix C to this proxy
                                                     ----------
statement.

                                        -----------------------------------------------
                                         As for the Year Ended   As for the Year Ended
                                           December 31, 2006       December 31, 2005
                                        -----------------------  ----------------------

Net interest income                     $                3,549                   3,367
Provision for loan losses                                  180                     240
Other income                                               725                     653
Other expense                                            2,707                   2,464
Income taxes                                               410                     432
Net earnings                            $                  978                     884

PER COMMON SHARE
Basic earnings per share                $                 1.34                    1.21
Diluted earnings per share                                1.34                    1.21
Cash dividends declared                                   0.10                    0.17
Book value                              $                15.61                   14.34

AT PERIOD END
Loans, net                              $               50,783                  54,176
Earning assets                                          80,383                  80,380
Assets                                                  93,059                  87,217
Deposits                                                81,258                  76,239
Shareholders' equity                    $               11,426                  10,494
Common shares outstanding                              731,904                 731,904

AVERAGE BALANCES
Loans                                   $               56,198                  55,046
Earning assets                                          80,664                  79,016
Assets                                                  93,060                  87,216
Deposits                                                79,365                  75,081
Shareholders' equity                    $               10,887                  10,028
Weighted average shares outstanding                    731,904                 731,904

KEY PERFORMANCE RATIOS
Return on average assets                                  1.09%                   1.03%
Return on average shareholders' equity                    8.98%                   8.82%
Dividend payout ratio                                     7.46%                  14.03%
Average equity to average assets                         11.70%                  11.50%

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated balance sheet as of December 31, 2006 (the "Pro Forma Balance Sheet"), and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2006 (the "Pro Forma Statements of Operations"), show the pro forma effect of the Reclassification. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the transaction occurred at December 31, 2006, while the pro forma adjustments to the Pro Forma Statements of Operations are computed as if the transaction were completed on January 1, 2006, the earliest period presented. The following financial statements do not reflect any anticipated cost savings that may be realized by CBC Holding Company following the Reclassification.

     The pro forma information does not purport to represent what CBC Holding Company's results of operations actually would have been if the Reclassification had occurred on January 1, 2006.

                                                   CBC HOLDING COMPANY
                                           PRO FORMA CONSOLIDATED BALANCE SHEET
                                                    DECEMBER 31, 2006
                                                       (UNAUDITED)
                                            (IN THOUSANDS, EXCEPT SHARE DATA)


                                                               CBC Holding Co.                                 Pro Forma
                                                                 Historical           Pro Forma Adjustments    Combined
                                                              -----------------       ----------------------  -----------
                                                                                        Debit      Credit
                                                                                      ---------  -----------
ASSETS
Cash and due from banks                                       $          5,695   (1)                     104  $    5,591

Federal funds sold                                                       9,591   (1)                               9,591
    Cash and cash equivalents                                           15,286                                    15,286
Securities                                                              20,183                                    20,183
Loans (net)                                                             50,783                                    50,783
Goodwill                                                                 1,668                                     1,668
Premises and equipment                                                   1,806                                     1,806
Other assets                                                             3,336                                     3,336
                                                              -----------------                               -----------
        Total assets                                          $         93,059                                $   92,955
                                                              =================                               ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
    Non-interest bearing                                      $         10,450                                $   10,450
    Interest bearing                                                    70,808                                    70,808
                                                              -----------------                               -----------
    Total deposits                                                      81,258                                    81,258

Accrued expenses and other liabilities                                     375                                       375
                                                              -----------------                               -----------
        Total liabilities                                               81,633                                    81,633

Shareholders' equity:
Series A Preferred Stock                                                     -   (2)                     107         107
Common stock                                                               732   (2)        107                      625
Additional paid-in capital                                               6,816                                     6,816
Retained earnings                                                        3,912   (1)        104                    3,808
Accumulated other comprehensive income (loss)                              (35)                                      (35)
                                                              -----------------                               -----------
        Total shareholders' equity                                      11,426                                    11,322
                                                              -----------------                               -----------

        Total liabilities and equity                          $         93,059                                $   92,955
                                                              =================                               ===========

(1) Cost of the transaction including $104,000 in filing, legal and other fees
(2)  Assumes the issuance of 106,605 shares of Series A
     Preferred Stock in exchange for 106,605 shares of common stock

Shares outstanding (common and Series A)                               731,904                                   731,904
Book value per common equivalent share                        $          15.61                                $    15.47
                                                              =================                               ===========

See accompanying notes to pro forma consolidated financial statements.

                                              CBC HOLDING COMPANY
                                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                     FOR THE YEAR ENDED DECEMBER 31, 2006
                                                  (UNAUDITED)
                                                  (THOUSANDS)


                                                          CBC Holding Co.
                                                             Historical     Pro Forma Adjustments   Pro Forma
                                                          ----------------  ----------------------  ----------
Interest income                                           $          5,607                          $    5,607
Interest expense                                                     2,057                               2,057
                                                          ----------------                          ----------
    Net interest income                                              3,549                               3,549

Provision for loan losses                                              180                                 180
Other income                                                           725                                 725
Other expense                                                        2,707                               2,707
                                                          ----------------                          ----------
    Earnings before taxes                                            1,387                               1,387
    Income tax expense                                                 310                                 310

    Net earnings                                          $            978                          $      978
                                                          ================                          ==========

The proposed transaction would not have an effect on the historical statement of operations of CBC Holding
Company as all transaction costs would be financed with existing non-interest bearing cash.

Basic earnings per share                                  $           1.34                          $     1.32
Diluted earnings per share                                $           1.34                          $     1.32

See accompanying notes to pro forma consolidated financial statements.

                              CBC HOLDING COMPANY
              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS


(1) The unaudited pro forma consolidated balance sheet as of December 31, 2006 and consolidated statements of operations for the year ended December 31, 2006 have been prepared based on the historical consolidated balance sheets and statements of operations, which give effect to the Reclassification as if it had occurred on the earliest date presented.

(2) In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring nature.

                       PROPOSAL 3:  ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide that the Company's Board of Directors shall hold office for a term of one year. The board of directors recommends that the shareholders elect the nominees listed below. Mr. Anderson and Mr. Sherrell are each retiring from the Board of Directors effective as of the expiration of their current terms. The Company will not seek to fill the vacancies created by the retirement of Messrs. Anderson and Sherrell and will reduce the number of directors from fourteen (14) to twelve (12). Please see chart under the heading "Directors and Executive Officers" on page 46 for more information on director nominees.

                                       DIRECTOR NOMINEES
                                For One-Year Term Expiring 2008
-  James Thomas Casper, III, 51     -  John S. Dunn, 62          -  George M. Ray, 60

-  Charles A. (Pete) Clark, Sr. 60  -  Lee Phillip Liles, 57     -  Hulin Reeves, Jr., 56

-  John T. Croley, Jr., 57          -  Steven L. Mitchell, 49    -  John Edward Smith, III, 58

-  A.B.C. (Chip) Dorminy, III, 58   -  James A. Parrott, II, 67  -  Wyndall L. Walters, 59

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR
                                                     ---
NOMINEES LISTED ABOVE.

                      MEETINGS AND COMMITTEES OF THE BOARD

     During the year ended December 31, 2006, the Board of Directors of the Company held 12 joint board meetings with the Board of Directors of the Bank. All directors attended at least 75% of the meetings of the Board of Directors of the Company and the meetings of the Bank's Audit Committee, if applicable.

ANNUAL MEETING ATTENDANCE

     Although the Company does not have a formal policy regarding the directors' attendance at the annual meeting of the shareholders, all directors are expected to attend. All of the directors of the Company attended the 2006 annual meeting of shareholders.

NOMINATING COMMITTEE AND COMPENSATION COMMITTEE

     The Board of Directors of the Company does not have a standing nominating or compensation committee and has not adopted a nominating committee charter. Rather, the full board participates in the consideration of director nominees. All of the Company's directors, except for Mr. Ray, are independent directors under the National Association of Securities Dealers definition of "independent director." Since the Company is a small business issuer and only one of its directors is not independent, the Company believes a standing nominating committee is not necessary.

     The Board of Directors of the Company is responsible for establishing targets and awards for any incentive compensation plan, reviewing salary ranges and fringe benefits, and reviewing and approving remuneration of the executive officers.

AUDIT  COMMITTEE

     The Company does not conduct any significant business activities separate and apart from the Bank. Accordingly, the Bank's Audit Committee effectively acts as the Audit Committee of the Company. The Bank's Audit Committee recommends to the Bank's, and therefore to the Company's, Board of Directors the independent public accountants to be selected to audit the Bank's and the Company's annual financial statements and determines whether all audits and exams required by law are being performed fully, properly and in a timely fashion. The Audit Committee also evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and audit plan.

     The Bank's Audit Committee consists of Sidney S. (Buck) Anderson, James Thomas Casper, III, Charles A. Clark, A.B.C. (Chip) Dorminy, III, Hulin Reeves, Jr., and Wyndall L. Walters. Although the Company's stock is not listed on an exchange or traded on the Nasdaq Stock Market, each current member of the Audit Committee meets the requirements for independence as defined by Nasdaq listing standards.

     During the year ended December 31, 2006, the Bank's Audit Committee held three meetings. Neither the Company's nor the Bank's Board of Directors has
adopted a written charter for the Bank's Audit Committee.    Although none of
the Audit Committee members meets the criteria specified under applicable Securities and Exchange Commission regulations for an "Audit Committee financial expert," the Board believes that each committee member has the financial knowledge, business experience and independent judgment necessary to serve effectively on the Audit Committee, and further notes that Mr. Casper, a member of the Bank's Audit Committee, is a certified public accountant.

                             AUDIT COMMITTEE REPORT

     The Audit Committee reports as follows with respect to the audit of the Company's 2006 audited consolidated financial statements.

     - The Audit Committee has reviewed and discussed the Company's 2006 audited consolidated financial statements with the Bank's and the Company's management;

     - The Audit Committee has discussed with the independent auditors, Thigpen Jones Seaton & Co., the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements;

     - The Audit Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor's independence from the Company and its related entities) and has discussed with the auditors the auditors' independence from the Company and the Bank; and

     - Based on review and discussions of the Company's 2006 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's 2006 audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission.

          [_________], 2007      Audit Committee:     Sidney S. (Buck) Anderson
                                                      James Thomas Casper, III
                                                      Charles A. Clark
                                                      A.B.C. (Chip) Dorminy, III
                                                        - Chairman
                                                      Hulin Reeves, Jr.
                                                      Wyndall L. Walters

EXECUTIVE OFFICER

     Currently, the Company has only one executive officer. The following table provides: (a) his name; (b) his age at December 31, 2006; (c) how long he has been an officer of the Company; and (d) his positions with the Company and the
Bank:

NAME (AGE)          OFFICER SINCE      POSITION WITH THE COMPANY AND THE BANK
------------------  -------------  ----------------------------------------------

George M. Ray (60)      1998       President, Chief Executive Officer and Acting
                                   Chief Financial Officer of the Company and the
                                   Bank

                COMPENSATION OF EXECUTIVE OFFICER AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table presents the total compensation the Company (or the Bank) paid or granted to Mr. Ray as the Company's chief executive officer in fiscal year 2006. No other employee of the Company or the Bank received more than $100,000 in annual compensation during 2006.

                                                      All Other
Name and Principal Position  Year   Salary   Bonus   Compensation    Total
---------------------------  ----  --------  -----  --------------  --------
George M. Ray, President,    2006  $108,648      0  $    16,290(1)  $124,938
Chief Executive Officer and
Acting Chief Financial
Officer

---------------------
(1) Consists of $6,846 in contributions to the Company's 401(k) made by the Company on behalf of Mr. Ray, an annual automobile allowance of $5,400, imputed income of $1,356 for BOLI and $1,188 for group term life insurance, annual country club dues of $960, and annual Rotary Club dues of $540.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The Company did not have any outstanding equity awards at fiscal year-end. There are no stock options issued to any executive officer or director of the Company or the Bank in connection with the Company's common stock or any other security issued by the Company. The Company did not grant any stock options during fiscal year 2006.

DIRECTOR COMPENSATION

     During 2006, directors of the Company received $450 for each board meeting attended and $50 for each committee meeting attended. No other compensation is given to directors for their service as directors.

                                  Fees earned
                                   or  paid        All Other
             Name                 in cash ($)   Compensation ($)  Total ($)
-------------------------------  -------------  ----------------  ----------
Sidney S. (Buck) Anderson, Jr.   $       7,050                --  $    7,050


                                       60

James Thomas Casper, III         $       7,300                --  $    7,300
Charles A. (Pete) Clark, Sr.     $       5,750                --  $    5,750
John T. Croley, Jr.              $       5,850                --  $    5,850
A.B.C. (Chip) Dorminy, III       $       5,200                --  $    5,200
John S. Dunn                     $       6,800                --  $    6,800
Lee Phillip Liles                $       6,450                --  $    6,450
Steven L. Mitchell               $       5,700                --  $    5,700
James A. Parrott, II             $       6,200                --  $    6,200
George M. Ray(1)                 $       5,400                --  $    5,400
Hulin Reeves, Jr.                $       5,550                --  $    5,550
Robert E. Sherrell               $       5,650                --  $    5,650
John Edward Smith, III           $       5,700                --  $    5,700
Wyndall L. Walters               $       5,600                --  $    5,600

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

STOCK OWNERSHIP

     Please see the chart under the heading "Stock Ownership by Affiliates" on page 47.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities and Exchange Act of 1934 requires the Company's officers, directors and greater than 10% shareholders ("Reporting Persons") to file initial reports of ownership and reports of changes in ownership of the Company's common stock ("Section 16 Reports"). The Reporting Persons are required to furnish the Company with copies of the Section 16 Reports they file. All of the Reporting Persons who are listed above complied with all applicable Section 16(a) filing requirements.


                     RELATIONSHIPS AND RELATED TRANSACTIONS

     From time to time our directors, officers and their affiliates, including members of their families or businesses and other organizations with which they are associated, may have banking or other business transactions in the ordinary course of business with the Bank. The Bank's policy is that any loans or other transactions with those persons or entities (a) are made in accordance with applicable law and the Bank's lending policies, (b) are made on substantially the same terms, including price, interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated parties of similar standing, and (c) do not involve more than the normal risk of collectibility or present other unfavorable features to the Company and the Bank. In addition, all future transactions with our directors, officers and their affiliates are intended to be on terms no less favorable than could be obtained from an unaffiliated third party, and must be approved by a majority of our directors, including a majority of the directors who do not have an interest in the transaction.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Thigpen Jones Seaton & Co. is the accounting firm responsible for preparing an audited report of the Company's financial statements. Thigpen Jones Seaton & Co. has acted as the Company's accounting firm since 1996. A representative from Thigpen Jones Seaton & Co. is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

     The following table shows the amounts paid by the Company and the Bank to Thigpen Jones Seaton & Co., the Company's and the Bank's independent auditors, for the last two fiscal years.

     Category               2006       2005
     ------------------  ---------------------
     Audit Fees . . . .  $27,900  $  26,000
     Audit Related Fees   12,945     17,450
     Tax Fees . . . . .    2,500      2,500
     All Other Fees . .    7,868     17,900(1)
     Total . . . . . . . $51,213  $  63,850
                         =====================

     ------------
     (1)  Includes work on deregistration filings.

AUDIT FEES

     Audit fees represent fees billed by Thigpen Jones Seaton & Co. for professional services rendered in connection with the audit of the Company's annual financial statements for 2006 and 2005.

AUDIT RELATED FEES

     Audit related fees represent fees billed by Thigpen Jones Seaton & Co. for professional services rendered in connection with the review of the financial statements included in the Company's quarterly filings on Form 10-QSB, annual filings on Form 10-KSB and other filings with the SEC.

TAX FEES

     Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by Thigpen Jones Seaton & Co. for tax compliance, tax advice, tax planning and preparation of federal and state corporate income tax returns.

ALL OTHER FEES

     Other fees billed in 2006 and 2005 related primarily to deregistration filings and regulatory reporting services that were pre-approved by the Audit Committee.

     The fees billed by Thigpen Jones Seaton & Co. are pre-approved by the Audit Committee in accordance with the policies and procedures for the Audit Committee. The Audit Committee pre-approves all audit and non-audit services provided by the Company's independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2006, 100% of the fees incurred were pre-approved.

               DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

     In August 2004, the Board amended the sections of the Company's bylaws governing shareholder nominations and proposals. Those sections of the bylaws are summarized below.

     DIRECTOR NOMINATIONS.   The Company does not have a formal nomination
committee. The Board has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers of the Bank, shareholders of the Company and professionals in the financial services and other industries. Similarly, the Board does not prescribe any specific qualifications or skills that a nominee must possess, although it considers: the potential nominee's business experience; knowledge of the Bank and the financial services industry; experience in serving as a director of the Company or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director; and any other factors the Board deems relevant.

     The Board will consider shareholder nominations for directors that are made in writing and delivered not fewer than 90 days before a meeting at which directors are to be elected. The nomination must state, to the extent known to the nominating shareholder, the following information:

          -    The name and address of each proposed nominee;

          -    The principal occupation of each proposed nominee;

          - The total number of shares of capital stock of the corporation that will be voted for each proposed nominee;

          - The name and residence address of the shareholder making the nomination; and

          - The number of shares of capital stock of the corporation owned by the shareholder making the nomination.

Other information not specified above regarding the nominee that is required to be disclosed in a solicitation of proxies by the Company pursuant to Regulation 14A under the Securities and Exchange Act of 1934 (including the nominee's written consent to be named in a proxy statement as a nominee and to serve as a director if elected) should also be provided.

     Nominations not made in accordance with this procedure may be disregarded by the chair of the meeting at which the election is to be held.

     SHAREHOLDER PROPOSALS. To be properly brought before the shareholders at the annual meeting, shareholder proposals not relating to the election of directors must be received by the Company at least 90 days before the meeting date. To have such matter included in the annual proxy materials of the Company, however, shareholder proposals must be received by the Company by a reasonable time before the Company begins to print and mail its proxy materials for next year's annual meeting, which is expected to be held on or around April 18, 2008. Generally, the proxyholder(s) disclosed in the Company's proxy statement shall have the discretionary authority to vote upon any shareholder proposal not included in the Company's proxy materials. Our bylaws require that a shareholder proposal notice provide:

          - a brief description of the business desired to be brought before the annual meeting, a clear statement as to the course of action that the shareholder believes the corporation should take in connection with such proposed business matter and the reasons for conducting such business at the annual meeting;

          - the name and record address of the shareholder proposing such business;

          - the class and number of shares of the corporation which are beneficially owned by the shareholder and how long the shareholder has held such shares; and

          -    any material interest of the shareholder in such business.

Other information not specified above that is required to be disclosed in a solicitation of proxies by the Company pursuant to Regulation 14A under the Securities and Exchange Act of 1934 should also be provided.

     A shareholder may submit no more than one matter of business at a particular shareholders' meeting. Additionally, the shareholder's statement presenting the proposed business matter, if included in any proxy statement of the Company, may not exceed 500 words, or such greater word limitation established by applicable regulation. To the fullest extent permitted by applicable law, the Board of Directors have the discretion to determine whether a shareholder's proposal is a proper business matter. Accordingly, the Board may, if warranted under the circumstances, deny the shareholder's proposal request upon written notice to the shareholder stating its reason for such denial.

     SUBMISSION DEADLINE FOR NEXT ANNUAL MEETING. To be included in the Company's 2008 proxy statement, shareholder nominations and proposals will likely need to be submitted to the Company for consideration at the 2008 annual meeting of shareholders by a reasonable time before the date that the Company begins mailing the proxy statement for the 2008 annual meeting, which is expected to be on or around April 18, 2008. Generally, the proxyholder(s) disclosed in the Company's proxy statement shall have the discretionary authority to vote upon any shareholder proposal not included in the Company's proxy materials.

     SHAREHOLDER COMMUNICATIONS.    Shareholders wishing to communicate with the
Board of Directors or with a particular director may do so in writing, addressed to the board or to the particular director, and sending it to the Secretary of the Company at the Company's principal office at 102 West Roanoke Drive, Fitzgerald, Georgia 31750. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.


              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental to the election of directors, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

     Whether or not you plan to attend the annual meeting, please complete, sign, date, and return the enclosed proxy promptly. A pre-addressed envelope has been provided for that purpose. No postage is required if the proxy is mailed in the United States.

                                   APPENDIX A
                                   ----------
                               CBC HOLDING COMPANY

                            SERIES A PREFERRED STOCK
                 Relative Rights and Preferences and Other Terms
                     As Designated By the Board of Directors


     1.     Designation  and  Initial  Number.  The class of shares of Preferred
            ---------------------------------
Stock hereby authorized shall be designated the "Series A Preferred Stock." As used hereinafter, the term "Preferred Stock" without designation shall refer to shares of Series A Preferred Stock. The initial number of authorized shares of the Preferred Stock shall be 2,000,000 shares.

     2.     Rank.  The  Preferred  Stock,  with  respect  to dividend rights and
            ----
rights of liquidation, dissolution or winding up of the corporation, ranks senior to the Common Stock and all of the classes and series of equity securities of the corporation, other than any classes or series of equity securities of the corporation subsequently issued ranking on a parity with, or senior to, the Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding up of the corporation. The relative rights and preferences of the Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes or series of preferred stock and equity securities of the corporation designated by the Board of Directors. The Preferred Stock is junior to indebtedness issued from time to time by the corporation, including notes and debentures.

     3.     Voting  Rights.  Except  as  provided  by  law,  the  holders of the
            --------------
Preferred Stock shall have limited voting rights, and shall be entitled to vote only upon any proposal for a consolidation or merger of the corporation, a share exchange or a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety (a "Change of Control"). On those matters in which the holders of Preferred Stock are entitled to vote, the holders shall have the right to one vote for each share of Preferred Stock, and shall be entitled to receive notice of any shareholders meeting held to act upon such matters in accordance of the Bylaws of the corporation, and shall be entitled to vote in such manner as provided by law. Except as provided by law, the holders of Preferred Stock shall vote together with the holders of Common Stock as a single class, and not as a separate class.

     4.     Dividend  Rights.  The holders of shares of Series A Preferred Stock
            ----------------
shall be entitled to a preference in the distribution of dividends (whether in the form of cash or stock), when and as declared by the Board of Directors, and shall receive out of any assets of the Corporation legally available therefore, dividends in a per share amount of at least 10% more than the dividends per share paid on the shares of Common Stock prior to the payment of any dividends to the holders of the Common Stock, with any amounts in excess of the 10% premium described above being payable at the discretion of the Board of Directors. The shares of Series A Preferred Stock shall be non-cumulative with respect to dividends, and the Corporation shall have the right to waive the declaration of payment of dividends. Any dividends waived by the Corporation shall not accumulate to future periods and shall not represent a contingent liability of the Corporation.

     5.     Redemption  Rights.  None.
            ------------------

     6.     Liquidation  or  Dissolution.  In  the  event  of  any  voluntary or
            ----------------------------
involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Series A Preferred Stock shall be entitled to be paid in full (on a per share basis) the greater of the net book value of the shares of Series A Preferred Stock as determined under generally accepted accounting principles, the amount paid to the holders of Common Stock or the sum of $15.26 per share. To the extent such payment shall have been made in full to the holders of the

Series A Preferred Stock and any parity stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If upon liquidation, dissolution or winding up, the amounts so payable are not paid in full to the holders of all outstanding shares of Series A Preferred Stock, and all other shares on a parity with the Series A Preferred Stock, then the holders of Series A Preferred Stock and all other shares on a parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither a Change of Control nor any purchase or redemption of stock of the Corporation of any class shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 2(d).

     7.     Convertibility.  The  Preferred  Stock  shall  automatically convert
            --------------
into shares of the corporation's Common Stock, on the basis of one share of Common Stock for each share of Preferred Stock, immediately prior to the closing of a Change of Control; provided, however, that such conversion shall be conditioned upon the closing of any such Change of Control, and the holder entitled to receive the Common Stock upon conversion of the Preferred Stock shall be deemed to have converted such shares of Preferred Stock immediately prior to the closing of such Change of Control. If the shares of Preferred
Stock shall be converted into Common Stock pursuant to this Section 7, the shares which are converted shall be cancelled and shall not be issuable by this corporation thereafter.

     8.     Antidilution Adjustments.  If the outstanding shares of Common Stock
            ------------------------
are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the corporation or of any other corporation by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares, or stock dividend, appropriate adjustment shall be made by the Board of Directors of the corporation in the number, and relative terms, of the shares of Preferred Stock.

     9.     Registration  Rights.  None.
            --------------------

     10.     No  Implied  Limitations.  Nothing herein shall limit, by inference
             ------------------------
or otherwise, the discretionary right of the Board of Directors to divide any or all of the shares of any preferred or special classes into series and, within the limitations set forth in the Georgia Business Corporation Code , to fix and determine the relative rights and preferences of the shares of any series so established, to the full extent provided in the Certificate of Incorporation of the corporation.

     11.     General  Provisions.  In  addition  to  the  above  provisions with
             -------------------
respect to the Preferred Stock, such Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the corporation's Certificate of Incorporation with respect to preferred stock generally.

     12.     Definitions.  As  used  herein with respect to the Preferred Stock,
             -----------
the  following  terms  have  the  following  meanings:

          a. The term "parity stock" means all series of preferred stock (including but not limited to Preferred Stock) and any other class of stock of the corporation hereafter authorized ranking on a parity with the Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the corporation.

          b. The term "junior stock" shall mean the Common Stock and any other class of stock of the corporation hereafter authorized over which preferred stock, including without limitation the Preferred Stock, has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the corporation.

     13.     Notices.  All  notices  required  or  permitted  to be given by the
             -------
corporation with respect to the Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Preferred Stock at their last addresses as they shall appear upon the books of the corporation, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption, shall not affect the validity of the proceedings for the redemption of any other shares of Preferred Stock.

                                   APPENDIX B
                                   ----------

               ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE
                     EXCERPT RELATING TO DISSENTERS' RIGHTS

             PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301.
As used in this article, the term:
     (1) 'Beneficial shareholder' means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
     (2) 'Corporate action' means the transaction or other action by the corporation that creates dissenters rights under Code Section 14-2-1302.
     (3) 'Corporation' means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
     (4) 'Dissenter' means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.
     (5) 'Fair value,' with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.
     (6) 'Interest' means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.
     (7) 'Record shareholder' means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
     (8) 'Shareholder' means the record shareholder or the beneficial shareholder.

14-2-1302.
(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:
     (1)  Consummation of a plan of merger to which the corporation is a party:
          (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:
               (i) The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;
               (ii) Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and
               (iii) The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or
          (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;
     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
     (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
     (4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code
          Section 14-2-604; or

     (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
(b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.
(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:
     (1) In the case of a plan of merger or share exchange, any holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares:
          (A) Anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or
          (B) Any shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders that are different, in type or exchange ratio per share, from the shares to be provided or offered to any other holder of shares of the same class or series of shares in exchange for such shares; or
     (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303.
     A record shareholder may assert dissenters rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

              PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

14-2-1320.
(a) If proposed corporate action creating dissenters rights under Code Section 14-2-1302 is submitted to a vote at a shareholders meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters rights under this article and be accompanied by a copy of this article.
(b) If corporate action creating dissenters rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters rights that the action was taken and send them the dissenters notice described in Code
     Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321.
(a) If proposed corporate action creating dissenters rights under Code Section 14-2-1302 is submitted to a vote at a shareholders meeting, a record shareholder who wishes to assert dissenters rights:
     (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
     (2)  Must not vote his shares in favor of the proposed action.
(b)  A record shareholder who does not satisfy the requirements of subsection
     (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322.
(a) If proposed corporate action creating dissenters rights under Code Section 14-2-1302 is authorized at a shareholders meeting, the corporation shall deliver a written dissenters notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.
(b) The dissenters notice must be sent no later than ten days after the corporate action was taken and must:
     (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
     (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
     (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and
     (4)  Be accompanied by a copy of this article.

14-2-1323.
(a) A record shareholder sent a dissenters notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.
(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters notice, is not entitled to payment for his shares under this article.

14-2-1324.
(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326
(b) The person for whom dissenters rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325.
(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.
(b)  The offer of payment must be accompanied by:
     (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders equity for that year, and the latest available interim financial statements, if any;
     (2) A statement of the corporation's estimate of the fair value of the shares;
     (3)  An explanation of how the interest was calculated;
     (4)  A statement of the dissenter's right to demand payment under Code
          Section 14-2-1327; and
     (5)  A copy of this article.
(c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326.
(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327.
(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:
     (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or
     (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.
(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.
(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:
     (1)  The shareholder may demand the information required under subsection
(b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and
     (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

                      PART 3. JUDICIAL APPRAISAL OF SHARES

14-2-1330.
(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.
(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the 'Georgia Civil Practice Act,' applies to any proceeding with respect to dissenters rights under this chapter.
(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331.
(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.
(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:
     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or
     (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.
(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332.
     No action by any dissenter to enforce dissenters rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                   APPENDIX C
                                   ----------

              FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND
                  ANALYSIS FOR THE YEAR ENDED DECEMBER 31, 2006

THIGPEN, JONES, SEATON & CO., P.C.                  SCOTTY C. JONES, CPA, CVA
                                                    FRANK W. SEATON, JR., CPA
CERTIFIED PUBLIC ACCOUNTANTS                        TRACY G. SMITH, CPA
BUSINESS CONSULTANTS                                GRAYSON DENT, CPA
1004 HILLCREST PARKWAY  P.O. BOX 400                ROBYN T. TANNER, CPA
DUBLIN, GEORGIA 31040-0400                          RHONDA M. NORRIS, CPA
TEL 478-272-2030  FAX 478-272-3318                  SPENCER L. TYDINGS, CPA
E-MAIL TJS@TJSCPA.COM                               BECKY G. HINES, CPA
                                                    DONNA H. LUMLEY, CPA
                                                    LORI Y. NORTON, CPA, AAP
                                                    CRISTI H. JONES, CPA, CVA
                                                    MATTHEW C. JONES, CPA, CISA
                                                    HEATHER FRAZIER, CPA
                                                    --------------------------
                                                    ROBERT E. THIGPEN, JR., CPA

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            -------------------------------------------------------


Board of Directors
CBC Holding Company and Subsidiary

     We have audited the accompanying consolidated balance sheets of CBC Holding Company and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CBC Holding Company and Subsidiary at December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.


/s/THIGPEN, JONES, SEATON & CO., P.C.

March 5, 2007
Dublin,  Georgia

                           CBC HOLDING COMPANY AND SUBSIDIARY
                              CONSOLIDATED BALANCE SHEETS

---------------------------------------------------------------------------------------
                                                                 As of December 31,
                                                             --------------------------
ASSETS                                                           2006          2005
                                                             ------------  ------------
Cash and due from banks                                      $ 5,694,612   $ 2,239,402
Federal funds sold                                             9,591,000    10,060,000
                                                             ------------  ------------
  Total cash and cash equivalents                             15,285,612    12,299,402
                                                             ------------  ------------

Securities available for sale, at fair value                  11,712,271     9,244,055
Securities held to maturity, at cost                           8,296,513     6,900,175
Federal Home Loan Bank stock, restricted, at cost                174,600       169,100

Loans, net of unearned income                                 52,023,975    55,253,791
Less - allowance for loan losses                              (1,241,032)   (1,077,801)
                                                             ------------  ------------
  Loans, net                                                  50,782,943    54,175,990
                                                             ------------  ------------

Bank premises and equipment, net                               1,805,974     1,898,986
Intangible assets, net of amortization                         1,668,127     1,668,127
Other real estate                                                      -             -
Accrued interest receivable                                      935,881       780,058
Other assets                                                   2,396,656        80,670
                                                             ------------  ------------
  TOTAL ASSETS                                               $93,058,577   $87,216,563
                                                             ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
  Non-interest bearing                                       $10,449,875   $ 9,781,813
  Interest bearing                                            70,807,873    66,457,221
                                                             ------------  ------------
  Total deposits                                              81,257,748    76,239,034

Accrued interest payable                                         161,344       124,176
Accrued expenses and other liabilities                           213,486       359,693
                                                             ------------  ------------
  Total liabilities                                           81,632,578    76,722,903
                                                             ------------  ------------

Shareholders' Equity:
  Common stock, $1 par value, authorized 10,000,000 shares,
    issued and outstanding 731,904 in 2006 and 2005              731,904       731,904
  Paid-in capital surplus                                      6,816,170     6,816,170
  Retained earnings                                            3,912,449     3,007,747
  Accumulated other comprehensive loss                           (34,524)      (62,161)
                                                             ------------  ------------
    Total shareholders' equity                                11,425,999    10,493,660
                                                             ------------  ------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $93,058,577   $87,216,563
                                                             ============  ============

          See Accompanying Notes to Consolidated Financial Statements

                                   CBC HOLDING COMPANY AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

-------------------------------------------------------------------------------------------------------
                                                                            ACCUMULATED
                                                  PAID-IN                      OTHER
                                        COMMON    CAPITAL     RETAINED     COMPREHENSIVE
                                        STOCK     SURPLUS     EARNINGS     INCOME (LOSS)      TOTAL
                                       --------  ----------  -----------  ---------------  ------------
BALANCE, DECEMBER 31, 2003             $731,904  $6,816,170  $1,590,211           48,519   $ 9,186,804
    Cash dividends                            -           -     (73,190)               -   $   (73,190)
  Comprehensive income:
    Net income                                -           -     679,604                -       679,604
    Valuation allowance adjustment on
      securities available for sale           -           -           -          (51,044)      (51,044)
                                                                                           ------------
        Total comprehensive income                                                             555,370
                                       --------  ----------  -----------  ---------------  ------------
BALANCE, DECEMBER 31, 2004              731,904   6,816,170   2,196,625           (2,525)    9,742,174
    Cash dividends                            -           -     (73,191)               -       (73,191)
  Comprehensive income:
    Net income                                -           -     884,313                -       884,313
    Valuation allowance adjustment on
      securities available for sale           -           -           -          (59,636)      (59,636)
                                                                                           ------------
        Total comprehensive income                                                             751,486
                                       --------  ----------  -----------  ---------------  ------------
BALANCE, DECEMBER 31, 2005              731,904   6,816,170   3,007,747          (62,161)   10,493,660
    Cash dividends                            -           -     (73,190)               -       (73,190)
  Comprehensive income:
    Net income                                -           -     977,892                -       977,892
    Valuation allowance adjustment on
      securities available for sale           -           -           -           27,637        27,637
                                                                                           ------------
        Total comprehensive income                                                             932,339
                                       --------  ----------  -----------  ---------------  ------------
BALANCE, DECEMBER 31, 2006             $731,904  $6,816,170  $3,912,449   $      (34,524)  $11,425,999
                                       ========  ==========  ===========  ===============  ============

          See Accompanying Notes to Consolidated Financial Statements

                             CBC HOLDING COMPANY AND SUBSIDIARY
                             CONSOLIDATED STATEMENTS OF INCOME

-------------------------------------------------------------------------------------------
                                                              Years Ended December 31,
                                                         ----------------------------------
                                                            2006        2005        2004
                                                         ----------  ----------  ----------
INTEREST AND DIVIDEND INCOME:
  Interest and fees on loans                             $4,434,749  $3,969,842  $3,529,639
  Interest on securities:
    Taxable income                                          696,011     448,412     319,576
    Non-taxable income                                       41,364      39,596      69,022
  Income on federal funds sold                              353,750     291,993      91,855
  Other interest income                                      81,018      68,359      60,213
                                                         ----------  ----------  ----------
    Total interest and dividend income                    5,606,892   4,818,202   4,070,305
                                                         ----------  ----------  ----------

INTEREST EXPENSE:
  Deposits                                                2,057,532   1,450,925   1,139,738
                                                         ----------  ----------  ----------

  Net interest income before provision for loan losses    3,549,360   3,367,277   2,930,567
  Less - provision for loan losses                          180,000     240,000     240,000
                                                         ----------  ----------  ----------
    Net interest income after provision for loan losses   3,369,360   3,127,277   2,690,567
                                                         ----------  ----------  ----------

NONINTEREST INCOME:
  Service charges on deposit accounts                       465,778     482,422     458,656
  Other service charges, commissions and fees               130,541     126,587      72,376
  Gain on sales / calls of investment securities                  -           -       1,748
  Gain on sales of assets                                         -       8,553           -
  Other income                                              128,469      35,798      56,662
                                                         ----------  ----------  ----------
    Total noninterest income                                724,788     653,360     589,442
                                                         ----------  ----------  ----------

NONINTEREST EXPENSE:
  Salaries                                                  987,673     933,031     888,758
  Employee benefits                                         335,212     298,785     286,089
  Net occupancy expense                                     220,630     185,817     197,873
  Equipment rental and depreciation of equipment            169,219     188,014     192,088
  Other expenses                                            994,006     858,461     764,825
                                                         ----------  ----------  ----------
    Total noninterest expense                             2,706,740   2,464,108   2,329,633
                                                         ----------  ----------  ----------

INCOME BEFORE INCOME TAXES                                1,387,408   1,316,529     950,376
  Provision for income taxes                                409,516     432,216     270,772
                                                         ----------  ----------  ----------
NET INCOME                                               $  977,892  $  884,313  $  679,604
                                                         ==========  ==========  ==========

EARNINGS PER SHARE:
  Basic                                                  $     1.34  $     1.21  $     0.93
                                                         ==========  ==========  ==========
  Diluted                                                $     1.34  $     1.21  $     0.93
                                                         ==========  ==========  ==========

          See Accompanying Notes to Consolidated Financial Statements

                                     CBC HOLDING COMPANY AND SUBSIDIARY
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS

------------------------------------------------------------------------------------------------------------
                                                                           Years Ended December 31,
                                                                   -----------------------------------------
                                                                       2006           2005          2004
                                                                   -------------  ------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                         $    977,892   $   884,313   $   679,604
  Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
    Provision for loan losses                                           180,000       240,000       240,000
    Depreciation                                                        166,717       184,358       187,915
    Gain on sales of fixed assets                                             -        (8,553)            -
    Net (accretion) amortization on securities                          (34,301)      (26,763)      210,903
    Gain on sales / calls of investment securities                            -             -        (1,748)
    Changes in accrued income and other assets                       (2,480,309)     (248,402)       45,242
    Changes in accrued expenses and other liabilities                  (123,276)      207,833        41,770
                                                                   -------------  ------------  ------------
      Net cash provided by (used in) operating activities            (1,313,277)    1,232,786     1,403,686
                                                                   -------------  ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net change in loans to customers                                    3,205,047    (2,118,513)     (556,788)
  Purchase of available for sale securities                          (5,242,909)   (3,495,539)   (4,424,945)
  Proceeds from maturities/calls of available for sale securities     2,826,552     1,869,490     3,644,785
  Purchase of held to maturity securities                           (37,929,045)   (5,959,758)   (1,498,449)
  Proceeds from maturities/calls of held to maturity securities      36,557,023     5,346,239     1,000,000
  Purchases of Federal Home Loan Bank stock                              (5,500)       (1,500)       (1,700)
  Proceeds from redemption of Federal Home Loan Bank stock                    -             -             -
  Property and equipment expenditures                                   (73,705)     (155,885)     (190,225)
  Proceeds from sales of fixed assets                                         -        88,866             -
  Proceeds from sales of repossessed assets                              16,500         8,500        99,971
                                                                   -------------  ------------  ------------
      Net cash used in investing activities                            (646,037)   (4,418,100)   (1,927,351)
                                                                   -------------  ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in deposits                                              5,018,714     1,794,116       125,737
  Cash dividends paid                                                   (73,190)      (73,191)      (73,190)
                                                                   -------------  ------------  ------------
      Net cash provided by financing activities                       4,945,524     1,720,925        52,547
                                                                   -------------  ------------  ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  2,986,210    (1,464,389)     (471,118)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                         12,299,402    13,763,791    14,234,909
                                                                   -------------  ------------  ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                             $ 15,285,612   $12,299,402   $13,763,791
                                                                   =============  ============  ============

          See Accompanying Notes to Consolidated Financial Statements

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     1.   PRINCIPLES  OF  CONSOLIDATION  - The consolidated financial statements
          -----------------------------
          include the accounts of CBC Holding Company (the "Company") and its' wholly owned subsidiary, Community Banking Company of Fitzgerald (the "Bank"). All significant inter-company balances and transactions have been eliminated in consolidation.

     2.   REPORTING  ENTITY  -  The  Company  was  incorporated  as  a  Georgia
          -----------------
          corporation on October 15, 1996 for the purpose of acquiring all of the issued and outstanding shares of common stock of the Bank. The Bank provides a variety of financial services to individuals and small businesses through its office in South Georgia. The Bank offers a full range of commercial and personal loans. The Bank makes loans to individuals for purposes such as home mortgage financing, personal vehicles and various consumer purchases and other personal and family needs. The Bank makes commercial loans to businesses for purposes such as providing equipment and machinery purchases, commercial real estate purchases and working capital. The Bank offers a full range of deposit services that are typically available from financial institutions, including NOW accounts, demand, savings and other time deposits. In addition, retirement accounts such as Individual Retirement Accounts are available. All deposit accounts are insured by the FDIC up to the maximum amount currently permitted by law.

          The consolidated financial statements include the accounts of the Company and the Bank. All material inter-company accounts and transactions have been eliminated in consolidation.

     3.   SECURITIES- The classification of securities is determined at the date
          ----------
          of purchase. Gains or losses on the sale of securities are recognized on a specific identification basis.

          Securities available for sale, primarily debt securities, are recorded at fair value with unrealized gains or losses (net of tax effect) excluded from earnings and reported as a component of shareholders' equity. Securities available for sale will be used as a part of the Company's interest rate risk management strategy and may be sold in response to changes in interest rates, changes in prepayment risk, and other factors.

          Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts.

          The market value of securities is generally based on quoted market prices. If a quoted market price is not available, market value is estimated using quoted market prices for similar securities.

          Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

     4.   LOANS  AND  INTEREST INCOME - Loans are stated at the amount of unpaid
          ---------------------------
          principal, reduced by net deferred loan fees, unearned discounts and a valuation allowance for possible loan losses. Interest on simple interest installment loans and other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Loans are generally placed on non-accrual status when full payment of principal or interest is in doubt, or when they are past due 90 days as to either principal or interest. Senior management may grant a waiver from non-accrual status if a past due loan is well secured and in process of collection. A non-accrual loan may be restored to accrual status when all principal and interest amounts contractually due, including payments in arrears, are reasonably assured of repayment within a reasonable period, and there is a sustained period of performance by the borrower in accordance with the contractual terms of the loan. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


     5.   ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is available
          -------------------------
          to absorb losses inherent in the credit extension process. The entire allowance is available to absorb losses related to the loan and lease portfolio and other extensions of credit, including off-balance sheet credit exposures. Credit exposures deemed to be uncollectible are charged against the allowance for loan losses. Recoveries of previously charged-off amounts are credited to the allowance for loan losses. Additions to the allowance for loan losses are made by charges to the provision for loan losses.

          The allowance for loan losses is maintained at a level, which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

          A loan is considered impaired when, based on current information and events, it is probable that a creditor will not be able to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Substantially all of the Bank's loans, which have been identified as impaired, have been measured by the fair value of existing collateral.

          Large groups of smaller balance homogenous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer loans for impairment disclosures.

     6.   PREMISES  AND  EQUIPMENT  - Premises and equipment are stated at cost,
          ------------------------
          less accumulated depreciation. Depreciation is charged to operating expenses over the estimated useful lives of the assets and is computed on the straight-line method. Costs of major additions and improvements are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Gains or losses from disposition of property are reflected in operations and the asset account is reduced.

     7.   OTHER  REAL  ESTATE  OWNED  -  Other  real  estate  owned,  acquired
          --------------------------
          principally through foreclosure, is stated at the lower of cost or net realizable value. Loan losses incurred in the acquisition of these properties are charged against the allowance for possible loan losses at the time of foreclosure. Subsequent write-downs of other real estate owned are charged against the current period's expense.

     8.   INTANGIBLE  ASSETS  -  Prior to 2002, goodwill was amortized using the
          ------------------
          straight-line method over fifteen years. The original amount of goodwill was $2,692,939 with accumulated amortization at December 31, 2006 and 2005 of $1,024,812, resulting in an unamortized balance of $1,668,127. No amortization was charged to operations during any of the years ended December 31, 2006, 2005 and 2004. Financial Accounting Standard 142 became effective for the year ending December 31, 2002. Under this

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


          Standard, goodwill with an indefinite life is not amortized, but evaluated annually for impairment and to determine if its life is still indefinite. At December 31, 2006, this asset had no impairment and still had an indefinite life; accordingly, no amortization is recorded for the year.

     9.   INCOME TAXES - The Company reports income under Statement of Financial
          ------------
          Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

          The Company and the Bank file a consolidated income tax return. The Bank computes its income tax expense as if it filed an individual return except that it does not receive any portion of the surtax allocation. Any benefits or disadvantages of the consolidation are absorbed by the parent company. The Bank pays its allocation of federal income taxes to the parent company or receives payment from the parent company to the extent that tax benefits are realized.

     10.  CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, cash
          -------------------------
          and cash equivalents include cash on hand, amounts due from banks, highly liquid debt instruments purchased with an original maturity of three months or less, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

     11.  USE  OF  ESTIMATES  -  The  preparation  of  financial  statements  in
          ------------------
          conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

          The Bank's loans are generally secured by specific items of collateral including real property, consumer assets and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on local economic conditions.

          While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

     12.  ADVERTISING  COSTS  -  It  is  the  policy  of  the Company to expense
          ------------------
          advertising costs as they are incurred. The Company does not engage in any direct-response advertising and accordingly has no advertising costs reported as assets on its balance sheet. Amounts charged to advertising expense for the years ended December 31, 2006, 2005 and 2004 were $51,215, $43,519 and $39,123, respectively.

     13.  EARNINGS PER COMMON SHARE - Basic earnings per share represents income
          -------------------------
          available to common shareholders divided by the weighted-average number of common shares outstanding during the

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


          period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed conversion. Potential common shares that may be issued by the Company relate solely to outstanding stock options, and are determined using the treasury stock method.

          Earnings  per  common share have been computed based on the following:

                                                             Years Ended December 31,
                                                         -------------------------------
                                                           2006       2005       2004
                                                         ---------  ---------  ---------
Net income                                               $ 977,892  $ 884,313  $ 679,604
  Less:  Preferred stock dividends                               -          -          -
                                                         ---------  ---------  ---------
  Net income applicable to common stock                  $ 977,892  $ 884,313  $ 679,604
                                                         =========  =========  =========
  Average number of common shares outstanding              731,904    731,904    731,904
  Effect of dilutive options, warrants, etc.                     -          -          -
                                                         ---------  ---------  ---------
  Average number of common shares outstanding
    used to calculate diluted earnings per common share    731,904    731,904    731,904
                                                         =========  =========  =========

     14.  COMPREHENSIVE  INCOME  -  The  Corporation  adopted  SFAS  No.  130,
          ---------------------
          "Reporting Comprehensive Income" as of January 1, 1998. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The adoption of SFAS No. 130 had no effect on the Corporation's net income or shareholders' equity.

          The components of other comprehensive income and related tax effects are as follows:

                                              Years Ended December 31,
                                        ----------------------------------
                                           2006        2005        2004
                                        ----------  ----------  ----------
Unrealized holding gains (losses) on
  available-for-sale securities         $  41,874   $ (90,358)  $ (75,591)
Reclassification adjustment for gains
  realized in income                            -           -      (1,748)
                                        ----------  ----------  ----------
Net unrealized gains (losses)              41,874     (90,358)    (77,339)
Tax effect                                (14,237)     30,722      26,295
                                        ----------  ----------  ----------
Net-of-tax amount                       $  27,637   $ (59,636)  $ (51,044)
                                        ==========  ==========  ==========

     15.  RECLASSIFICATIONS  -  Certain  accounts  in  the  prior-year financial
          -----------------
          statements have been reclassified to conform to the presentation of current-year financial statements.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


B.   INVESTMENT  SECURITIES
     ----------------------

     Debt and equity securities have been classified in the balance sheet according to management's intent. The following table reflects the amortized cost and estimated market values of investments in debt and equity securities held at December 31, 2006 and 2005. In addition, gross unrealized gains and gross unrealized losses are disclosed as of December 31, 2006 and 2005.

     The  book  and  market  values  of  securities  AVAILABLE  FOR  SALE  were:

                                                AMORTIZED   UNREALIZED    UNREALIZED     ESTIMATED
                                                  COST         GAINS        LOSSES     MARKET VALUE
                                               -----------  -----------  ------------  -------------
DECEMBER 31, 2006
Non-mortgage backed debt securities of :
  U.S. Agencies                                $ 8,484,780  $     3,976  $   (41,475)  $   8,447,281
  State and Political subdivisions               1,173,711          755       (3,982)      1,170,484
  Other debt securities                          1,000,000            -            -       1,000,000
                                               -----------  -----------  ------------  -------------
    Total non-mortgage backed debt securities   10,658,491        4,731      (45,457)     10,617,765
Mortgage backed securities                       1,106,089        1,566      (13,149)      1,094,506
                                               -----------  -----------  ------------  -------------
      Total                                    $11,764,580  $     6,297  $   (58,606)  $  11,712,271
                                               ===========  ===========  ============  =============

DECEMBER 31, 2005
Non-mortgage backed debt securities of :
  U.S. Agencies                                $ 5,980,044  $         -  $   (83,294)  $   5,896,750
  State and Political subdivisions                 921,972        4,870            -         926,842
  Other debt securities                          1,000,000            -            -       1,000,000
                                               -----------  -----------  ------------  -------------
    Total non-mortgage backed debt securities    7,902,016        4,870      (83,294)      7,823,592
Mortgage backed securities                       1,436,223        2,480      (18,240)      1,420,463
                                               -----------  -----------  ------------  -------------
      Total                                    $ 9,338,239  $     7,350  $  (101,534)  $   9,244,055
                                               ===========  ===========  ============  =============

The  book  and  market  values  of  securities  HELD  TO  MATURITY  were:

                                             AMORTIZED   UNREALIZED    UNREALIZED     ESTIMATED
                                                COST        GAINS        LOSSES     MARKET VALUE
                                             ----------  -----------  ------------  -------------
DECEMBER 31, 2006
  Non-mortgage backed debt securities of :
      U.S. Agencies                          $6,448,209  $    19,732  $   (64,141)  $   6,403,800
   Mortgage backed securities                 1,848,304        1,056      (28,588)      1,820,772
                                             ----------  -----------  ------------  -------------
         Total                               $8,296,513  $    20,788  $   (92,729)  $   8,224,572
                                             ==========  ===========  ============  =============

DECEMBER 31, 2005
   Non-mortgage backed debt securities of :
      U.S. Agencies                          $5,571,019  $     8,200  $   (73,378)  $   5,505,841
   Mortgage backed securities                 1,329,156            -      (44,364)      1,284,792
                                             ----------  -----------  ------------  -------------
         Total                               $6,900,175  $     8,200  $  (117,742)  $   6,790,633
                                             ==========  ===========  ============  =============

     The book and market values of pledged securities were $17,096,217and $16,974,437 at December 31, 2006, respectively and $11,313,700 and
     $11,295,617  at  December  31,  2005,  respectively.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


     The amortized cost and estimated market value of debt securities held to maturity and available for sale at December 31, 2006 and 2005, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

                                                 AVAILABLE FOR SALE
                                            ------------------------------
                                                               Estimated
DECEMBER 31, 2006                           Amortized Cost   Market Value
                                            ---------------  -------------
  Non-mortgage backed securities:
    Due in one year or less                 $     2,549,982  $   2,542,450
    Due after one year through five years         6,353,040      6,323,242
    Due after five years through ten years        1,755,468      1,752,073
    Due after ten years                                   -              -
                                            ---------------  -------------
      Total non-mortgage backed securities       10,658,491     10,617,765
  Mortgage backed securities                      1,106,089      1,094,506
                                            ---------------  -------------
      Total                                 $    11,764,580  $  11,712,271
                                            ===============  =============

                                                               Estimated
DECEMBER 31, 2005                           Amortized Cost   Market Value
                                            ---------------  -------------
  Non-mortgage backed securities:
    Due in one year or less                 $     2,486,730  $   2,465,250
    Due after one year through five years         5,415,286      5,358,342
    Due after five years through ten years                -              -
    Due after ten years                                   -              -
                                            ---------------  -------------
      Total non-mortgage backed securities        7,902,016      7,823,592
  Mortgage backed securities                      1,436,223      1,420,463
                                            ---------------  -------------
      Total                                 $     9,338,239  $   9,244,055
                                            ===============  =============

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


                                                  HELD TO MATURITY
                                            ------------------------------
                                                               Estimated
DECEMBER 31, 2006                           Amortized Cost   Market Value
                                            ---------------  -------------
  Non-mortgage backed securities:
    Due in one year or less                 $     1,497,588  $   1,482,400
    Due after one year through five years         4,950,621      4,921,400
    Due after five years through ten years                -              -
    Due after ten years                                   -              -
                                            ---------------  -------------
      Total non-mortgage backed securities        6,448,209      6,403,800
  Mortgage backed securities                      1,848,304      1,820,772
                                            ---------------  -------------
      Total                                 $     8,296,513  $   8,224,572
                                            ===============  =============

                                                               Estimated
DECEMBER 31, 2005                           Amortized Cost   Market Value
                                            ---------------  -------------
  Non-mortgage backed securities:
    Due in one year or less                 $             -  $           -
    Due after one year through five years         4,987,928      4,914,550
    Due after five years through ten years          485,650        493,850
    Due after ten years                                   -              -
                                            ---------------  -------------
      Total non-mortgage backed securities        5,473,578      5,408,400
  Mortgage backed securities                      1,426,597      1,382,233
                                            ---------------  -------------
      Total                                 $     6,900,175  $   6,790,633
                                            ===============  =============


     The market value is established by an independent pricing service as of the approximate dates indicated. The differences between the book value and market value reflect current interest rates and represent the potential loss (or gain) had the portfolio been liquidated on that date. Security losses (or gains) are realized only in the event of dispositions prior to maturity.

     At December 31, 2006 and 2005, the Company did not hold investment securities of any single issuer, other than obligations of the U. S. Treasury and other U. S. Government agencies, whose aggregate book value exceeded ten percent of shareholders' equity.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


     Information pertaining to securities with gross unrealized losses at December 31, 2006, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

                                                               December 31, 2006
                                        --------------------------------------------------------------
                                           Less Than Twelve Months          More Than Twelve Months
                                        ------------------------------  ------------------------------
                                          Unrealized      Estimated       Unrealized      Estimated
SECURITIES AVAILABLE FOR SALE               Losses       Market Value       Losses       Market Value
--------------------------------------  --------------  --------------  --------------  --------------
Non-mortgage backed debt securities of
  U.S. agencies                         $       10,488  $    3,608,434  $       34,969  $    3,957,700
Mortgage backed securities                           -               -          13,149         767,794
                                        --------------  --------------  --------------  --------------
    Total                               $       10,488  $    3,608,434  $       48,118  $    4,725,494
                                        ==============  ==============  ==============  ==============

SECURITIES HELD TO MATURITY
--------------------------------------
Non-mortgage backed debt securities of
  U.S. agencies                         $            -  $            -  $       64,141  $    4,929,100
Mortgage backed securities                           -               -          28,588         897,456
                                        --------------  --------------  --------------  --------------
    Total                               $            -  $            -  $       92,729  $    5,826,556
                                        ==============  ==============  ==============  ==============


                                                               December 31, 2005
                                        --------------------------------------------------------------
                                           Less Than Twelve Months          More Than Twelve Months
                                        ------------------------------  ------------------------------
                                          Unrealized      Estimated       Unrealized      Estimated
SECURITIES AVAILABLE FOR SALE               Losses       Market Value       Losses       Market Value
--------------------------------------  --------------  --------------  --------------  --------------
Non-mortgage backed debt securities of
  U.S. agencies                         $        7,239  $    1,975,050  $       65,364  $    2,933,700
Mortgage backed securities                      17,581       1,133,151             659         130,419
                                        --------------  --------------  --------------  --------------
    Total                               $       24,820  $    3,108,201  $       66,023  $    3,064,119
                                        ==============  ==============  ==============  ==============

SECURITIES HELD TO MATURITY
--------------------------------------
Non-mortgage backed debt securities of
  U.S. agencies                         $       51,522  $    3,940,650  $       32,547  $    1,461,900
Mortgage backed securities                       1,715         200,292          42,649       1,181,941
                                        --------------  --------------  --------------  --------------
    Total                               $       53,237  $    4,140,942  $       75,195  $    2,643,841
                                        ==============  ==============  ==============  ==============

     Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

     At December 31, 2006, no debt securities have unrealized losses with aggregate depreciation of 5% from the Company's amortized cost basis. In analyzing an issuer's financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and industry analysts' reports. As management has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available for sale, no declines are deemed to be other than temporary.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


C.   LOANS
     -----

     The following is a summary of the loan portfolio by principal categories at December 31, 2006 and 2005:

                                      2006          2005
                                  ------------  ------------
Commercial                        $14,324,245   $17,092,791
Real estate - Commercial            9,783,021     9,087,000
Real estate - Construction            735,488       733,000
Real estate - Mortgage             19,052,295    19,598,000
Farm loans                            393,653       309,000
Installment loans to individuals    7,735,273     8,434,000
                                  ------------  ------------
  Total Loans                      52,023,975    55,253,791
Less:
  Allowance for loan losses        (1,241,032)   (1,077,801)
                                  ------------  ------------
    Loans, net                    $50,782,943   $54,175,990
                                  ============  ============

     Overdrafts included in loans were $176,348 and $201,007 at December 31, 2006 and 2005, respectively.

D.   ALLOWANCE  FOR  LOAN  LOSSES
     ----------------------------

     A summary of changes in allowance for loan losses of the Company for the years ended December 31, 2006, 2005 and 2004 is as follows:

                                                 2006         2005         2004
                                              -----------  -----------  -----------
Beginning Balance                             $1,077,801   $  855,612   $  780,566
Add - Provision for possible loan losses         180,000      240,000      240,000
                                              -----------  -----------  -----------
  Subtotal                                     1,257,801    1,095,612    1,020,566
                                              -----------  -----------  -----------
Less:
  Loans charged off                               37,390       58,030      180,598
  Recoveries on loans previously charged off     (20,621)     (40,219)     (15,644)
                                              -----------  -----------  -----------
    Net loans charged off                         16,769       17,811      164,954
                                              -----------  -----------  -----------
Balance, end of year                          $1,241,032   $1,077,801   $  855,612
                                              ===========  ===========  ===========

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


     The following is a summary of information pertaining to impaired and non-accrual loans:

                                                                December 31,
                                                             ------------------
                                                               2006      2005
                                                             --------  --------
Impaired loans without a valuation allowance                 $      -  $      -
Impaired loans with a valuation allowance                           -         -
                                                             --------  --------
Total impaired loans                                         $      -  $      -
                                                             ========  ========
Valuation allowance related to impaired loans                $      -  $      -

Total non-accrual loans                                      $646,000  $167,825
Total loans past-due ninety days or more and still accruing  $126,000  $156,486

                                                       Years Ended December 31,
                                              ----------------------------------------
                                                  2006          2005          2004
                                              ------------  ------------  ------------
Average investment in impaired loans          $          -  $          -  $          -
Interest income recognized on impaired loans  $          -  $          -  $          -
Interest income recognized on a cash
  basis on impaired loans                     $          -  $          -  $          -

E.   BANK  PREMISES  AND  EQUIPMENT
     ------------------------------

     The following is a summary of asset classifications and depreciable lives for the Bank as of December 31 2006 and 2005:

                                           Useful Lives (Years)      2006          2005
                                           --------------------  ------------  ------------
Land                                                             $   565,000   $   565,000
Banking house and improvements                     8-40            1,380,476     1,396,249
Equipment, furniture and fixtures                  5-10              869,108       843,155
Software and capitalized conversion costs           3                247,200       183,676
                                                                 ------------  ------------
  Total                                                            3,061,784     2,988,080
Less - accumulated depreciation                                   (1,255,810)   (1,089,094)
                                                                 ------------  ------------
    Bank premises and equipment, net                             $ 1,805,974   $ 1,898,986
                                                                 ============  ============

     Depreciation included in operating expenses amounted to $166,716, $184,358 and $187,915 in 2006, 2005 and 2004 respectively.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


F.   DEPOSITS
     --------

     The aggregate amount of time deposits exceeding $100,000 at December 31, 2006 and 2005 was $17,252,814 and $13,440,361, respectively, and the Bank had deposit liabilities in NOW accounts of $17,078,000 and $15,335,940 at December 31, 2006 and 2005, respectively.

     At December 31, 2006, the scheduled maturities of time deposits are as follows:

2007                             $30,759,011
2008                               6,657,918
2009                               1,249,082
2010                                 622,266
2011 and thereafter                1,190,786
                                 -----------
  Total time deposits            $40,479,063
                                 ===========

G.   SHORT-TERM  BORROWINGS
     ----------------------

     The Bank had a line of credit for federal funds purchased of $3,000,000 with correspondent institutions as of December 31, 2006. At December 31, 2006, there was no outstanding balance on this line of credit.

     The Bank had no advances on a line of credit of $8,450,000 from the Federal Home Loan Bank (FHLB) at December 31, 2006 and 2005. Stock in FHLB, with a carrying value of $174,600 at December 31, 2006 was pledged to FHLB as collateral in the event the Bank requests future advances. The Bank is required to maintain a minimum investment in FHLB stock of the greater of 1% of total mortgage assets or .3% of total assets while the advance agreement is in effect.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


H.   INCOME TAXES
     -------------

     The provision for income taxes for the year ended December 31, 2006, 2005 and 2004 are as follows:

                                     2006      2005       2004
                                   --------  ---------  --------
Current tax expense                $406,270  $444,425   $228,959
Deferred tax expense (benefit)        3,246   (12,209)    41,813
                                   --------  ---------  --------
  Net provision for income taxes   $409,516  $432,216   $270,772
                                   ========  =========  ========

     Deferred income taxes are reflected for certain timing differences between book and taxable income and will be reduced in future years as these timing differences reverse. The reasons for the difference between the actual tax expense and tax computed at the federal income tax rate are as follows:

                                                                   Years Ended December 31,
                                                              ----------------------------------
                                                                 2006        2005        2004
                                                              ----------  ----------  ----------
Tax on pretax income at statutory rate                        $ 471,720   $ 447,620   $ 322,299
Non-deductible business meals and entertainment                     481         413       1,363
Non-deductible officer life insurance                               913           -           -
Non-deductible interest expense related to tax-exempt income      4,327       2,576       1,652
Non-deductible social club dues                                     979         789         704
Tax-exempt interest income                                      (14,064)    (15,515)    (26,024)
Life Insurance Income                                           (29,191)          -           -
Effect of deferred tax attributes                               (25,649)     (3,667)    (29,222)
                                                              ----------  ----------  ----------
  Total                                                       $ 409,516   $ 432,216   $ 270,772
                                                              ==========  ==========  ==========
Net effective tax rate                                             29.5%       32.8%       28.5%
                                                              ==========  ==========  ==========

     The sources and tax effects of temporary differences that give rise to significant portions of deferred income tax assets (liabilities) are as follows:

                                                           Years Ended December 31,
                                                      ----------------------------------
                                                         2006        2005        2004
                                                      ----------  ----------  ----------
Deferred Income Tax Assets:
  Unrealized losses on securities available for sale  $  17,785   $  32,022   $   1,301
  Deferred Compensation                                   1,847           -           -
  Provision for loan losses                             250,988     198,280     134,690
                                                      ----------  ----------  ----------
    Total deferred tax assets                           270,620     230,302     135,991
                                                      ----------  ----------  ----------
Deferred Income Tax Liabilities:
  Depreciation                                          (81,382)    (90,535)    (81,245)
  Amortization - goodwill                              (263,190)   (205,525)   (154,144)
    Total deferred tax liabilities                     (344,572)   (296,060)   (235,389)
                                                      ----------  ----------  ----------
      Net deferred tax liability                      $ (73,952)  $ (65,758)  $ (99,398)
                                                      ==========  ==========  ==========

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


I.   EMPLOYEE BENEFIT PLANS
     ----------------------

     The Company has a 401(k)-plan covering substantially all of its employees meeting age and length-of-service requirements. Matching contributions to the plan are at the discretion of the Board of Directors. Retirement plan expenses for administrative fees charged to operations amounted to $3,192, $2,668, and $2,889 for the years ended December 31, 2006, 2005, and 2004, respectively. The Company made matching contributions of $42,558, $36,181, and $33,483 for the years ended December 31, 2006, 2005, and 2004, respectively.

J.   LIMITATION ON DIVIDENDS
     -------------------------

     The Board of Directors of any state-chartered bank in Georgia may declare and pay cash dividends on its outstanding capital stock without any request for approval of the Bank's regulatory agency if the following conditions are met:

          1) Total classified assets at the most recent examination of the bank do not exceed eighty (80) percent of equity capital.

          2) The aggregate amount of dividends declared in the calendar year does not exceed fifty (50) percent of the prior year's net income.

          3) The ratio of equity capital to adjusted total assets shall not be less than six (6) percent.

     As of January 1, 2007, the amount available for dividends without regulatory consent was $532,471.

K.   FINANCIAL INSTRUMENTS
     ---------------------

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in those particular financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     The Bank does require collateral or other security to support financial instruments with credit risk.

                                                                    Contract or Notional Amount
                                                                    ----------------------------
Financial instruments whose contract amount represent credit risk:
  Commitments to extend credit                                      $                 11,599,000
  Standby letters of credit                                                              196,790
                                                                    ----------------------------
    Total                                                           $                 11,795,790
                                                                    ============================

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


     expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. All letters of credit are due within one year of the original commitment date. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

L.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

     In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements.

M.   RELATED  PARTY  TRANSACTIONS
     ----------------------------

     In the ordinary course of business, the Company, through the Bank, has direct and indirect loans outstanding to or for the benefit of certain executive officers and directors. These loans were made on substantially the same terms as those prevailing, at the time made, for comparable loans to other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. The following is a summary of activity during 2006 with respect to such loans to these individuals:

Balances at December 31, 2005       $ 693,001
  New loans                           255,000
  Repayments                         (375,352)
                                    ----------
Balances at December 31, 2006       $ 572,649
                                    ==========

     In addition to the above outstanding balances, there are loan commitments of $163,077 available to certain executive officers and directors that were unused as of December 31, 2006.

     The Bank also had deposits from these related parties of approximately $5,675,261 at December 31, 2006.

N.   DISCLOSURES RELATING TO STATEMENT OF CASH FLOWS
     -----------------------------------------------

     Interest and Income Taxes - Cash paid during the period for interest and
     -------------------------
     income taxes was as follows:

                                        2006        2005        2004
                                     ----------  ----------  ----------
Interest on deposits and borrowings  $2,020,368  $1,422,291  $1,152,874
                                     ==========  ==========  ==========
Income taxes, net                    $  433,800  $  230,000  $  152,250
                                     ==========  ==========  ==========

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


     Other  Non-cash  Transactions - Non-cash transactions relating to investing
     -----------------------------
     and  financing  activities  were  as  follows:

                                                           2006      2005       2004
                                                          -------  ---------  ---------
 Changes in unrealized gain/loss on investments           $41,874  $(90,357)  $(77,339)
                                                          =======  =========  =========
 Transfer of loans to other real estate and other assets  $ 8,000  $      -   $      -
                                                          =======  =========  =========

O.   FAIR  VALUES  OF  FINANCIAL  INSTRUMENTS
     ----------------------------------------

     SFAS  No.  107,  Disclosures  about  Fair  Value  of  Financial Instruments
                      ----------------------------------------------------------
     requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheets, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of Bank's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered as representative of the liquidation value of the Bank, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Bank since purchase, origination, or issuance.

     Cash  and  Short-Term Investments - For cash, due from banks, federal funds
     ---------------------------------
     sold and interest-bearing deposits with other banks, the carrying amount is a reasonable estimate of fair value.

     Investment  Securities Held to Maturity and Securities Available for Sale -
     --------------------------------------------------------------------------
     Fair  values  for  investment securities are based on quoted market prices.

     Loans and Mortgage Loans Held for Sale - The fair value of fixed rate loans
     --------------------------------------
     is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

     Deposit  Liabilities  - The fair value of demand deposits, savings accounts
     --------------------
     and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

     Federal  Funds  Purchased  -  The carrying value of federal funds purchased
     -------------------------
     approximates  their  fair  value.

     FHLB  Advances  -  The  fair  value of the Bank's fixed rate borrowings are
     --------------
     estimated using discounted cash flows, based on Bank's current incremental borrowing rates for similar types of borrowing arrangements.

     Long-Term  Debt  and  Convertible Subordinated Debentures - Rates currently
     ---------------------------------------------------------
     available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

     Commitments  to  Extend  Credit,  Standby  Letters  of Credit and Financial
     ---------------------------------------------------------------------------
     Guarantees  Written  -  Because  commitments  to  extend credit and standby
     -------------------
     letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

     Limitations  -  Fair  value estimates are made at a specific point in time,
     -----------
     based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


     Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include the mortgage banking operation, brokerage network, deferred income taxes, premises and equipment and goodwill. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

     The carrying amount and estimated fair values of the Bank subsidiary's financial instruments at December 31, 2006 and 2005 are as follows:

                                               2006                      2005
                                     ------------------------  ------------------------
                                       AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                     -----------  -----------  -----------  -----------
ASSETS:
  Cash and short-term investments    $15,285,612  $15,285,612  $12,299,402  $12,299,402
  Securities available for sale       11,712,271   11,712,271    9,244,055    9,244,055
  Securities held to maturity          8,296,513    8,224,572    6,900,175    6,790,633
Loans                                 52,023,975   51,999,435   55,253,791   55,229,598
LIABILITIES:
  Deposits                            81,257,748       #NAME?   76,239,034   76,193,846
UNRECOGNIZED FINANCIAL INSTRUMENTS:
  Commitments to extend credit        11,599,000   11,599,000   11,721,488   11,721,488
  Standby letters of credit              196,790      196,790      280,213      280,213

P.   CREDIT RISK CONCENTRATION
     -------------------------

     The Bank grants agribusiness, commercial and residential loans to customers. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on the area's economic stability. The primary trade area for the Bank is generally that area within fifty miles in each direction.

     The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of policy, does not extend credit in excess of the legal lending limit to any single borrower or group of related borrowers.

     The Company's bank subsidiary maintains its cash balances in five financial institutions. Accounts at each institution are secured by the Federal Deposit Insurance Corporation up to $100,000. There were uninsured balances of $-0- and $18,334 as of December 31, 2006 and 2005, respectively.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


Q.   OPERATING EXPENSES
     ------------------

     Components of other operating expenses greater than 1% of total interest income and other income for the periods ended December 31, 2006, 2005 and 2004 are as follows:

                     2006      2005     2004
                   --------  --------  -------
Professional fees  $170,255  $139,218  $97,285
Supplies             71,567    61,637   65,458
Data Processing      64,300    54,611   49,358
Directors fees       92,300    74,400   74,400

R.   REGULATORY MATTERS
     ------------------

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total risk-based and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2006, the Bank meets all capital adequacy requirements to which it is subject. As of December 31, 2006, the most recent notification from the State Department of Banking and Finance categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


     The Bank's actual capital amounts and ratios are presented in the following table.

                                                                                                 To Be Well Capitalized
                                                               For Capital                       Under Prompt Corrective
                                      Actual                Adequacy Purposes                       Action Provisions
                              -------------------  ---------------------------------  -----------------------------------------
                                Amount     Ratio      Amount               Ratio           Amount                   Ratio
                              -----------  ------  -------------       -------------  -----------------       -----------------
AS OF DECEMBER 31, 2006

Total Risk-Based Capital To
(Risk-Weighted Assets)        $10,514,000  18.07%  $   4,654,787    >        8.0%     $       5,818,484    >           10.0%

Tier I Capital To
(Risk-Weighted Assets)          9,780,000  16.81%      2,327,186    >        4.0%             3,490,779    >            6.0%

Tier I Capital To
(Average Assets)                9,780,000  10.91%      3,585,701    >        4.0%             4,482,126    >            5.0%

AS OF DECEMBER 31, 2005

Total Risk-Based Capital To
(Risk-Weighted Assets)        $ 9,570,000  16.45%  $   4,433,630    >        8.0%     $       5,817,629    >           10.0%

Tier I Capital To
(Risk-Weighted Assets)          8,838,000  15.19%      2,216,442    >        4.0%     $       3,490,981    >            6.0%

Tier I Capital To
(Average Assets)                8,838,000  10.24%      3,219,978    >        4.0%     $       4,315,430    >            5.0%

S.   SEGMENT REPORTING
     ------------------

     Reportable segments are strategic business units that offer different products and services. Reportable segments are managed separately because each segment appeals to different markets and, accordingly, require different technology and marketing strategies.

     The Company and its subsidiary do not have any separately reportable operating segments. The entire operations of the Company are managed as one operation.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


T.   QUARTERLY DATA - UNAUDITED
     --------------------------

                                               YEAR ENDED DECEMBER 31,
                                --------------------------------------------------
                                                        2006
                                --------------------------------------------------
                                  Fourth        Third       Second        First
                                  Quarter      Quarter      Quarter      Quarter
                                -----------  -----------  -----------  -----------
Interest and dividend income    $1,477,138   $1,423,484   $1,392,639   $1,313,631
Interest expense                  (580,066)    (530,576)    (499,864)    (447,026)
                                -----------  -----------  -----------  -----------
Net interest income                897,072      892,908      892,775      866,605
Provision for loan losses          (45,000)     (45,000)     (45,000)     (45,000)
                                -----------  -----------  -----------  -----------

Net interest income after
  provision for loan losses        852,072      847,908      847,775      821,605
Noninterest income (charges)       209,067      171,848      176,192      167,681
Noninterest expenses              (699,152)    (668,201)    (694,345)    (645,042)
                                -----------  -----------  -----------  -----------

Income before income taxes         361,987      351,555      329,622      344,244
Provision for income taxes        (112,101)    (101,026)     (93,496)    (102,893)
                                -----------  -----------  -----------  -----------
Net Income                      $  249,886   $  250,529   $  236,126   $  241,351
                                ===========  ===========  ===========  ===========

Earnings per common share:
  Basic                         $     0.34   $     0.34   $     0.32   $     0.33
                                ===========  ===========  ===========  ===========
  Diluted                       $     0.34   $     0.34   $     0.32   $     0.33
                                ===========  ===========  ===========  ===========

                                                        2005
                                --------------------------------------------------
                                  Fourth        Third       Second        First
                                  Quarter      Quarter      Quarter      Quarter
                                -----------  -----------  -----------  -----------

Interest and dividend income    $1,315,402   $1,249,610   $1,162,822   $1,090,368
Interest expense                  (409,091)    (377,557)    (345,282)    (318,995)
                                -----------  -----------  -----------  -----------
Net interest income                906,311      872,053      817,540      771,373
Provision for loan losses          (60,000)     (60,000)     (60,000)     (60,000)
                                -----------  -----------  -----------  -----------

Net interest income after
  provision for loan loss          846,311      812,053      757,540      711,373
Noninterest income (charges)       166,729      178,857      147,542      160,232
Noninterest expenses              (610,352)    (615,543)    (627,573)    (610,640)
                                -----------  -----------  -----------  -----------

Income before income taxes         402,688      375,367      277,509      260,965
Provision for income taxes        (134,439)    (123,578)     (90,296)     (83,903)
                                -----------  -----------  -----------  -----------
Net Income                      $  268,249   $  251,789   $  187,213   $  177,062
                                ===========  ===========  ===========  ===========

Earnings per common share:
  Basic                         $     0.37   $     0.34   $     0.26   $     0.24
                                ===========  ===========  ===========  ===========
  Diluted                       $     0.37   $     0.34   $     0.26   $     0.24
                                ===========  ===========  ===========  ===========

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


U.   CONDENSED FINANCIAL STATEMENTS (PARENT COMPANY ONLY)
     ----------------------------------------------------

     Condensed parent company financial information on CBC Holding Company at December 31, 2006 and 2005, is as follows:

BALANCE SHEETS

                                                                    As of December 31,
                                                                --------------------------
                                                                    2006          2005
                                                                ------------  ------------
ASSETS
  Cash in subsidiary                                            $    12,849   $    22,219
  Investment in subsidiary, at equity in underlying net assets   11,413,508    10,444,119
  Accrued income and other assets                                    27,530       240,918
                                                                ------------  ------------
    Total Assets                                                $11,453,887   $10,707,256
                                                                ============  ============
LIABILITIES
  Other expenses and accrued liabilities                        $    27,888   $   213,596
                                                                ------------  ------------
SHAREHOLDERS' EQUITY
  Common stock, $1 par value; authorized  10,000,000 shares,
    issued and outstanding 731,904 in 2006 and 2005                 731,904       731,904
  Additional paid-in capital surplus                              6,816,170     6,816,170
  Retained earnings                                               3,912,449     3,007,747
  Accumulated other comprehensive loss                              (34,524)      (62,161)
                                                                ------------  ------------
    Total shareholders' equity                                   11,425,999    10,493,660
                                                                ------------  ------------
      Total Liabilities and Shareholders' Equity                $11,453,887   $10,707,256
                                                                ============  ============

STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                    Years Ended December 31,
                                                            -------------------------------------
                                                               2006         2005         2004
                                                            -----------  -----------  -----------
REVENUES
  Dividend Income                                           $  123,190   $  173,190   $   90,000
                                                            -----------  -----------  -----------
EXPENSES
  Other                                                        131,892      112,860       69,882
                                                            -----------  -----------  -----------
INCOME (LOSS) BEFORE TAXES AND EQUITY INCOME OF SUBSIDIARY      (8,702)      60,330       20,118
  Benefit of income taxes                                       44,842       36,494       23,761
                                                            -----------  -----------  -----------
INCOME BEFORE EQUITY INCOME OF SUBSIDIARY                       36,140       96,824       43,879
  Equity in undistributed income of subsidiary                 941,752      787,489      635,725
                                                            -----------  -----------  -----------
NET INCOME                                                     977,892      884,313      679,604
RETAINED EARNINGS, BEGINNING                                 3,007,747    2,196,625    1,590,211
  Stock and cash dividends                                     (73,190)     (73,191)     (73,190)
                                                            -----------  -----------  -----------
RETAINED EARNINGS, ENDING                                   $3,912,449   $3,007,747   $2,196,625
                                                            ===========  ===========  ===========

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2006
--------------------------------------------------------------------------------


STATEMENTS OF CASH FLOWS

                                                                     Years Ended December 31,
                                                               ----------------------------------
                                                                  2006        2005        2004
                                                               ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                   $ 977,892   $ 884,313   $ 679,603
  Adjustments to reconcile net income to net cash provided by operating activities:
  Equity in undistributed income of subsidiary                  (941,752)   (787,489)   (635,726)
  Net change in operating assets and liabilities:
    Accrued income and other assets                              213,388    (208,198)     15,031
    Accrued expenses and other liabilities                      (185,708)    184,638     (15,450)
                                                               ----------  ----------  ----------
      Net cash provided by operating activities                   63,820      73,264      43,458
                                                               ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash dividends paid                                            (73,190)    (73,191)    (73,190)
                                                               ----------  ----------  ----------
      Net cash used in financing activities                      (73,190)    (73,191)    (73,190)
                                                               ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS              (9,370)         73     (29,732)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                    22,219      22,146      51,878
                                                               ----------  ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                       $  12,849   $  22,219   $  22,146
                                                               ==========  ==========  ==========

                       CBC HOLDING COMPANY AND SUBSIDIARY
         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERTAIONS
                          YEAR ENDED DECEMBER 31,2006,
--------------------------------------------------------------------------------


The following discussion of financial condition as of December 31, 2006 compared to December 31, 2005, and the results of operations for the year ended December 31, 2006 compared to the year ended December 31, 2005 should be read in conjunction with the condensed financial statements and accompanying footnotes appearing in this report.

ADVISORY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This 2006 Annual Report contains forward-looking statements that are not historical facts and are subject to the safe harbor created by the Private
Securities Litigation Reform Act of 1995. We caution readers of this report that such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of us to be materially different from those expressed or implied by such forward-looking statements. Although we believe that our expectations of future performance is based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially from our expectations.

Factors which could cause actual results to differ from expectations include, among other things:

     - the challenges, costs and complications associated with the continued development of our branches;
     -    the  potential  that  loan  charge
     - offs may exceed the allowance for loan losses or that such allowance will be increased as a result of factors beyond the control of us;
     -    our  dependence  on  senior  management;
     - competition from existing financial institutions operating in our market areas as well as the entry into such areas of new competitors with greater resources, broader branch networks and more comprehensive services;
     - adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions);
     -    changes in deposit rates, the net interest margin and funding sources;
     -    inflation,  interest  rate,  market  and  monetary  fluctuations;
     - risks inherent in making loans including repayment risks and value of collateral;
     - the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses;
     -    fluctuations  in  consumer  spending  and  saving  habits;
     -    the  demand  for  our  products  and  services;
     -    technological  changes;
     - the challenges and uncertainties in the implementation of our expansion and development strategies;
     -    the  ability  to  increase  market  share;
     -    the  adequacy of expense projections and estimates of impairment loss;
     - the impact of changes in accounting policies by the Securities and Exchange Commission;
     -    unanticipated  regulatory  or  judicial  proceedings;
     - the potential negative effects of future legislation affecting financial institutions (including without limitation laws concerning taxes, banking, securities and insurance);
     - the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
     - the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet;
     - the impact on our business, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts;
     - other factors described in this report and in other reports we have filed with the Securities and Exchange Commission; and
     -    Our  success  at  managing  the  risks  involved  in  the  foregoing.

                       CBC HOLDING COMPANY AND SUBSIDIARY
         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERTAIONS
                          YEAR ENDED DECEMBER 31,2006,
--------------------------------------------------------------------------------


     Forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect the occurrence of unanticipated events.

FINANCIAL CONDITION

The  composition  of  assets  and  liabilities  for  the  Company is as follows:

                                                              December 31,
                                     -------------------------------------------------------
                                          2006            2005         $Change     % Change
                                     --------------  --------------  ------------  ---------
ASSETS:
  Cash and due from banks            $5,694,612.00   $2,239,402.00   $ 3,455,210     154.29%
  Federal funds sold                     9,591,000      10,060,000      (469,000)     -4.66%
  Securities available for sale         11,712,271       9,244,055     2,468,216      26.70%
  Securities held to maturity            8,296,513       6,900,175     1,396,338      20.24%
  Loans                                 52,023,975      55,253,791    (3,229,816)     -5.85%
  Average loans                         56,198,037      55,046,125     1,151,912       2.09%
  Total assets                          93,058,577      87,216,563     5,842,014       6.70%
LIABILITIES:
  Deposits                              81,257,748      76,239,034     5,018,714       6.58%
  Average deposits                      79,364,956      75,081,472     4,283,484       5.71%

  Loan to Deposit                            64.02%          72.47%
  Average Loans to Average Deposits          70.81%          73.32%

Overall, assets increased $5,018,714 or 6.58%. Significant changes from the prior year included an increase in Cash and Due from Banks of $3,455,210 or 154%. This increase was associated with the payoff of a large loan ($2,500,000) occurring on the final business day of the year resulting in an atypical Due From balance. The other significant changes involved increases in Securities owned by the bank as securities held in the "Available for Sale" classification increased by $2,468,216 or 26.7%, and securities in the "Hold to Maturity" classification increased by $1,396,338 or 20.24% and a decrease in Loans Outstanding of $3,229,816 or 5.85%. Generally the company's investment portfolio was increased as the availability of quality lending opportunities diminished. Deposits grew at a steady 6.58% pace.

                       CBC HOLDING COMPANY AND SUBSIDIARY
         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERTAIONS
                          YEAR ENDED DECEMBER 31,2006,
--------------------------------------------------------------------------------


ASSET  QUALITY

A summary of changes in the allowance for loan losses of the Company is as follows:

                                                          December 31,
                                              -------------------------------------
                                                 2006         2005         2004
                                              -----------  -----------  -----------
Beginning Balance                             $1,077,801   $  855,612   $  780,566
Add - Provision for possible loan losses         180,000      240,000      240,000
                                              -----------  -----------  -----------
  Subtotal                                     1,257,801    1,095,612    1,020,566
                                              -----------  -----------  -----------
Less:
  Loans charged off                               37,390       58,030      180,598
  Recoveries on loans previously charged off     (20,621)     (40,219)     (15,644)
                                              -----------  -----------  -----------
    Net loans charged off                         16,769       17,811      164,954
                                              -----------  -----------  -----------
Balance, end of year                          $1,241,032   $1,077,801   $  855,612
                                              ===========  ===========  ===========

The following is a summary of information pertaining to impaired and non-accrual loans:

                                                                December 31,
                                                             ------------------
                                                               2006      2005
                                                             --------  --------
Impaired loans without a valuation allowance                 $      -  $      -
Impaired loans with a valuation allowance                           -         -
                                                             --------  --------
Total impaired loans                                         $      -  $      -
                                                             ========  ========
Valuation allowance related to impaired loans                $      -  $      -

Total non-accrual loans                                      $646,000  $167,825
Total loans past-due ninety days or more and still accruing  $126,000  $156,486

The loan portfolio is reviewed periodically to evaluate the outstanding loans and to measure the performance of the portfolio and the adequacy of the allowance for loan losses. This analysis includes a review of delinquency trends, actual losses and internal credit ratings. Management's judgment as to the adequacy of the allowance is based upon a number of assumptions about future events which it believes to be reasonable, but which may or may not be reasonable. However, because of the inherent uncertainty of assumptions made during the evaluation process, there can be no assurance that loan losses in future periods will not exceed the allowance for loan losses of that additional allocations to the allowance will not be required.

The Bank's policy is to place loans on non-accrual status when it appears that the collection of principal and interest in accordance with the terms of the loan is doubtful. Any loan which becomes 90 days past due as to principal or interest is automatically placed on non-accrual. Exceptions are allowed for 90-day past due loans when such loans are well secured and in process of collection.

A large participation loan went into foreclosure and was foreclosed on subsequent to December 31, 2006. However, management had identified the loan as having potential weaknesses and had placed it on the watch list under the substandard category prior to December 31, 2006. Consequently, management believes the Bank's allowance for loan losses was more than adequate as of December 31, 2006 to absorb any losses that may arise resulting from this loan.

                       CBC HOLDING COMPANY AND SUBSIDIARY
         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERTAIONS
                          YEAR ENDED DECEMBER 31,2006,
--------------------------------------------------------------------------------


RESULTS  OF  OPERATIONS

GENERAL

The Company's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate non-interest income and to control non-interest expense. Since interest rates are determined by market forces and economic conditions beyond the control of the Company, the ability to generate interest income is dependent upon the Bank's ability to obtain an adequate spread between the rate earned on earning assets and the rate paid on interest-bearing liabilities. Thus, a key performance measure for net interest income is the interest margin or net yield, which is taxable-equivalent net interest income divided by average earning assets.

The following table shows the related results of operations ratios for Assets and Equity:

                                                           Years Ended December 31,
                                              ------------------------------------------------
                                                  2006          2005       $Change   % Change
                                              ------------  ------------  ---------  ---------
Return on Average Assets                             1.09%         1.03%      0.05%      5.22%
Return on Average Equity                             8.98%         8.82%      0.16%      1.85%
Average Equity to Average Assets                    12.11%        11.73%      0.39%      3.31%
Yield on Average Earning Assets                      6.84%         6.08%      0.76%     12.50%
Cost on Average Interest Bearing Liabilities         2.50%         1.82%      0.68%     37.36%
Net Yield on Average Earning Assets                  4.34%         4.26%      0.08%      1.88%
Total Average Shareholder's Equity            $10,887,391   $10,027,524   $859,867       8.58%

The following table shows the significant components of Net Income:

                                           Years Ended December 31,
                            --------------------------------------------------
                                2006           2005        $Change   % Change
                            -------------  -------------  ---------  ---------
Interest Income             $5,606,892.00  $4,818,202.00  $788,690      16.37%
Interest Expense                2,057,532      1,450,925   606,607      41.81%
Net Interest Income             3,549,360      3,367,277   182,083       5.41%
Provision for Loan Losses         180,000        240,000   (60,000)   (25.00%)
Net Income                        977,892        884,313    93,579      10.58%
Net Income Per Share                 1.34           1.21      0.13      10.58%

Improvement in Net Interest Income was driven by a favorable interest rate margin environment, while a strong Loan Loss Reserve position allowed the company to decrease the portion of income set aside for loss reserve purposes.

Composition  of  other  non-interest  income  is  as  follows:

                                                             Years Ended December 31,
                                                ----------------------------------------------
                                                   2006         2005       $Change   % Change
                                                -----------  -----------  ---------  ---------
Service charges on deposit accounts             $465,778.00  $482,422.00  $(16,644)    (3.45%)
Other service charges, commissions and fees         130,541      126,587     3,954       3.12%
Gain on sales / calls of investment securities            -            -         -          -
Gain on sales of assets                                   -        8,553    (8,553)  (100.00%)
Other income                                        128,469       35,798    92,671     258.87%
                                                -----------  -----------  ---------  ---------
Total noninterest income                        $   724,788  $   653,360  $ 71,428      10.93%
                                                ===========  ===========  =========  =========

                       CBC HOLDING COMPANY AND SUBSIDIARY
         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERTAIONS
                          YEAR ENDED DECEMBER 31,2006,
--------------------------------------------------------------------------------


Non-interest income increased 10.93% as earnings from a recently adopted Bank Owned Life Insurance (BOLI) program contributed approximately $86M in revenue and ATM/debit card income increased approximately $9M. This was partially offset by a decrease in service charges on deposit accounts of $16M. This decrease occurred as both consumer and commercial deposit customers' maintained better control of their checkbooks, resulting in lower NSF and overdraft fees to the company.

Composition  of  other  non-interest  expense  is  as  follows:

                                                            Years Ended December 31,
                                                ----------------------------------------------
                                                   2006         2005       $Change   % Change
                                                -----------  -----------  ---------  ---------
Salaries                                        $   987,673  $   933,031  $ 54,642       5.86%
Employee benefits                                   335,212      298,785    36,427      12.19%
Net occupancy expense                               220,630      185,817    34,813      18.74%
Equipment rental and depreciation of equipment      169,219      188,014   (18,795)   (10.00%)
Other expenses                                      994,006      858,461   135,545      15.79%
                                                -----------  -----------  ---------  ---------

Significant changes in Non-Interest Expense included an increase in employee benefit expense of $34,813 due to increases in Group Health, Life and Disability insurance of $18,821, expense of Bank Owned Life Insurance (BOLI) of $6,300, and an increase in the company contribution to employees' 401K plan of $6,366. Also significant was the increase in Net Occupancy Expense of $34,813 or 18.74%, primarily resulting from expenses incurred bringing IT systems into compliance with standards, and maintenance and repairs to the fixed Plant.

These  increases  were  offset  somewhat  by  decreases in depreciation expense.

Increases in "Other Expenses" totaling $135,545 or 15.79% were due to an increase in Professional Fees of $31,037, an increase in the "Business/Occupational Tax" of $27,000, an increase in Data Processing Expense of $19,040, emergence of expenses of a new Internet Banking Product of $18,040 and an increase in Director Fees of $17,900 as well as other less significant increases.

Other  major  expenses  included  in  other  expenses  are  as  follows:

                               Years Ended December 31,
                    --------------------------------------------
                       2006         2005      $Change  % Change
                    -----------  -----------  -------  ---------
Professional fees   $170,255.00  $139,218.00  $31,037     22.29%
Supplies                 71,567       61,637    9,930     16.11%
Data Processing          64,300       54,611    9,689     17.74%
Directors fees           92,300       74,400   17,900     24.06%

LIQUIDITY

The Bank's internal and external liquidity resources are considered by management to be adequate to handle expected growth and normal cash flow demands from existing deposits and loans.

The  Bank's  liquid  assets  as  a percentage of total deposits were as follows:

                                             December 31,
                                            --------------
                                             2006    2005
                                            ------  ------
Liquid assets as a percentage of deposits   18.81%  16.13%


                       CBC HOLDING COMPANY AND SUBSIDIARY
         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERTAIONS
                          YEAR ENDED DECEMBER 31,2006,
--------------------------------------------------------------------------------


The Bank's available federal fund lines of credit with correspondent banks and advances outstanding were as follows:

                                                 December 31,
                                           ----------------------
                                              2006        2005
                                           ----------  ----------
Federal funds purchased lines  available   $3,000,000  $3,000,000
Federal funds purchased outstanding                 -           -

In addition, the Bank is a member of the Federal Home Loan Bank ("FHLB") and has the ability to get FHLB advances. The Bank had $8,450,000 potentially available advances with the Federal Home Loan Bank at December 31, 2006. At least monthly, management analyzes the level of off-balance sheet commitments such as unfunded loan equivalents, loan repayments, maturity of investment securities, liquid investment and available fund lines in an attempt to minimize the possibility that a potential shortfall will exist.

CAPITAL

The  following  table  summarizes  the  capital  position  of  the  Company:

                                                          December 31,
                                     ------------------------------------------------
                                         2006          2005       $Change   % Change
                                     ------------  ------------  ---------  ---------
Total Capital                        $11,425,999   $10,493,660   $932,339       8.88%
Tier 1 Leverage Ratio                      10.91%        10.24%      0.67%      6.54%
Risk Weighted Total Capital Ratio          18.07%        16.45%      1.62%      9.85%
Tier 1 Risk Weighted Capital Ratio         16.81%        15.19%      1.62%     10.66%

The capital of the Company exceeded all prescribed regulatory capital guidelines. Regulations require that the most highly rated banks maintain a Tier 1 leverage ratio of 3% plus an additional cushion of at least 1 to 2 percentage points. Tier 1 capital consists of common shareholders' equity, less certain intangibles. Regulations require that the Bank maintain a minimum total risk weighted capital ratio of 8%, with one-half of this amount, or 4%, made up of Tier 1 capital. Risk-weighted assets consist of balance sheet assets adjusted by risk category, and off-balance sheet assets or equivalents similarly adjusted.

INTEREST  RATE  SENSITIVITY
The objective of interest rate sensitivity management is to minimize the effect of interest rate changes on net interest margin while maintaining net interest income at acceptable levels. The Company attempts to accomplish this objective by structuring the balance sheet so that re-pricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalances in these re-pricing opportunities at any time constitute interest rate sensitivity. An indicator of interest rate sensitivity is the difference between interest rate sensitive assets and interest rate sensitive liabilities; this difference is known as the interest rate sensitivity gap.

                       CBC HOLDING COMPANY AND SUBSIDIARY
         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERTAIONS
                          YEAR ENDED DECEMBER 31,2006,
--------------------------------------------------------------------------------


The  Bank's  interest rate sensitivity position is set forth in the table below:

                                                                 (Dollars in Thousands)
                                               --------------------------------------------------------
                                                 0-90     91-180    181-365    Over 1 Year      Over
                                                 Days      Days      Days      thru 5 Years    5 Years
                                               --------  --------  ---------  --------------  ---------
INTEREST RATE SENSITIVE ASSETS:
  Loans                                        $18,292   $ 5,642   $  8,425   $      18,133   $    885
  Securities                                     2,058     1,250      1,998          11,771      2,985
  FHLB Stock                                       175         -          -               -          -
  Federal Funds Sold                             9,591         -          -               -          -
                                               --------  --------  ---------  --------------  ---------
    Total Interest Rate Sensitive Assets       $30,116   $ 6,892   $ 10,423   $      29,904   $  3,870
                                               --------  --------  ---------  --------------  ---------

INTEREST RATE SENSITIVE LIABILITIES:
  Interest Bearing Demand Deposits             $     -   $     -   $      -   $           -   $ 17,078
  Savings and Money Market Deposits              7,555         -          -               -      5,696
  Time Deposits                                  9,385     6,611     14,720           9,763          -
  Other Borrowings                                   -         -          -               -          -
                                               --------  --------  ---------  --------------  ---------
    Total Interest Rate Sensitive Liabilities  $16,940   $ 6,611   $ 14,720   $       9,763   $ 22,774
                                               --------  --------  ---------  --------------  ---------
Interest Rate Sensitivity GAP                  $13,176   $   281   $ (4,297)  $      20,141   $(18,904)
                                               --------  --------  ---------  --------------  ---------

Cumulative Interest Rate Sensitivity GAP       $13,176   $13,457   $  9,160   $      29,301   $ 10,397
                                               --------  --------  ---------  --------------  ---------
Cumulative GAP as a % of total assets
  December 31, 2006                               14.2%     14.5%       9.8%           31.5%      11.2%
                                               --------  --------  ---------  --------------  ---------
Cumulative GAP as a % of total assets
  December 31, 2005                               15.7%     18.1%      20.7%           38.4%      17.3%
                                               --------  --------  ---------  --------------  ---------

Distribution of maturities for available for sale securities is based on amortized cost. Additionally, distribution of maturities for mortgage-backed securities is based on expected final maturities that may be different from the contractual terms.

The interest rate sensitivity table presumes that all loans and securities will perform according to their contractual maturities when, in many cases, actual loan terms are much shorter than the original terms and securities are subject to early redemption. In addition, the table does not necessarily indicate the impact of general interest rate movements on net interest margin since the re-pricing of various categories of assets and liabilities is subject to competitive pressures and customer needs. The Bank monitors and adjusts its exposure to interest rate risks within specific policy guidelines based on its view of current and expected market conditions.

The Bank has established an asset/liability committee which monitors the Bank's interest rate sensitivity and makes recommendations to the board of directors for actions that need to be taken to maintain a targeted gap range. An analysis is made of the Bank's current cumulative gap each month by management and presented to the board quarterly for a detailed review.

At December 31, 2006, the above gap analysis indicates a positive cumulative gap position through the one-year time interval of $9,160 thousand. A positive gap position indicates that the Company's rate sensitive assets will re-price faster than its rate sensitive liabilities. The Bank is asset sensitive, meaning that rising rates tend to be beneficial, in the near and long term and is liability sensitive at the six-month and >5-year time horizons, meaning that falling rates tend to be beneficial to the Bank's net interest margin. If interest rates were to rise in excess of 200 basis points, the Bank could experience improved earnings in the near

                       CBC HOLDING COMPANY AND SUBSIDIARY
         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERTAIONS
                          YEAR ENDED DECEMBER 31,2006,
--------------------------------------------------------------------------------


term, but such a rate increase might significantly reduce the demand for loans in the Bank's local market, thus diminishing the prospects for improved earnings. If interest rates were to fall in excess of 200 basis points, the Bank could experience a short-term decline in net interest margin and may even have difficulty retaining maturing certificates of deposit without having to pay above market rates. Approximately $38,271 thousand (54.05%) of rate sensitive liabilities re-price within one year and $47,431 thousand (58.41%) of rate sensitive assets re-price within one year.

                                                                PRELIMINARY COPY

                               CBC HOLDING COMPANY
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
       THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON ____________, 2007

The undersigned hereby appoints George M. Ray and Sidney S. (Buck) Anderson, or either of them, proxies, with power of substitution, to vote the shares of common stock of CBC Holding Company (the "Company') that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Charles Harris Learning Center at East Central Technical College, located at 667 Perry House Road, Fitzgerald, Georgia, on _____________, 2007 at ____ p.m. and any adjournment thereof, as follows:

PROPOSAL  I:   To  vote  on  an  amendment  to  our  articles  of  incorporation creating  a  new  class of capital stock to be entitled "Series A
               Preferred  Stock,"  with the terms described in Appendix A to the enclosed  proxy  statement.
                                 -----------

          FOR     [ ]          AGAINST     [ ]          ABSTAIN     [ ]

PROPOSAL  II:  To  vote  on  an  amendment  to  our  articles  of  incorporation providing for a stock reclassification pursuant to which shareholders with fewer than 560 shares of common stock will receive one share of Series A Preferred Stock for each share of common stock held by such shareholder.

          FOR     [ ]          AGAINST     [ ]          ABSTAIN     [ ]

PROPOSAL III:  To  elect  the  twelve  (12)  persons  listed  below  to serve as directors  of  the  Company  for  a  term  of  one  year:

-  James Thomas Casper, III      -  John S. Dunn          -  George M. Ray
-  Charles A. (Pete) Clark, Sr.  -  Lee Phillip Liles     -  Hulin Reeves, Jr.
-  John T. Croley, Jr.           -  Steven L. Mitchell    -  John Edward Smith, III
-  A. B. C. (Chip) Dorminy, III  -  James A. Parrott, II  -  Wyndall L. Walters

          [ ]  FOR all nominees listed above       [ ]  WITHHOLD AUTHORITY
               (except as indicated to the              to vote for all nominees
               contrary below).                         listed  above.

         INSTRUCTION:  TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE,
       MARK "FOR" ABOVE, BUT WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.
NOTE:  WITHHOLDING YOUR VOTE WILL HAVE THE EFFECT OF A VOTE AGAINST THE ELECTION
                             OF THE WITHHELD NOMINEE

--------------------------------------------------------------------------------

PROPOSAL  IV:  To  vote on the adjournment of the annual meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies or attendance at the meeting.

          FOR     [ ]          AGAINST     [ ]          ABSTAIN     [ ]

PROPOSAL  V:   In  the  discretion of the proxies on such other matters that are unknown to CBC Holding Company's board of directors as of a reasonable time prior to the date of this solicitation and are properly brought before the Special Meeting or any adjournments thereof.

          FOR     [ ]          AGAINST     [ ]          ABSTAIN     [ ]

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS.
       -----------------------------------------------------------------

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THIS SPECIAL MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. THE PROXIES MAY VOTE IN THEIR
                               ---
DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL
MEETING.

                                                                PRELIMINARY COPY

NOTE: Signatures should correspond exactly with the name or names appearing on the stock certificate(s). If shares are registered in more than one name, all holders must sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving full title as such. If a partnership, please sign in the partnership name by an authorized person.

Dated:            , 2007
      ------------                  --------------------------------------------
                                    Name(s) of Shareholder(s)


                                    --------------------------------------------
                                    Signature(s) of Shareholder(s)


                                    --------------------------------------------
                                    Title (if signing representative capacity)


   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED
                                    ENVELOPE.
                              NO POSTAGE NECESSARY.

  PLEASE INDICATE BELOW WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.
                             [ ] YES         [ ] NO

                     Please Return Proxy As Soon As Possible
                     ---------------------------------------